================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                              BancFirst Ohio Corp.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

================================================================================

                              JOINT PROXY STATEMENT
                                       OF
                                   UNB CORP.
                                       AND
                              BANCFIRST OHIO CORP.

                              --------------------

                                   PROSPECTUS
                                       OF
                                    UNB CORP.
                      FOR 11,582,930 SHARES OF COMMON STOCK

                              --------------------



UNB Corp. and BancFirst Ohio Corp. have agreed to combine pursuant to the terms of an Agreement of Merger and Plan of Reorganization providing for the merger of BancFirst with UNB and structured as a merger of equals. The merger cannot be completed unless the shareholders of both companies approve it.

The boards of directors of UNB Corp. and BancFirst Ohio Corp. are furnishing this joint proxy statement and prospectus to you as a shareholder of either UNB or BancFirst to solicit your proxy to vote at a special meeting of the shareholders of UNB or BancFirst to be held on January 15, 2002, and at any adjournment or postponement of those meetings. At the special meetings, shareholders of UNB and BancFirst will vote upon the adoption of the Agreement of Merger and Plan of Reorganization between UNB and BancFirst and their respective banking subsidiaries, and the approval of the transactions contemplated thereby.

If the merger is completed, BancFirst will merge into UNB and UNB will issue
1.325 shares of UNB common stock in exchange for each share of BancFirst's common stock and pay cash for any fractional shares of BancFirst common stock. As a result of the merger, former BancFirst shareholders will hold approximately 52% and current UNB shareholders will hold approximately 48% of the outstanding common stock of UNB. Upon completion of the merger, UNB's name will be changed to Unizan Financial Corp.

Following the merger, the board of directors of UNB, as the surviving corporation, will consist of 14 members, composed of an equal number of UNB and BancFirst directors, and senior management of UNB will be comprised of executive officers of both UNB and BancFirst.

The boards of directors of UNB and BancFirst each believe that the merger is in the best interests of its shareholders and recommend that their respective shareholders vote FOR adoption of the merger agreement.

The joint proxy statement and prospectus is dated November 28, 2001 and will be first mailed to shareholders of UNB and BancFirst on or about November 30, 2001.

Shares of UNB common stock are quoted on the National Market System of the Nasdaq Stock Market under the symbol "UNBO." UNB common stock is not a savings account, deposit or other obligation of any bank or nonbank subsidiary of UNB and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency. UNB common stock is subject to investment risks, including possible loss of value.

YOU SHOULD RELY ONLY ON INFORMATION PROVIDED IN OR ATTACHED TO THIS DOCUMENT. NEITHER UNB NOR BANCFIRST HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS DOCUMENT, YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE STATED ON THE COVER PAGE OF THIS DOCUMENT.

==============================================================================
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THE SHARES OF UNB COMMON STOCK OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE JOINT PROXY STATEMENT AND PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=============================================================================

                                    UNB CORP.
                             220 MARKET AVENUE SOUTH
                               CANTON, OHIO 44702
                                 (330) 438-1118

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         (IN LIEU OF THE ANNUAL MEETING)

Notice is hereby given that a special meeting of shareholders of UNB Corp. will be held on January 15, 2002 at 10:00 a.m. at Kent State University Stark
Campus, Professional Education and Conference Center, 6000 Frank Avenue, Canton, Ohio for the purpose of considering and voting upon:

         1. the adoption of the Agreement of Merger and Plan of Reorganization among UNB Corp., The United National Bank & Trust Co., BancFirst Ohio Corp. and The First National Bank of Zanesville, N.A. dated September 5, 2001;

         2. such other business as may properly come before the special meeting, including adjournment of the special meeting if necessary to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

Shareholders of record at the close of business on November 26, 2001 are entitled to notice of and to vote at the special meeting and any adjournment thereof.

Adoption of the merger agreement will require the affirmative vote of the holders of two-thirds of the shares of UNB common stock entitled to vote at the special meeting.

Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed postage paid envelope.

The Board of Directors of UNB unanimously recommends that you vote "FOR" the adoption of the Merger Agreement.

                                            By Order of the Board of Directors

Canton, Ohio

November 28, 2001

                              BANCFIRST OHIO CORP.
                         422 MAIN STREET, P.O. BOX 4658
                             ZANESVILLE, OHIO 43702
                                 (740) 452-8444

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Notice is hereby given that a special meeting of shareholders of BancFirst Ohio Corp. will be held on January 15, 2002 at 10:00 a.m. at The First National Bank of Zanesville Technology and Training Center, 113 North Fifth Street, Zanesville, Ohio for the purpose of considering and voting upon:

         1. the adoption of the Agreement of Merger and Plan of Reorganization among UNB Corp., The United National Bank & Trust Co., BancFirst Ohio Corp. and The First National Bank of Zanesville, N.A. dated September 5, 2001;

         2. such other business as may properly come before the special meeting, including adjournment of the special meeting if necessary to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

Shareholders of record at the close of business on November 26, 2001 are entitled to notice of and to vote at the special meeting and any adjournment thereof.

Adoption of the merger agreement will require the affirmative vote of the holders of a majority of the shares of BancFirst common stock entitled to vote at the special meeting.

Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed postage paid envelope.

The Board of Directors of BancFirst unanimously recommends that you vote "FOR" the adoption of the Merger Agreement.

                                             By Order of the Board of Directors

Zanesville, Ohio

November 28, 2001

                                TABLE OF CONTENTS

                                                          PAGE                                                                PAGE
SUMMARY                                                        1     Material Federal Income Tax Consequences                   45
   The Companies                                               1     Accounting Treatment                                       45
   The Merger                                                  2     Restrictions on BancFirst Affiliates                       46
                                                                     Directors and Management after the Merger                  46
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA               8     Dissenters' Rights                                         48
   Selected Historical Financial Data                          9     Articles of Incorporation and Code of Regulations          49
   Selected Unaudited Pro Forma Condensed                            Indemnification and Insurance                              50
      Combined Financial Information                          11  DESCRIPTION OF UNB COMMON STOCK                               50
   Comparative Unaudited Per Share                                STOCK OPTION AGREEMENTS                                       51
      Information                                             12  COMPARISON OF SHAREHOLDERS' RIGHTS                            54
RISK FACTORS                                                  14  STATE ANTI-TAKEOVER LAWS                                      58
FORWARD LOOKING STATEMENTS                                    15  INTERESTS OF CERTAIN DIRECTORS AND
                                                                  EXECUTIVE OFFICERS IN THE MERGER                              59
SPECIAL MEETING OF UNB SHAREHOLDERS                           17  SECURITY OWNERSHIP                                            61
   Date, Time, and Place of the Special Meeting               17  EXPERTS                                                       63
   Purpose of the Special Meeting                             16  LEGAL OPINIONS                                                64
   Shareholder Special Meeting Record Date                    16  WHERE YOU CAN FIND MORE INFORMATION                           64
   Vote Required for Adoption of the                              UNAUDITED PRO FORMA CONDENSED
      Merger Agreement                                        16     COMBINED CONSOLIDATED FINANCIAL
   Proxies and Effect on Vote                                 16     STATEMENTS                                                 66
   Revocation of Proxies                                      17
   Solicitation of Proxies                                    17  Agreement of Merger and Plan of
                                                                     Reorganization                                 Appendix A
SPECIAL MEETING OF BANCFIRST SHAREHOLDERS                     17  Stock Option Agreements                           Appendix B-1
   Date, Time, and Place of the Special Meeting               17                                                    and B-2
   Purpose of the Special Meeting                             18  Opinion of UNB's Financial Advisor                Appendix C
   Shareholder Special Meeting Record Date                    18  Opinion of BancFirst's Financial Advisor          Appendix D
   Vote Required for Adoption of the                              ss.1701.85 Ohio Revised Code                      Appendix E
     Merger Agreement                                         18
   Proxies and Effect on Vote                                 18
   Revocation of Proxies                                      19
   Solicitation of Proxies                                    19

THE MERGER AND MERGER AGREEMENT                               19
   What BancFirst Shareholders Will

      Receive in the Merger                                   20
   Background of the Merger                                   20
   Merger Recommendations and Reasons for
      the Merger                                              22
   Opinion of UNB's Financial Advisor                         23
   Opinion of BancFirst's Financial Advisor                   30
   Completion and Effectiveness of the Merger                 39
   Merger of Banking  Subsidiaries                            39
   Regulatory Approvals                                       40
   Distribution of UNB Common Stock                           40
   Effect on Shares of UNB Common Stock                       41
   Coordination of Dividends                                  41
   Nasdaq Stock Market Quotation                              41
   No Shopping Provisions                                     41
   Conduct of Businesses Pending the Merger                   42
   Conditions to Closing the Merger                           43
   Termination                                                44

                                     SUMMARY

The following summary highlights certain information, some of which is found in greater detail elsewhere in this document. Even though we have highlighted what we feel is the information most important to you, we encourage you to read this entire document and the documents referenced herein carefully for a complete understanding of the matters discussed in this document.

                                  THE COMPANIES

UNB CORP.
220 MARKET AVENUE SOUTH
CANTON, OHIO  44702
(330) 438-1118

UNB is a bank holding company headquartered in Canton, Ohio. UNB has one banking subsidiary and two non-banking subsidiaries. The United National Bank & Trust Company, the banking subsidiary, has 21 retail banking locations in northeast Ohio. As of September 30, 2001, UNB had, on a consolidated basis, assets of $1.1 billion, deposits of $823.9 million, a total loan portfolio of $909.7 million, and shareholders' equity of $83.6 million.

UNB's subsidiaries offer a wide range of banking, fiduciary and other financial services. These include commercial, mortgage and retail loans, aircraft financing, deposit products, corporate pension and personal trust services, and investment and wealth management services.

BANCFIRST OHIO CORP.
422 MAIN STREET
ZANESVILLE, OHIO  43702
(740) 452-8444

BancFirst Ohio Corp. is a bank holding company headquartered in Zanesville, Ohio that conducts a full-service commercial and retail banking business through its wholly-owned subsidiary, The First National Bank of Zanesville. It has 27 retail banking locations across central Ohio, in addition to seven business lending centers in Ohio, Michigan, Indiana and Kentucky. BancFirst also offers complete trust services and financial planning services through its subsidiaries, First Financial Services Group, N.A. and Chornyak & Associates, Inc.

As of September 30, 2001, BancFirst had, on a consolidated basis, assets of $1.5 billion, deposits of $1.1 billion, a total loan portfolio of $1.1 billion and shareholders' equity of $115.4 million.

                                   THE MERGER

WHAT BANCFIRST SHAREHOLDERS WILL RECEIVE IN THE MERGER (SEE PAGE 20)

If the merger is completed as planned, you will receive 1.325 shares of UNB common stock for each share of BancFirst common stock that you own. No certificates representing fractional shares will be issued. Instead, you will receive a check in payment for any fractional shares, based on the market value of UNB common stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS (SEE PAGE 22)

UNB Shareholders. The board of directors of UNB believes that the merger is in the best interests of UNB's shareholders and unanimously recommends that you vote FOR adoption of the merger agreement.

BancFirst Shareholders. The board of directors of BancFirst believes that the merger is in the best interests of BancFirst's shareholders and unanimously recommends that you vote FOR adoption of the merger agreement.

OPINIONS OF FINANCIAL ADVISORS (SEE PAGES 23 AND 30)

UNB's Financial Advisor's Opinion. Stifel, Nicholaus & Company Incorporated has delivered to UNB's board of directors its opinion that, as of the date of the merger agreement, the Exchange Ratio was fair to the UNB shareholders from a financial point of view. That opinion has been updated to the date of this document and is attached as Appendix C to this document.

BancFirst's Financial Advisor's Opinion. Sandler O'Neill & Partners, L.P. has delivered to BancFirst's board of directors its opinion that, as of the date of the merger agreement, the Exchange Ratio was fair to the BancFirst shareholders from a financial point of view. That opinion has been updated to the date of this document and is attached as Appendix D to this document.

BOARD OF DIRECTORS AND OFFICERS AFTER THE MERGER (SEE PAGE 46)

We have agreed that after the merger, the UNB board of directors will consist of 14 directors with seven of the directors designated by UNB and seven of the directors designated by BancFirst. The directors so designated are identified on page 46. We have agreed to maintain this equal membership until December 31, 2005.

Following the merger, Gary N. Fields, President and Chief Executive Officer of BancFirst, will become Chairman; Roger L. Mann, Chairman, President and Chief Executive Officer of UNB, will become President and Chief Executive Officer; James H. Nicholson, Executive Vice President and Secretary of BancFirst will become Executive Vice President and Chief Operating Officer; and James J. Pennetti, Executive Vice President and Chief Financial Officer of UNB, will become Executive Vice President and Chief Financial Officer.

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER (SEE PAGE 59)

Some of the directors and officers of UNB and BancFirst may be considered to have interests in the merger in addition to their interests generally as shareholders of UNB or BancFirst. These interests include the right of certain directors and officers to receive severance payments and extended insurance benefits under the terms of existing employment and change-of-control agreements and the acceleration of vesting of stock options as a result of the merger.

Upon completion of the merger, each unexercised option outstanding under BancFirst's stock option plans will become an option to purchase a number of shares of UNB common stock equal to the number of shares of BancFirst common stock subject to such option multiplied by the Exchange Ratio at an exercise price per share equal to the exercise price per share for BancFirst common stock divided by the Exchange Ratio. As of September 30, 2001, executive officers and directors of BancFirst as a group held options to purchase a total of 238,350 shares of BancFirst common stock.

TAX CONSEQUENCES OF THE MERGER (SEE PAGE 45)

The merger has been structured so as to qualify as a tax-free reorganization for U.S. federal income tax purposes. If the merger qualifies as a tax-free reorganization, BancFirst shareholders will not recognize gain or loss for U.S. federal income tax purposes in the merger except to the extent they receive cash for fractional shares or exercise dissenters' rights.

ACCOUNTING TREATMENT OF THE MERGER  (SEE PAGE 45)

We will account for the merger under the purchase method of accounting for business combinations. For accounting purposes, BancFirst is treated as the acquirer and will record the fair value of UNB's assets and liabilities in its financial statements. Any differences between the purchase price and fair value of the identified net assets will be recorded as goodwill. The income statement will include the income of UNB beginning at the date the merger is completed.

TIME AND LOCATION OF THE UNB SHAREHOLDER MEETING (SEE PAGE 16)

UNB will hold a special meeting of its shareholders to vote on the adoption of the merger agreement. The special meeting will be held:

         January 15, 2002
         10:00 a.m. local time
         Kent State University Stark Campus
         Professional Education and Conference Center
         6000 Frank Avenue
         Canton, Ohio

TIME AND LOCATION OF THE BANCFIRST SHAREHOLDER MEETING (SEE PAGE 18)

BancFirst will hold a special meeting of its shareholders to vote on the adoption of the merger agreement. This special meeting will be held:

         January 15, 2002
         10:00 a.m. local time
         The First National Bank of Zanesville
         Technology and Training Center
         113 North Fifth Street
         Zanesville, Ohio

VOTE REQUIRED TO ADOPT THE AGREEMENT

UNB Shareholders. (See Page 16) Only holders of record of UNB common stock on November 26, 2001 have the right to vote on the merger agreement.

To adopt the merger agreement, the holders of at least two-thirds of the shares of UNB common stock issued and outstanding as of the record date must vote FOR adoption of the merger agreement. As of the record date, UNB's directors, executive officers, and their affiliates beneficially owned 878,956 shares (excluding shares subject to options), or approximately 8.4% of the shares of UNB common stock entitled to vote on the merger agreement. UNB's directors, executive officers and their affiliates are expected to vote these shares in favor of the merger agreement.

As of the record date, none of UNB's directors, executive officers or their affiliates owned any BancFirst common stock.

BancFirst Shareholders. (See Page 18) Only holders of record of BancFirst common stock on November 26, 2001 have the right to vote on adoption of the merger agreement.

To adopt the merger agreement, the holders of at least a majority of the shares of BancFirst common stock issued and outstanding as of the record date must vote FOR adoption of the merger agreement.

As of the record date, BancFirst's directors, executive officers, and their affiliates beneficially owned 718,812 shares (excluding shares subject to options), or approximately 8.2% of the shares of BancFirst common stock entitled to vote on the merger agreement. BancFirst's directors, executive officers and their affiliates are expected to vote these shares in favor of approval of the merger agreement.

As of the record date, none of BancFirst's directors, executive officers or their affiliates owned any UNB common stock

HOW TO CAST YOUR VOTE IF YOUR SHARES ARE HELD BY A BROKER OR OTHER NOMINEE IN STREET NAME

If your shares are held by your broker or other nominee in street name, your broker may not have authority to vote your shares unless you provide your broker instructions on how you want to vote. Your broker should send a request for such instructions to you or you may request them from your broker.

UNB Shareholders. Your shares will not be voted if you do not provide your broker with voting instructions. Failure to vote your UNB shares on the proposal to adopt the merger agreement will have the same effect as voting against the merger agreement.

BancFirst Shareholders. Your shares will not be voted if you do not provide your broker with voting instructions. Failure to vote your BancFirst shares will have the same effect as voting against adoption of the merger agreement.

HOW TO CHANGE YOUR VOTE

If you want to change your vote, just send the Secretary of UNB or BancFirst, as appropriate, a later-dated, signed proxy card before the special meeting or attend and vote at your company's special meeting. You may also revoke your proxy by sending written notice of revocation to the Secretary of UNB or BancFirst, as appropriate, before your company's special meeting.

UNB Shareholders. (See Page 16) UNB's shareholders should send any later-dated proxy or notice of revocation to:

         UNB Corp.
         220 Market Avenue South
         Canton, Ohio  44702
         Attention:  Secretary

BancFirst Shareholders. (See Page 18) BancFirst's shareholders should send any later-dated proxy or notice of revocation to:

         BancFirst Ohio Corp.
         422 Main Street
         Zanesville, Ohio  43702
         Attention:  Secretary

CONDITIONS TO THE COMPLETION OF MERGER (SEE PAGE 43)

There are a number of conditions that must be met before UNB and BancFirst will be required to complete the merger, including those listed below:

- adoption of the merger agreement by both the UNB shareholders and the BancFirst shareholders;

- approval of the merger by the Board of Governors of the Federal Reserve System and the approval of the merger of our banking subsidiaries by the Office of the Controller of the Currency; and

- receipt from UNB's and BancFirst's tax counsel of opinions that the merger should qualify as a tax-free reorganization.

In addition, UNB and BancFirst have certain termination rights discussed below.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 44)

UNB and BancFirst can agree at any time to terminate the merger agreement without completing the merger, even if the shareholders of both companies have approved it. In addition, either UNB or BancFirst can terminate the merger agreement, without the consent of the other, for reasons including if:

- any governmental agency denies an approval needed to complete the merger or if any governmental authority issues an order blocking the merger;

- the merger is not completed by September 30, 2002, unless the failure to complete the merger by that time is due to the failure to perform the agreements contained in the merger agreement by the party seeking to terminate;

- if the shareholders of either company fail to adopt the merger agreement because the required vote is not obtained at the special meetings or any adjournment or postponement thereof;

- the board of directors of either UNB or BancFirst withdraws, modifies or changes its recommendation that its shareholders vote in favor of adoption of the merger agreement; or

- if the other company fails to perform its obligations under the merger agreement.

NO SHOPPING PROVISIONS (SEE PAGE 41)

Under the terms of the merger agreement, UNB and BancFirst are prohibited from seeking an alternative transaction. Each company has agreed that it will not initiate, solicit or encourage any offers or proposals from third parties for a business combination or for the acquisition of a substantial equity interest or a substantial portion of the assets or business of such company. Each company is also obligated to use its reasonable best efforts to ensure that its directors, officers, employees and agents refrain from engaging in any such action.

In addition, the merger agreement prohibits each company from participating in any negotiations or discussions with, or providing any nonpublic information to, any third party relating to an alternative transaction, except to the extent required for the discharge of the fiduciary duties of its board of directors.

UNB AND BANCFIRST HAVE ENTERED INTO STOCK OPTION AGREEMENTS (SEE PAGE 51)

To increase the likelihood that the merger will be completed, each of UNB and BancFirst has granted the other company an option to purchase up to 14.9% of its outstanding shares. UNB's exercise price for shares of BancFirst is $20.95 per share and BancFirst's exercise price for shares of UNB is $18.50 per share.

These options are intended to discourage third parties from acquiring a significant stake in UNB or BancFirst. The options are not exercisable until the occurrence of certain events relating to the acquisition by a third party of a significant interest in the voting stock or assets of UNB or BancFirst.

The stock option agreements are attached as Appendix B-1 and Appendix B-2 to this document.

DISSENTERS' RIGHTS (SEE PAGE 48)

The shareholders of both companies will be entitled to exercise dissenters' rights under Ohio law by complying with Section 1701.85 of the Ohio Revised Code. Dissenters' rights entitle shareholders of UNB and BancFirst to receive the fair cash value of their shares of UNB or BancFirst.

COMPARATIVE MARKET PRICE INFORMATION

Shares of UNB common stock and BancFirst common stock are quoted on the National Market System of the Nasdaq Stock Market.

The following table sets forth the closing prices per share of UNB common stock and BancFirst common stock (i) on September 5, 2001, the day preceding the public announcement that UNB and BancFirst had entered into the merger agreement, and (ii) November 20, 2001, the last trading day for which closing prices were available at the time of printing this document.


                                         UNB                         BancFirst
           Date                      Common Stock                  Common Stock              Equivalent Per Share
          -----                      ------------                  -------------             --------------------
September 5, 2001                       $18.50                         $20.95                         $24.51
November 20, 2001                       $16.93                         $21.90                         $22.43
---------------------------- ----------------------------- ------------------------------ ----------------------------

The equivalent per share price reflects the dollar value of the UNB common stock that BancFirst shareholders would receive for each share of their BancFirst common stock, based on the price shown in the table.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

The following tables present (1) selected historical financial data of each of UNB and BancFirst and (2) selected unaudited pro forma condensed combined consolidated financial information giving effect to the merger.

                       SELECTED HISTORICAL FINANCIAL DATA

The selected historical financial data of UNB and BancFirst is derived from UNB's and BancFirst's audited financial statements for 1996 through 2000 and their unaudited financial statements for the nine months ended September 30, 2000 and 2001. This information is only a summary. You should read it in conjunction with the historical financial statements and related notes contained in UNB's and BancFirst's annual reports on Form 10-K, quarterly reports on Form 10-Q and other information filed with the Securities and Exchange Commission. See "Where You Can Find More Information" below.

                                    UNB CORP.


                      SELECTED CONSOLIDATED FINANCIAL DATA


                                                         AT OR FOR THE NINE MONTHS
                                                            Ended September 30,
                                                       ------------------------------
                                                            2001             2000
                                                       -------------    -------------
                                                 (Dollars in Thousands Except per Share Data)
STATEMENT OF INCOME DATA:
   Interest income                                      $     61,543     $     59,381
   Interest expense                                           30,169           31,171
                                                       -------------    -------------
   Net interest income                                        31,374           28,210
   Provision for possible loan losses                          1,563              498
   Non-interest income                                        11,740            9,742
   Non-interest expense                                       24,007           20,577
                                                       -------------    -------------
   Income before income taxes and effect of                   17,544           16,877
      accounting method change
   Provision for federal income tax                            5,968            5,834
                                                       -------------    -------------
   Income before accounting method change                     11,576           11,043
  Accounting method change - adoption of FAS 133                  14               --
                                                       -------------    -------------
   Net income                                           $     11,562     $     11,043
                                                       =============    =============
PER SHARE DATA: (1)
  Earnings per share:
     Basic                                              $       1.11     $       1.05
     Diluted                                                    1.09             1.04
   Dividends                                                   0.375            0.360
   Book value                                                   7.99             7.01
   Tangible book value                                          7.78             6.76

BALANCE SHEET DATA:
   Total assets                                         $  1,109,850      $ 1,028,330
   Loans                                                     909,747          860,131
   Allowance for possible loan losses                         13,100           12,619
   Securities                                                133,609          119,037
   Deposits                                                  823,934          826,999
   Borrowings                                                192,576          120,578
   Shareholders' equity                                       83,594           73,226

PERFORMANCE RATIOS:
   Return on average assets (5)                                 1.44%            1.48%
   Return on average equity (5)                                19.20            20.68
   Net interest margin                                          4.14             3.94
   Non-interest income to average assets (2)(5)                 1.32             1.17
   Non-interest expense to average assets (3)(5)                2.93             2.66
   Efficiency ratio (4)                                        55.77            53.75

ASSET QUALITY RATIOS:
   Non-performing loans to total loans                          0.54%            0.18%
   Non-performing assets to total assets                        0.45             0.19
   Allowance for possible loan losses to total loans            1.45             1.47
   Allowance for possible loan losses to non-
      performing loans                                        265.77           803.25
   Net charge-offs to average loans                             0.14             0.13

CAPITAL RATIOS:
   Avg. shareholders' equity to avg. total assets               7.52%            7.15%
   Tier 1 capital to average total assets                       7.39             6.92
   Total capital to risk-weighted assets                       10.12             9.91


                                                                            AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                      ---------------------------------------------------------------------------
                                                           2000             1999           1998            1997           1996
                                                      -------------    -------------  -------------  -------------  -------------
                                                                        (Dollars in Thousands Except per Share Data)
STATEMENT OF INCOME DATA:
   Interest income                                     $     80,676    $      67,770    $    64,860    $    62,249   $     58,122
   Interest expense                                          42,740           31,440         30,583         30,322         27,826
   Net interest income                                       37,936           36,330         34,277         31,927         30,296
   Provision for possible loan losses                         1,046            2,425          2,748          2,929          3,140
   Non-interest income                                       12,627           15,169         12,079          8,310          7,425
   Non-interest expense                                      27,704           27,487         27,018         23,505         22,153
                                                      -------------    -------------  -------------  -------------  -------------
   Income before income taxes and effect of                  21,813           21,587         16,590         13,803         12,428
      accounting method change
   Provision for federal income tax                           7,543            7,532          5,690          4,797          4,273
                                                      -------------    -------------  -------------  -------------  -------------
   Income before accounting method change                    14,270           14,055         10,900          9,006          8,155
  Accounting method change - adoption of FAS 133                 --               --             --             --             --
                                                      -------------    -------------  -------------  -------------  -------------
   Net income                                          $     14,270    $      14,055    $    10,900   $      9,006   $      8,155
                                                      =============    =============  =============  =============  =============
PER SHARE DATA: (1)
  Earnings per share:
     Basic                                             $       1.36    $        1.30    $      0.96   $       0.78   $       0.71
     Diluted                                                   1.35             1.28           0.94           0.77           0.69
   Dividends                                                  0.480            0.470          0.365          0.325          0.295
   Book value                                                  7.27             6.57           6.46           6.62           6.17
   Tangible book value                                         7.04             6.26           6.07           6.15           5.62

BALANCE SHEET DATA:
   Total assets                                        $  1,053,947    $     970,529    $   868,743   $    826,313   $    809,979
   Loans                                                    875,448          775,491        678,205        632,608        617,602
   Allowance for possible loan losses                        12,760           13,174         11,172          9,650          8,335
   Securities                                               130,891          133,677        134,449        140,838        132,886
   Deposits                                                 827,641          764,234        685,494        649,481        600,664
   Borrowings                                               143,167          128,439        102,882         92,161        131,011
   Shareholders' equity                                      75,928           70,674         71,702         76,520         71,335

PERFORMANCE RATIOS:
   Return on average assets (5)                                1.41%            1.56%          1.27%          1.11%          1.08%
   Return on average equity (5)                               19.76            19.95          14.19          12.20          11.89
   Net interest margin                                         3.93             4.23           4.24           4.16           4.24
   Non-interest income to average assets (2)(5)                1.15             1.23           1.32           1.02            .93
   Non-interest expense to average assets (3)(5)               2.66             2.94           3.04           2.77           2.72
   Efficiency ratio (4)                                       53.98            55.88          57.03          55.83          54.85

ASSET QUALITY RATIOS:
   Non-performing loans to total loans                         0.36%            0.26%          0.22%          0.15%          0.14%
   Non-performing assets to total assets                       0.21             0.24           0.17           0.11           0.10
   Allowance for possible loan losses to total loans           1.46             1.70           1.66           1.53           1.35
   Allowance for possible loan losses to non-
      performing loans                                       406.24           662.34         751.31        1021.16         994.63
   Net charge-offs to average loans                            0.18             0.06           0.19           0.26           0.35

CAPITAL RATIOS:
   Avg. shareholders' equity to avg. total assets              7.16%            7.83%          8.99%          9.10%          9.07%
   Tier 1 capital to average total assets                      6.97             7.02           7.41           8.24           7.55
   Total capital to risk-weighted assets                       9.99            10.38          11.46          13.28          13.00


(1) Per share data has been restated to reflect all stock dividends and stock splits.
(2)  Excludes securities gains.
(3) Excludes amortization of intangibles and $593 in 1996 related to the special one-time Savings Association Insurance Fund assessment.
(4) The efficiency ratio is equal to non-interest expense (excluding non-recurring charge) less amortization of intangible assets divided by net interest income determined on a fully tax equivalent basis plus non-interest income less gains or losses on securities transactions.
(5)  These ratios are shown on an annualized basis.

                              BANCFIRST OHIO CORP.
                      SELECTED CONSOLIDATED FINANCIAL DATA



                                                     AT OR FOR THE NINE MONTHS
                                                        ENDED September 30,
                                                  --------------------------------
                                                       2001              2000
                                                  --------------    --------------

STATEMENT OF INCOME DATA:
   Interest income                                $       87,930    $       80,768
   Interest expense                                       53,763            50,740
                                                  --------------    --------------
   Net interest income                                    34,167            30,028
   Provision for possible loan losses                      1,470             1,350
   Non-interest income                                    10,312             9,630
   Non-interest expense                                   25,354            23,552
                                                  --------------    --------------
   Income before income taxes and
      extraordinary item                                  17,655            14,756
   Provision for federal income tax                        5,795             4,693
                                                  --------------    --------------
   Income before extraordinary item                       11,860            10,063
   Extraordinary item-prepayment charges on
      early repayment of Federal Home Loan Bank

      Advances, net of tax                                    --                --
                                                  --------------    --------------
   Net income                                     $       11,860    $       10,063
                                                  ==============    ==============

PER SHARE DATA: (1)
  Income before extraordinary item:
     Basic                                        $         1.35    $         1.22
     Diluted                                                1.34              1.22
   Net income:
     Basic                                                  1.35              1.22
     Diluted                                                1.34              1.22
   Dividends                                               0.435             0.414
   Book value                                              13.20             11.30
   Tangible book value                                     10.86              8.77

BALANCE SHEET DATA:
   Total assets                                   $    1,496,831    $    1,567,710
   Loans                                               1,076,703         1,067,971
   Allowance for possible loan losses                     10,279            10,197
   Securities                                            314,029           388,619
   Deposits                                            1,098,660         1,098,741
   Borrowings                                            266,668           356,760
   Shareholders' equity                                  115,354            99,233

PERFORMANCE RATIOS: (4)
   Return on average assets                                 1.03%             0.95%
   Return on average equity                                14.19             15.59
   Net interest margin                                      3.22              3.13
   Interest rate spread                                     2.86              2.84
   Non-interest income to average assets                    0.89              0.91
   Non-interest expense to average assets(2)                2.07              2.11
   Efficiency ratio(3)                                     53.36             55.52

ASSET QUALITY RATIOS: (4)
   Non-performing loans to total loans                      0.97%             0.75%
   Non-performing assets to total assets                    0.83              0.53
   Allowance for possible loan losses to total              0.95              0.95
   loans

   Allowance for possible loan losses to non-
    performing loans                                       98.90            126.90
   Net charge-offs to average loans                         0.17              0.05

CAPITAL RATIOS: (4)

   Shareholders' equity to total assets                     7.71%             6.33%
   Tier 1 capital to average total assets                   7.75              6.67
   Tier 1 capital to risk-weighted assets                  10.66              9.95



                                                                       AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                  --------------------------------------------------------------------------------
                                                       2000             1999              1998             1997             1996
                                                  --------------   --------------   --------------   --------------   --------------
                                                    (Dollars in Thousands Except per Share Data)
STATEMENT OF INCOME DATA:
   Interest income                                $      111,725   $       88,114   $       86,657   $       84,692   $       53,177
   Interest expense                                       70,946           49,647           50,150           48,256           28,630
                                                  --------------   --------------   --------------   --------------   --------------
   Net interest income                                    40,779           38,467           36,507           36,436           24,547
   Provision for possible loan losses                      1,800            1,580            1,225            1,221            1,257
   Non-interest income                                    13,121           10,753            9,948            7,768            6,258
   Non-interest expense                                   31,617           29,651           29,827           26,677           21,235
                                                  --------------   --------------   --------------   --------------   --------------
   Income before income taxes and
      extraordinary item                                  20,483           17,989           15,403           16,306            8,313
   Provision for federal income tax                        6,552            5,685            4,835            5,536            2,354
                                                  --------------   --------------   --------------   --------------   --------------
   Income before extraordinary item                       13,931           12,304           10,568           10,770            5,959
   Extraordinary item-prepayment charges on
      early repayment of Federal Home Loan Bank

      Advances, net of tax                                    --               --              400               --               --
                                                  --------------   --------------   --------------   --------------   --------------
   Net income                                     $       13,931   $       12,304   $       10,168   $       10,770   $        5,959
                                                  ==============   ==============   ==============   ==============   ==============

PER SHARE DATA: (1)
  Income before extraordinary item:
     Basic                                        $         1.67   $         1.50   $         1.26   $         1.29   $         .85
     Diluted                                                1.66             1.50             1.26             1.29             .85
   Net income:
     Basic                                                  1.67             1.50             1.22             1.29             .85
     Diluted                                                1.66             1.50             1.22             1.29             .85
   Dividends                                                 .56              .54              .52              .50             .49
   Book value                                              12.20            10.05            10.56            10.21            9.32
   Tangible book value                                      9.71             8.47             9.12             8.70            7.63

BALANCE SHEET DATA:

   Total assets                                      $ 1,559,601   $    1,274,206   $    1,181,011   $    1,081,618   $   1,056,920
   Loans                                               1,089,651          849,767          777,063          761,027         721,855
   Allowance for possible loan losses                     10,150            7,431            6,643            6,617           6,599
   Securities                                            330,246          331,235          327,615          271,521         284,576
   Deposits                                            1,113,555          799,176          789,622          747,047         732,689
   Borrowings                                            325,368          385,498          296,750          239,449         236,609
   Shareholders' equity                                  107,142           80,108           87,535           85,333          77,894

PERFORMANCE RATIOS: (4)
   Return on average assets                                 0.96%            1.02%            0.89%            0.98%           0.85%
   Return on average equity                                15.42            14.29            11.55            13.20           10.05
   Net interest margin                                      3.09             3.47             3.48             3.55            3.78
   Interest rate spread                                     2.78             3.12             3.05             3.08            3.22
   Non-interest income to average assets                    0.90             0.89             0.88             0.71            0.90
   Non-interest expense to average assets(2)                2.06             2.33             2.36             2.30            2.59
   Efficiency ratio(3)                                     54.66            56.56            56.81            56.67           57.33

ASSET QUALITY RATIOS: (4)
   Non-performing loans to total loans                      0.91%            0.42%            0.48%            0.29%           0.35%
   Non-performing assets to total assets                    0.67             0.30             0.37             0.28            0.29
   Allowance for possible loan losses to total              0.93             0.87             0.85             0.87            0.91
   loans

   Allowance for possible loan losses to non-
    performing loans                                      102.27           208.97           178.29           298.33          257.97
   Net charge-offs to average loans                         0.09             0.10             0.16             0.16            0.19

CAPITAL RATIOS: (4)

   Shareholders' equity to total assets                     6.87%            6.29%            7.41%            7.89%           7.37%
   Tier 1 capital to average total assets                   6.88             7.77             6.52             6.52            6.06
   Tier 1 capital to risk-weighted assets                  10.13            11.37            10.34            10.37           10.08


(1) Per share data has been restated to reflect all stock dividends and stock splits.
(2) Excludes amortization of intangibles and non-recurring charges totaling $1,629 in 1998 for merger, restructuring and branch closing costs and $2,632 in 1996 related to the special one-time Savings Association Insurance Fund assessment and restructuring costs.
(3) The efficiency ratio is equal to non-interest expense (excluding non-recurring charges) less amortization of intangible assets divided by net interest income determined on a fully tax equivalent basis plus non-interest income less gains or losses on securities transactions and non-recurring income.

 (4)  Ratios are shown on an annualized basis.

                 SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED

                              FINANCIAL INFORMATION

The following table sets forth selected consolidated financial information for UNB and BancFirst on an unaudited pro forma condensed combined basis giving effect to the merger applying the purchase method of accounting. This information has been derived from, and should be read in conjunction with, the historical consolidated financial statements and related notes contained in UNB's and BancFirst's annual reports on Form 10-K and quarterly reports and incorporated herein by reference. The pro forma condensed combined financial information may not be indicative of what actual results would have been if the merger had been in effect on the dates indicated or that may be attained in the future. In addition, there may be restructuring and related merger expenses as well as certain costs savings that will result from the merger. These expenses and costs savings are not reflected in the historical financial information and are not reflected in the pro forma condensed combined statement of income.

                                                                                                 At September 30,
                                                                                                      2001
Pro Forma Condensed Combined Consolidated Balance Sheet                                          (In Thousands)
         Total assets                                                                                    $2,732,405
         Loans                                                                                            2,011,346
         Deposits                                                                                         1,927,630
         Borrowings                                                                                         462,275
         Total shareholders' equity                                                                         290,459


                                                                                                 For the nine months
                                                                                               ended September 30, 2001
                                                                                                 (In thousands,
Pro Forma Condensed Combined Consolidated Statement of Income                                   except per share
                                                                                                      data)
         Net interest income after provision for loan losses                                                $62,199
         Net income before accounting method changes                                                         22,269
         Earnings per common share
            Basic                                                                                              1.01
            Diluted                                                                                            1.00


                                                                                                 For the twelve
                                                                                                  months ended
                                                                                                December 31, 2000
         Net interest income after provision for loan losses                                                $75,457
         Net income                                                                                          26,663
         Earnings per common share
            Basic                                                                                              1.23
            Diluted                                                                                            1.23

                   COMPARATIVE UNAUDITED PER SHARE INFORMATION

The following summarizes the per share information for UNB and BancFirst on an historical, unaudited pro forma combined and pro forma equivalent basis. The "BancFirst pro forma equivalent" amounts are calculated by multiplying the UNB "pro forma combined" per share amounts by 1.325--the number of shares of UNB common stock that BancFirst shareholders will receive in exchange for each share of BancFirst common stock.

The pro forma data does not show what the actual results would have been had the merger occurred at the beginning of the period presented or the results of future operations. In addition, there may be restructuring and merger related expenses as well as certain cost savings that will result from the merger. These expenses and cost savings are not reflected in the historical financial information or in the pro forma per share data below.

                                                                     At or for the nine months
                                                                      ended September 30, 2001
Basic earnings per share (1):
         UNB Corp.                                                                  $     1.11
         BancFirst                                                                        1.35
         Consolidated pro forma                                                           1.01
         BancFirst pro forma equivalent                                                   1.34

Diluted earnings per share (1):

         UNB Corp.                                                                  $     1.09
         BancFirst                                                                        1.34
         Consolidated pro forma                                                           1.00
         BancFirst pro forma equivalent                                                   1.32

Cash dividends declared per share (2):

         UNB Corp.                                                                  $     0.38
         BancFirst                                                                        0.44
         Consolidated pro forma                                                           0.38
         BancFirst pro forma equivalent                                                   0.50

Book value per share at period end (3):

         UNB Corp.                                                                  $     7.99
         BancFirst                                                                       13.20
         Consolidated pro forma                                                          13.18
         BancFirst pro forma equivalent                                                  17.46

Tangible book value per share at period end (3):

         UNB Corp.                                                                  $     7.78
         BancFirst                                                                       10.86
         Consolidated pro forma                                                           8.63
         BancFirst pro forma equivalent                                                  11.43


                                                                  At or for the twelve months
                                                                   ended December 31, 2000
Basic earnings per share (1):
         UNB Corp.                                                                  $     1.36
         BancFirst                                                                        1.67
         Consolidated pro forma                                                           1.23
         BancFirst pro forma equivalent                                                   1.63

Diluted earnings per share (1):
         UNB Corp.                                                                  $     1.35
         BancFirst                                                                        1.66
         Consolidated pro forma                                                           1.23
         BancFirst pro forma equivalent                                                   1.63

Cash dividends declared per share (2):

         UNB Corp.                                                                  $     0.48
         BancFirst                                                                        0.56
         Consolidated pro forma                                                           0.48
         BancFirst pro forma equivalent                                                   0.64


(1) The pro forma combined net income per share of UNB Corp. common stock is based upon the combined historical net income for UNB Corp. and BancFirst for the periods indicated divided by the average pro forma fully diluted common shares of the combined companies. BancFirst's proforma equivalent earnings per share represent such amounts multiplied by the exchange ratio of 1.325.

(2) UNB Corp. pro forma cash dividends per share represent historical cash dividends declared by UNB Corp. and assumes no changes in cash dividend per share. BancFirst pro forma cash dividends per share represent such amounts multiplied by the exchange ratio of 1.325.

(3) UNB Corp. pro forma stated and tangible book value per share amounts are based on the historical total stockholders' equity of the combined companies divided by the total pro forma common shares of the combined companies based on the exchange ratio of 1.325. The BancFirst pro forma equivalent stated book value and tangible book value per share amounts are computed by multiplying the UNB Corp. pro forma amounts by the exchange ratio of 1.325.

                                  RISK FACTORS

In addition to the other information contained in this joint proxy statement and prospectus, you should carefully consider the following risk factors in deciding whether to vote for the merger agreement.

THE VALUE OF UNB SHARES RECEIVED BY BANCFIRST SHAREHOLDERS MAY BE LESS THAN THE VALUE OF THEIR BANCFIRST SHARES DUE TO FLUCTUATING MARKET PRICES.

Upon completion of the merger, the shares of BancFirst common stock will be exchanged for shares of UNB common stock. The ratio at which the shares will be exchanged is fixed, and there will be no adjustment for changes in the market price of UNB common stock or BancFirst common stock. Any change in the price of UNB common stock will affect the value that BancFirst shareholders will receive in the merger. The value of the shares of UNB common stock received by BancFirst shareholders may increase or decrease as the market price of UNB common stock rises or declines. Changes in stock prices may result from a variety of factors that are beyond the control of UNB or BancFirst, including changes in interest rates, the regulatory environment and general market, competitive and economic conditions. Neither party is permitted to abandon or withdraw from the merger solely because of changes in the market price of either party's common stock.

THE VALUE OF UNB SHARES ISSUED TO BANCFIRST SHAREHOLDERS MAY BE GREATER THAN THE VALUE OF THE BANCFIRST SHARES RECEIVED.

If the market price of BancFirst common stock declines in relation to the market price of UNB common stock, UNB will still be obligated to issue 1.325 shares of UNB common stock for each share of BancFirst common stock. Thus, the fixed exchange ratio may result in UNB issuing shares having a greater aggregate value than the aggregate value of the BancFirst shares received.

WE MAY FAIL TO REALIZE THE ANTICIPATED BENEFITS OF THE MERGER.

After the merger, our earnings, financial condition and future growth will depend in part on the successful integration of the operations and personnel of UNB and BancFirst. There can be no assurance that such integration will not result in the loss of customers, deposits or key personnel, the disruption of business operations, the impairment of internal controls, the malfunctioning of data processing and other systems, inconsistent standards, procedures and policies or unexpected costs or time delays in integrating the operations of the companies.

MERGER COULD ADVERSELY AFFECT THE COMBINED COMPANIES' FINANCIAL RESULTS.

Although we expect to achieve significant cost savings as a result of the merger, we may be unable to fully realize any of the potential cost savings expected. If so, the combined financial results, including earnings per share, could be adversely affected. We expect to incur substantial expenses related to the merger and annual amortization charges related to identifiable intangible assets and other purchase accounting adjustments.

IF THE MERGER FAILS TO QUALIFY AS A REORGANIZATION, YOU WILL RECOGNIZE GAIN OR LOSS ON YOUR SHARES.

We have attempted to structure the merger to qualify as a reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended. The Internal Revenue Service has not provided a ruling on the merger. If the merger fails to qualify as a reorganization, BancFirst shareholders would generally recognize gain or loss on each BancFirst share surrendered in the amount of the difference between their basis in such share and the fair market value (as determined by the IRS) of the UNB shares they receive in exchange for such BancFirst shares in the merger.

STOCK OPTION AGREEMENTS MAY DISCOURAGE ALTERNATIVE OFFERS BY THIRD PARTIES.

The existence of the stock option agreements described herein could significantly increase the cost to a potential third party purchaser of acquiring UNB or BancFirst, and accordingly discourage alternative offers.

                           FORWARD LOOKING STATEMENTS

Certain statements made in this joint proxy statement and prospectus under the captions entitled "Risk Factors," "the Merger and Merger Agreement" and those preceded by, followed by or that otherwise include the statements "should," "believe," "expect," "anticipate," "intend," "will," "continue," and "estimate" are forward looking statements. These forward looking statements are based upon our current expectations and projections about future events. These forward looking statements are subject to risks, uncertainties and assumptions. Various factors could cause actual results to differ materially from the results anticipated or projected. These factors include, but are not limited to, the following:

     - expected cost savings and synergies from the merger might not be realized within the expected time frame

     -    revenues following the merger could be lower than expected

     - costs or difficulties related to the integration of the businesses of UNB and BancFirst might be greater than expected

     - deposit attrition, operating costs, customer loss and business disruption after the merger may be greater than expected

     - competitive pressures among depository and other financial services companies may increase significantly

     -    changes in the interest rate environment and the demand for new loans

     - general economic conditions, either nationally or in the markets in which the combined companies will be doing business, may be less favorable than expected

     - new legislation or regulatory changes may adversely affect the businesses of the combined companies

     -    changes in accounting principles, policies or guidelines.

                      SPECIAL MEETING OF UNB SHAREHOLDERS


DATE, TIME, AND PLACE OF THE SPECIAL MEETING

The special meeting of shareholders of UNB is scheduled to be held as follows:

                  January 15, 2002
                  10:00 a.m. local time
                  Kent State University Stark Campus
                  Professional Education and Conference Center
                  6000 Frank Avenue
                  Canton, Ohio

PURPOSE OF THE SPECIAL MEETING

The UNB special meeting is being held so that shareholders of UNB may consider and vote upon (1) a proposal to adopt the merger agreement, and (2) any other business that properly comes before the special meeting or any adjournment or postponement of that meeting. Approval of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

SHAREHOLDER SPECIAL MEETING RECORD DATE

UNB has fixed the close of business on November 26, 2001 as the record date for determination of its shareholders entitled to receive notice of and to vote at the special meeting. On the record date, there were 10,439,305 shares of UNB common stock outstanding, held by approximately 1,500 holders of record.

VOTE REQUIRED FOR ADOPTION OF THE MERGER AGREEMENT

Under Ohio law, the affirmative vote of the holders of at least two-thirds of the shares of UNB common stock outstanding on the record date is required to approve the merger agreement. You are entitled to one vote for each share of UNB common stock held by you on the record date.

As of the record date for the special meeting, directors and executive officers of UNB and their affiliates beneficially owned 878,956 shares of UNB common stock, which represents approximately 8.4% of all outstanding shares of UNB common stock entitled to vote at the special meeting.

PROXIES AND EFFECT ON VOTE

All shares of UNB common stock represented by properly completed proxies received before or at the special meeting and not revoked will be voted according to the instructions indicated on the proxy card. If a properly completed proxy is returned and no instructions are indicated, the UNB common stock represented by the proxy will be (1) considered present at the special meeting for purposes of determining a quorum and for purposes of calculating the vote, and (2) voted FOR adoption of the merger agreement. You are urged to mark the boxes on the proxy to indicate how to vote your shares.

If a properly completed proxy is returned and the shareholder has specifically abstained from voting on the proposal to adopt the merger agreement, the UNB common stock represented by the proxy will not be considered to have been voted in favor of the proposal. If a broker or other nominee holding shares of UNB common stock in street name signs and returns a proxy but indicates on the proxy that it does not have discretionary authority to vote certain shares on the proposal, those shares will not be considered to have been voted for adoption of the merger agreement.

Because adoption of the merger agreement requires the affirmative vote of at least two-thirds of all shares of UNB common stock outstanding as of the record date, abstentions, failures to vote, and broker non-votes will have the same effect as a vote against the adoption of the proposed merger agreement.

REVOCATION OF PROXIES

You may revoke your proxy at any time before it is voted at the special meeting by:

     -    notifying the Secretary of UNB in writing that the proxy is revoked;

     - sending a later-dated proxy to the Secretary of UNB or giving a later-dated proxy to a person who attends the special meeting; or

     -    appearing in person and voting at the special meeting.

Attendance at the special meeting will not in and of itself constitute revocation of a proxy. You should send any later-dated proxy or notice of revocation of a proxy to:

                                    UNB Corp.
                                    220 Market Avenue South
                                    Canton, Ohio  44702
                                    Attention: Secretary

SOLICITATION OF PROXIES

For UNB shareholders, the proxy that accompanies this document is being solicited by the board of directors of UNB. In addition to solicitations by mail, directors, officers, and regular employees of UNB and its subsidiaries may solicit proxies from shareholders personally or by telephone or other electronic means. Such individuals will not receive any additional compensation for doing so. UNB will bear its own costs of soliciting proxies. UNB also will make arrangements with brokers and other custodians, nominees and fiduciaries to send this document to beneficial owners of UNB common stock and, upon request, will reimburse those brokers and other custodians for their reasonable expenses in forwarding these materials. If deemed necessary, UNB may retain the services of a commercial investor communications firm to assist in the solicitation of proxies.

                    SPECIAL MEETING OF BANCFIRST SHAREHOLDERS

DATE, TIME, AND PLACE OF THE SPECIAL MEETING

The special meeting of shareholders of BancFirst is scheduled to be held as follows:

                                January 15, 2001
                             10:00 a.m. local time
                     The First National Bank of Zanesville
                         Technology and Training Center
                             113 North Fifth Street
                                Zanesville, Ohio

PURPOSE OF THE SPECIAL MEETING

The BancFirst special meeting is being held so that shareholders of BancFirst may consider and vote upon (1) a proposal to adopt the merger agreement and (2) any other business that properly becomes before the special meeting or any adjournment or postponement of that meeting. Approval of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

If the holders of a majority of the outstanding shares of BancFirst common shares adopt the merger agreement, and other requirements are met, BancFirst will merge with and into UNB. You will receive 1.325 shares of UNB common stock for each share of BancFirst common stock that you hold plus cash (without interest) in lieu of any fraction of a share of UNB common stock that you would be entitled to receive.

SHAREHOLDER SPECIAL MEETING RECORD DATE

BancFirst has fixed the close of business on November 26, 2001 as the record date for the determination of BancFirst's shareholders entitled to receive notice of and to vote at the special meeting. On the record date, there were 8,739,670 shares of BancFirst common stock outstanding, held by approximately 2,100 holders of record.

VOTE REQUIRED FOR ADOPTION OF THE MERGER AGREEMENT

Under the Articles of Incorporation of BancFirst, the affirmative vote of the holders of at least a majority of the shares of BancFirst common stock outstanding on the record date is required to adopt the merger agreement. You are entitled to one vote for each share of BancFirst common stock held by you on the record date.

As of the record date for the special meeting, directors and executive officers of BancFirst and their affiliates beneficially owned approximately 718,812 shares of BancFirst common stock, which represents approximately 8.2% of all outstanding shares of BancFirst common stock entitled to vote at the special meeting.

PROXIES AND EFFECT ON VOTE

All shares of BancFirst common stock represented by properly completed proxies received before or at the special meeting and not revoked will be voted in accordance with the instructions indicated on the proxy card. If a properly completed proxy is returned and no instructions are indicated, the BancFirst common stock represented by the proxy will be (1) considered present at the special meeting for purposes of determining a quorum and for purposes of calculating the vote, and (2) will be voted FOR adoption of the merger agreement. You are urged to mark the boxes on the proxy to indicate how to vote your shares.

If a properly completed proxy is returned and the shareholder has specifically abstained from voting on the proposal to adopt the merger agreement, the common stock represented by the proxy will not be considered to have been voted for adoption of the merger agreement. If a broker or other nominee holding shares of BancFirst common stock in street name signs and returns a proxy but indicates on the proxy that it does not have discretionary authority to vote certain shares on the approval of the merger agreement, those shares will not be considered to have voted for adoption of the merger agreement.

Because adoption of the merger agreement requires the affirmative vote of at least a majority of all shares of BancFirst common stock outstanding as of the record date, abstentions, failures to vote, and broker non-votes will have the same effect as a vote against the adoption of the merger agreement.

REVOCATION OF PROXIES

You may revoke your proxy at any time before it is voted at the special meeting by:

     - notifying the Secretary of BancFirst in writing that the proxy is revoked;

     - sending a later-dated proxy to the Secretary of BancFirst or giving a later-dated proxy to a person who attends the special meeting; or

     -    appearing in person and voting at the special meeting.

Attendance at the special meeting will not in and of itself constitute revocation of a proxy. You should send any later-dated proxy or notice of revocation of a proxy to:

                                    BancFirst Ohio Corp.
                                    422 Main Street
                                    P.O. Box 4658
                                    Zanesville, Ohio  43702
                                    Attention: Secretary

SOLICITATION OF PROXIES

For BancFirst shareholders, the proxy that accompanies this document is being solicited by the board of directors of BancFirst. In addition to solicitations by mail, directors, officers, and regular employees of BancFirst and its subsidiaries may solicit proxies from shareholders personally or by telephone or other electronic means. Such individuals will not receive any additional compensation for doing so. BancFirst will bear its own costs of soliciting proxies. BancFirst also will make arrangements with brokers and other custodians, nominees and fiduciaries to send this document to beneficial owners of BancFirst common stock and, upon request, will reimburse those brokers and other custodians for their reasonable expenses in forwarding these materials. If deemed necessary, BancFirst may retain the services of a commercial investor communications firm to assist in the solicitation of proxies.

You should NOT send in any stock certificates with your proxies. A transmittal form with instructions for the exchange of your BancFirst stock certificates will be mailed to you as soon as practicable after completion of the merger.

                         THE MERGER AND MERGER AGREEMENT

This section describes material terms of the proposed merger. While we believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to UNB or BancFirst shareholders. The Agreement of Merger and Plan of Reorganization attached as Appendix A (the "merger agreement"), including the exhibits thereto, is incorporated in this document by reference. You should read the entire merger agreement, and the other documents referred to herein, carefully and in their entirety for a more complete understanding of the merger.

WHAT BANCFIRST SHAREHOLDERS WILL RECEIVE IN THE MERGER

If UNB's and BancFirst's shareholders approve the merger agreement and the merger is completed, BancFirst will merge with and into UNB and, as a result, UNB will own all the assets and assume all the liabilities of BancFirst. In exchange, BancFirst shareholders will receive 1.325 shares of UNB common stock for each of their shares of BancFirst common stock (referred to as the "Exchange Ratio"). UNB will not issue fractional shares of UNB common stock in the merger. Instead, if a BancFirst shareholder would otherwise be entitled to receive a fraction of a share of UNB common stock, the shareholder instead will receive an amount of cash determined by multiplying the amount of the fractional share by the closing price per share of UNB common stock on The Nasdaq Stock Market on the last trading day before the closing of the merger.

The Exchange Ratio is subject to certain upward or downward adjustments based upon the occurrence of certain events between the date of the merger agreement and the completion of the merger that would result in changes in the number of shares of UNB common stock outstanding. The purpose of any such adjustment is to prevent dilution of the respective interests of the shareholders of BancFirst. If UNB declares a stock dividend or stock split and the record date occurs before the completion of the merger, the parties will adjust the Exchange Ratio to reflect such stock dividend or stock split.

At the effective time of the merger, UNB will assume all outstanding options to purchase shares of BancFirst common stock. As a result, such options will then represent the right to purchase a number of shares of UNB common stock equal to the number of shares of BancFirst common stock that were subject to such options multiplied by the Exchange Ratio and rounded to the nearest whole share. The exercise price per share of UNB common stock under each such option shall be equal to the exercise price per share of the BancFirst common stock that could have been purchased under that option divided by the Exchange Ratio. This right to purchase the amount stated above only applies to those options that are outstanding at the effective time of the merger and that remain unexercised at and after the completion of the merger.

BACKGROUND OF THE MERGER

UNB and BancFirst have from time to time considered possibilities of combining with, acquiring, or being acquired by other financial institutions. Managements of both organizations have from time to time had casual discussions with management of other financial institutions regarding the trend toward consolidation among financial institutions generally and among similarly sized and situated financial institutions specifically.

Roger L. Mann, Chairman, President and Chief Executive Officer of UNB, and Gary
N. Fields, President and Chief Executive Officer of BancFirst, have known each other since at least 1998. Mr. Mann and Mr. Fields met in August, 2000, and discussed the impact on financial institutions of industry consolidation, continuing deterioration of interest margins, common regulatory issues and changes in stock prices and earning multiples. They also discussed the prospects common to all financial institutions of remaining independent in the future.

Mr. Mann and Mr. Fields again met in March, 2001, and informally explored the potential benefits of a possible combination. The discussions centered on the similarity of goals of the two institutions: growth in earnings per share, increased efficiency of operations, and the importance of increasing fee income. Both agreed that a subsequent meeting to continue discussions informally would be beneficial.

A subsequent meeting was held in May, 2001. At that meeting, Mr. Mann and Mr. Fields discussed in more detail the general strengths and weaknesses and the commonality of culture and corporate priorities of their institutions. Both agreed that a subsequent meeting to discuss the potential of combining the institutions would be beneficial.

In June, 2001, Mr. Mann and Mr. Fields met for one-half day to discuss issues regarding a potential combination, including those involving combining boards and management teams, the potential efficiencies that could result from combination, and the potential impact on earnings. They also discussed the need for a single, clearly defined chief executive officer to lead the combined institutions after any combination. Both agreed to expand discussions at the next meeting to include James J. Pennetti, Executive Vice President and Chief Financial Officer of UNB and James H. Nicholson, President of BancFirst's banking subsidiary, The First National Bank of Zanesville. At or about this time and from time to time thereafter, Messrs. Mann and Fields informally advised certain members of their respective institution's board of directors of the discussions.

On August 2, 2001, Messrs. Mann, Fields, Pennetti, and Nicholson met and agreed to an outline of the potential terms and structure of such a possible combination as a merger of equals. Each party agreed to contact its legal counsel and potential financial advisors in connection with the potential combination with the goal of beginning preliminary due diligence by each party of the other on August 16, 2001. UNB contacted Stifel, Nicolaus & Company, Incorporated as its potential financial advisor, and BancFirst contacted Sandler O'Neill & Partners, L.P. as its potential financial advisor.

Thereafter, each party's senior management and representatives of each party's legal counsel and financial advisors conducted due diligence investigations of the business and operations of the other party. Discussions continued between Mr. Mann and senior management of UNB, on one part, and Mr. Fields and senior management of BancFirst, on the other part, as issues arose during these investigations. Also during this time period, senior management of both parties together with their legal counsel began negotiations of the terms on the merger agreement, including the structural and financial terms of the merger.

On August 15, 2001, Messrs. Mann and Pennetti met informally with members of the boards of BancFirst and its banking subsidiary, The First National Bank of Zanesville.

At a regularly scheduled meeting of the BancFirst board held on August 23, 2001, Mr. Fields reviewed the status of the discussions with UNB and the structure of the transaction as a merger of equals. Mr. Nicholson reviewed the status of the due diligence investigations. The board discussed both the structural and financial terms of the merger and authorized the retention of Sandler O'Neill & Partners, L.P. as BancFirst's financial advisor.

On August 30, 2001, there was a special meeting of UNB board of directors. Legal counsel reviewed the directors' duties and responsibilities related to the merger transaction and answered the directors questions related to those duties and responsibilities. Messrs. Fields and Nicholson then made a presentation to the UNB directors and discussed BancFirst and The First National Bank of Zanesville. During this period the terms of the merger agreement, including the Exchange Ratio, and the stock option agreements were finalized on the basis of arm's-length negotiation between the parties.

At a special meeting of UNB board of directors held on September 5, 2001, legal counsel discussed the principal legal terms of the transaction including the merger agreement and the stock option agreements and reviewed the impact of the merger on the executive officers' change of control agreements and other benefit programs. Representatives of UNB's financial advisor discussed strategic alternatives for the company and reviewed the concept of a merger of equals. Representatives of the financial advisor then made a presentation regarding the financial terms and fairness, from a financial point of view, of the Exchange Ratio to holders of UNB common stock. The directors asked numerous questions of the representatives of the financial advisor. After discussion and consideration of numerous factors including those discussed under "Merger Recommendations and Reasons for Merger," the UNB board unanimously adopted resolutions approving and authorizing for execution the merger agreement and the stock option agreements and directing submission of the merger agreement for adoption by the shareholders of UNB with the recommendation that it be adopted.

At a special meeting of the BancFirst board held on September 5, 2001, Mr. Fields reviewed the process of negotiations, background on the reasons for the merger, and the principal financial terms of the merger. Legal counsel summarized the principal legal terms of the transaction, including the merger agreement and stock option agreements. BancFirst's financial advisor made a presentation regarding the financial terms and fairness, from a financial point of view, of the Exchange Ratio to holders of BancFirst common stock. The directors asked numerous questions of the representatives of the financial advisor. After discussion and consideration of numerous factors including those discussed under "Merger Recommendations and Reasons for the Merger," the BancFirst board unanimously adopted resolutions approving and authorizing for execution the merger agreement and the stock option agreements and directing submission of the merger agreement for adoption by shareholders with the recommendation that it be adopted.

The merger agreement and option agreements were entered into on September 5, 2001.

MERGER RECOMMENDATIONS AND REASONS FOR THE MERGER

The merger will create a financial services holding company with total assets of $2.7 billion, deposits of $1.9 billion and shareholders' equity of $290.5 million. We believe that the combination of our companies will be a complementary strategic fit of our businesses and enable us to compete more effectively with other financial institutions in our markets. The merger will also expand our market area and permit us to offer a broader range of products.

After careful consideration, the boards of directors of UNB and BancFirst have unanimously concluded that the merger will be in the best interests of UNB and BancFirst and their respective shareholders for the following reasons:

     -    expands market area and creates critical mass

     -    enhances ability to compete and broadens product range

     -    results in estimated annual cost savings of approximately $4.3 million

     -    accretive to per share earnings of both companies

     -    increases liquidity for the sale of common stock

     - provides an additional platform for further growth and improves cross selling opportunities.

OPINION OF UNB'S FINANCIAL ADVISOR

UNB has retained Stifel, Nicolaus & Company, Incorporated as its financial advisor in connection with the merger because Stifel is a nationally recognized investment-banking firm with substantial expertise in transactions similar to the merger. Stifel is an investment banking and securities firm with membership on all principal United States' securities exchanges. As part of its investment banking activities, Stifel is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

In connection with the September 5, 2001 meeting of the board of directors of UNB, Stifel rendered its opinion that, as of such date, the exchange ratio pursuant to the merger agreement was fair to the holders of UNB common stock from a financial point of view. Stifel has confirmed its September 5, 2001 opinion by delivery of its written opinion to the UNB board of directors, dated the date of this joint proxy statement and prospectus, that, based upon and subject to the various considerations set forth therein, as of the date hereof the exchange ratio pursuant to the merger agreement is fair to the holders of UNB common stock from a financial point of view.

The full text of Stifel's opinion as of the date hereof, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Annex C to this joint proxy statement and prospectus and is incorporated herein by reference, and should be read in its entirety. The summary of the opinion of Stifel set forth in this document is qualified in its entirety by reference to the full text of such opinion.

No limitations were imposed by UNB on the scope of Stifel's investigation or the procedures to be followed by Stifel in rendering its opinion. Stifel was not requested to and did not make any recommendation to UNB's board of directors as to the form or amount of the consideration to be paid to BancFirst or its shareholders, which was determined through arm's length negotiations between the parties. In arriving at its opinion, Stifel did not ascribe a specific range of values to UNB. Its opinion is based on the financial and comparative analyses described below. Stifel's opinion was directed solely to UNB's board of directors for its use in connection with its consideration of the merger. Stifel's opinion addressed only the fairness of the exchange ratio from a financial point of view, did not address any other aspect of the merger, and was not intended to be and does not constitute a recommendation to any shareholder of UNB as to how such shareholder should vote with respect to the merger. Stifel was not requested to opine as to, and its opinion does not address, UNB's underlying business decision to proceed with or effect the merger or the relative merits of the merger compared to any alternative transaction that might be available to UNB.

In connection with its September 5, 2001 opinion and its written opinion dated the date hereof, Stifel, among other things:

-    reviewed the form of the merger agreement as executed on September 5, 2001;

- reviewed the financial statements of UNB and BancFirst included in their respective 10-Ks for the five years ended December 31, 2000 and their respective 10-Qs for the quarter ended June 30, 2001;

- reviewed certain internal financial analyses and forecasts for UNB and BancFirst prepared by their respective managements;

- conducted conversations with UNB's and BancFirst's senior management regarding their business plans and financial forecasts;

- compared certain financial and securities data of UNB and BancFirst with various other companies whose securities are traded in public markets and reviewed the historical stock prices and trading volumes of the common stock of UNB and BancFirst;

-    reviewed the financial terms of certain other business combinations; and

- conducted such other financial studies, analyses and investigations as it deemed appropriate for purposes of its opinion.

Stifel also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuations and its knowledge of the commercial banking industry generally.

In rendering its opinion, Stifel relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to it or that was otherwise reviewed by it and did not assume any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to Stifel (including without limitation, projected cost savings and operating synergies resulting from the merger), Stifel assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of UNB and BancFirst as to the future operating and financial performance of UNB and BancFirst, that they would be realized in the amounts and time periods estimated and that they provided a reasonable basis upon which Stifel could form its opinion. Stifel also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either UNB or BancFirst since the date of the last financial statements made available to it. Stifel also assumed, without independent verification and with UNB's consent, that the aggregate allowances for loan losses set forth in the financial statements of UNB and BancFirst are in the aggregate adequate to cover all such losses. Stifel did not make or obtain any independent evaluation, appraisal or physical inspection of UNB's or BancFirst's assets or liabilities, the collateral securing any of such assets or liabilities, or the collectibility of any such assets nor did it review loan or credit files of UNB or BancFirst. Stifel relied on advice of UNB's counsel and information from UNB's accountants as to all legal and accounting matters with respect to UNB, the agreement and the transactions and other matters contained or contemplated therein. Stifel assumed, with UNB's consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the merger will be satisfied and not waived.

In rendering its opinion, Stifel assumed that the merger will be consummated as provided in the merger agreement, will constitute a tax-free reorganization as contemplated by the merger agreement and will be accounted for under the purchase accounting method. Stifel's opinion was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of, the date of its opinion, and does not imply any conclusion as to the price or trading range of the UNB common stock or the BancFirst common stock, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

The financial forecasts furnished to Stifel for UNB and BancFirst and estimates of cost savings and operating synergies resulting from the merger were prepared by the managements of UNB and BancFirst and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As a matter of policy, UNB and BancFirst do not publicly disclose internal management forecasts, projections or estimates of the type furnished to Stifel in connection with its analysis of the financial terms of the merger, and such forecasts and estimates were not prepared with a view towards public disclosure. These forecasts and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of the management of either UNB or BancFirst, including, without limitation, factors related to the integration of UNB and BancFirst and general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts and estimates.

In connection with rendering its September 5, 2001 opinion, Stifel performed a variety of financial analyses that are summarized below. Such summary does not purport to be a complete description of such analyses. Stifel believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinions. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In its analyses, Stifel made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of UNB or BancFirst. Any estimates contained in Stifel's analyses are not necessarily indicative of actual future values or results, which may be significantly more or less favorable than suggested by such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the actual prices at which companies or their securities actually may be sold. No company or transaction utilized in Stifel's analyses was identical to UNB or BancFirst or the merger. Accordingly, an analysis of the results described below is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared. None of the analyses performed by Stifel was assigned a greater significance by Stifel than any other. The analyses described below does not purport to be indicative of actual future results, or to reflect the prices at which UNB common stock or BancFirst common stock may trade in the public markets.

The following is a summary of the financial analyses performed by Stifel in connection with providing its opinion on September 5, 2001. In connection with its written opinion dated as of the date of this joint proxy statement and prospectus, Stifel performed procedures to update certain of its analyses and review the assumptions on which such analyses were based and the factors considered in connection therewith. In updating its opinion, Stifel did not utilize any methods of analysis in addition to those described.

Comparison of Selected Comparable Companies. Stifel reviewed and compared certain multiples and ratios relating to each of UNB and BancFirst to the publicly available corresponding data for a peer group of selected banks which Stifel deemed to be relevant. The group of selected comparable companies consisted of the 57 banks under Stifel's research coverage at June 30, 2001. Stifel presented a comparison of UNB and BancFirst on the basis of various financial ratios and other indicators, including among other things, market price to earnings per share based on GAAP earnings per share ratios for the twelve month periods ended December 31, 2001 and December 31, 2002, and historical price to stated book and tangible stated book values per share. Stifel compared estimated ratios of price to GAAP earnings per share for the twelve month periods ended December 31, 2001 and December 31, 2002 for UNB and BancFirst based on each companies respective management's estimated earnings per share. The price to GAAP earnings per share ratios for the twelve month periods ended December 31, 2001 for UNB, BancFirst and the median of the comparable companies were 12.4x, 12.2x and 13.4x respectively. The price to GAAP earnings per share ratios for December 31, 2002 for UNB, BancFirst and the median of the comparable companies were 11.6x, 10.6x and 11.7x respectively. The price to book value per share ratios for UNB, BancFirst and the median of the comparable companies were 246.0%, 175.0% and 198.9% respectively. The price to tangible book value per share ratios for UNB, BancFirst and the median of the comparable companies were 253.1%, 215.1% and 223.5% respectively. This analysis did not purport to reflect the prices at which shares of UNB or BancFirst common stock may trade.

Pro Forma Effect of the Merger. Stifel reviewed certain estimated future operating and financial information developed by UNB and BancFirst and certain estimated future operating and financial information for the pro forma combined companies resulting from the merger for the twelve month periods ended December 31, 2002 and December 31, 2003. Based on this analysis, Stifel compared certain of UNB's estimated future per share results with such estimated figures for the pro forma combined companies. Stifel compared UNB's estimated future stand-alone GAAP and cash earnings per share with such estimated figures for the pro forma combined companies. On a pro forma basis, the merger is forecast to be accretive to the combined companies' GAAP and cash earnings per share for the twelve month periods ended December 31, 2002 and December 31, 2003. Stifel also reviewed certain historical financial information in order to determine the effect of the merger on UNB's book value and tangible book value. Based on this analysis, at June 30, 2001, on a pro forma basis the merger is forecast to be accretive to the surviving company's book value per share and dilutive to the combined companies' tangible book value per share.

Contribution Analysis. Stifel reviewed certain financial information for UNB and BancFirst for the six month period ended June 30, 2001 including among other things net interest income, provision for loan losses, non-interest income, non-interest expense, net income, cash net income, total assets, total loans, loan loss reserves, total deposits, total equity, total tangible equity and market value. In addition, Stifel reviewed projected net income for the twelve month periods ended December 31, 2001 and December 31, 2002 and projected cash net income for the twelve month period ended December 31, 2002 for UNB and BancFirst prepared by their respective managements. Stifel then compared the financial information for UNB to the pro forma combined figures for UNB and BancFirst. The contribution analysis for these financials indicated that UNB would contribute between 42% and 56% of the pro forma combined figures for UNB and BancFirst. These contributions were compared to the approximately 48% continuing ownership stake that UNB's shareholders would have in the combined companies following the merger.

Selected Comparable Transaction Analysis. Stifel analyzed certain information relating to recent transactions in the banking industry, consisting of 14 mergers of equals announced in the U.S. between April 13, 1998 and June 13, 2001. The selected transactions included the following parties (Survivor / Partner): Virginia Financial Corporation / Virginia Commonwealth Financial Corporation, MB Financial, Inc. / MidCity Financial Corporation, New York Community Bancorp, Inc. / Richmond County Financial Corp., Chemical Financial Corporation / Shoreline Financial Corporation, First Place Financial Corp. / FFY Financial Corp., National Commerce Bancorporation / CCB Financial Corporation, BankIllinois Financial Corporation / First Decatur Bancshares, Incorporated, Fleet Financial Group Inc. / BankBoston Corporation, Santa Barbara Bancorp / Pacific Capital Bancorp, Star Banc Corporation / Firstar Holdings Corporation, Norwest Corporation / Wells Fargo & Company, First Hawaiian Inc. / Bank of the West, Citizens Bancshares Inc. / Mid Am, Inc. and Banc One Corporation / First Chicago NBD Corporation.

Stifel compared certain terms of the merger to the terms of the selected transactions. Such analysis indicated, among other things, that for the selected transactions the premium represented by the exchange ratio in such transactions to market prices ranged from approximately 3.7% to 34.1%, as compared to 10.7% represented by the exchange ratio in the merger. In addition, Stifel also noted the allocation of common stock ownership between the merging companies in the selected transactions ranged from approximately 40% / 60% to 66% / 34% as compared to 48% / 52% in the merger, the pro forma board composition in the selected transactions ranged from approximately 47% / 53% to 73% / 27% compared to 50% / 50% in the merger, and that the proposed arrangements with respect to the management of the combined companies and certain other non-financial issues in the merger were comparable to those of the selected transactions.

Selected Bank Acquisition Analysis. In addition, Stifel analyzed certain information relating to recent acquisitions in the banking industry, consisting of 25 acquisitions announced between August 29, 2000 and August 29, 2001, involving sellers in all regions of the United States with announced transaction values between $100 million and $500 million. Stifel calculated the following ratios with respect to the merger and the selected transactions:

                                                     UNB/                        Selected Bank Acquisitions
                                                  BancFirst

Ratios                                                                                      Median
------                                                                                      ------
Deal Price Per Share/ Book Value Per                193.8%                                  241.0%
Share
Deal Price Per Share/Tangible Book                  238.2%                                  247.6%
Value Per Share
Adjusted Deal Price/6.50%                           206.3%                                  292.4%
   Equity
Deal Price Per Share/Last 12                         13.9x                                  19.1x
   Months Earnings Per Share
Deal Price/Assets                                    16.1%                                  21.7%
Premium over Tangible Book                           11.1%                                  15.9%
   Value/Deposits
Deal Price/Deposits                                  21.7%                                  27.0%

This analysis resulted in a range of imputed values for BancFirst common stock of between $25.62 and $34.34 based on the median multiples for the selected bank acquisitions.

Present Value Analysis. Applying discounted cash flow analysis to the theoretical future earnings and dividends of UNB and BancFirst, Stifel compared the calculated value of an UNB share to the calculated value of the combined companies. The analysis was based upon management's projected earnings growth, a range of assumed price/earnings ratios, and a 15.0%, 17.5% and 20.0% discount rate. Stifel selected the range of terminal price/earnings ratios on the basis of past and current trading multiples for other publicly traded comparable commercial banks. The stand-alone present value of UNB common stock calculated on this basis ranged from $12.00 to $19.00 per share. The present value of one share of common stock in the combined companies under the terms of the agreement calculated on this basis ranged from $13.00 to $20.00 per share.

Discounted Cash Flow Analysis - UNB. Using a discounted cash flow analysis, Stifel estimated the net present value of the future streams of after-tax cash flow that UNB could produce on a stand-alone basis and distribute to UNB's shareholders, referred to below as dividendable net income. In this analysis, Stifel assumed that UNB would perform in accordance with management's estimates and calculated assumed after-tax distributions to a potential acquiror such that its tangible common equity ratio would be maintained at 6.5 percent of assets. Stifel calculated the sum of the assumed perpetual dividendable net income streams per share beginning in the year 2001, discounted to present values at assumed discount rates ranging from 13.0% to 17.0%. This discounted cash flow analysis indicated an implied equity value reference range of $19.00 to $25.00 per share of UNB's common stock. This analysis did not purport to be indicative of actual future results and did not purport to reflect the prices at which shares of UNB's common stock may trade in the public markets. A discounted cash flow analysis was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates and discount rates.

Discounted Cash Flow Analysis - BancFirst. Using a discounted cash flow analysis, Stifel estimated the net present value of the future streams of after-tax cash flow that BancFirst could produce on a stand-alone basis and distribute to BancFirst's shareholders, referred to below as dividendable net income. In this analysis, Stifel assumed that BancFirst would perform in accordance with management's estimates and calculated assumed after-tax distributions to a potential acquiror such that its tangible common equity ratio would be maintained at 6.5 percent of assets. Stifel calculated the sum of the assumed perpetual dividendable net income streams per share beginning in the year 2001, discounted to present values at assumed discount rates ranging from 13.0% to 17.0%. This discounted cash flow analysis indicated an implied equity value reference range of $27.00 to $35.00 per share of BancFirst's common stock. This analysis did not purport to be indicative of actual future results and did not purport to reflect the prices at which shares of BancFirst's common stock may trade in the public markets.

Discounted Cash Flow Analysis - Combined Companies. In addition, using a discounted cash flow analysis, Stifel estimated the net present value of the future streams of after-tax cash flow that the pro forma combined companies could produce including estimated cost savings and distribute to the combined companies' shareholders, referred to below as dividendable net income. In this analysis, Stifel assumed that the combined companies would perform in accordance with management's estimates and calculated assumed after-tax distributions to a potential acquiror such that its tangible common equity ratio would be maintained at 6.5 percent of assets. Stifel calculated the sum of the assumed perpetual dividendable net income streams per share beginning in the year 2001, discounted to present values at assumed discount rates ranging from 13.0% to 17.0%. This discounted cash flow analysis indicated an implied equity value reference range of $22.00 to $28.00 per share of the combined companies' common stock. This analysis did not purport to be indicative of actual future results and did not purport to reflect the prices at which shares of the combined companies' common stock may trade in the public markets.

As described above, Stifel's opinion was among the many factors taken into consideration by the UNB board of directors in making its determination to approve the merger.

Pursuant to the terms of Stifel's engagement, UNB paid Stifel a nonrefundable cash fee of $150,000 upon the signing of the definitive agreement and a nonrefundable cash fee of $150,000 at the time of mailing of this joint proxy statement and prospectus. In addition, UNB has agreed to pay Stifel an additional fee of 0.50% of the total aggregate consideration paid in the transaction, less the fees already paid, subject to and conditioned upon consummation of the merger. UNB has also agreed to reimburse Stifel for certain out-of-pocket expenses and has agreed to indemnify Stifel, its affiliates and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

In the ordinary course of its business, Stifel actively trades equity securities of UNB and BancFirst for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

OPINION OF BANCFIRST'S FINANCIAL ADVISOR

         By letter agreement dated as of August 22, 2001, BancFirst retained Sandler O'Neill as an independent financial advisor in connection with BancFirst's consideration of a possible business combination with UNB. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O'Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. Sandler O'Neill has acted as an independent financial advisor to BancFirst in connection with BancFirst's general strategic planning and analyses since 1995.

         Pursuant to the terms of the August 22, 2001 agreement, Sandler O'Neill acted as financial advisor to BancFirst in connection with the proposed merger with UNB and, at the request of the BancFirst board, representatives of Sandler O'Neill attended the September 5, 2001 meeting at which the board considered and approved the merger agreement. At that meeting, Sandler O'Neill delivered to the board its written opinion that, as of such date, the exchange ratio was fair to BancFirst shareholders from a financial point of view. Sandler O'Neill has confirmed its September 5th opinion by delivering to the BancFirst board of directors an updated written opinion dated the date of this joint proxy statement and prospectus, which is substantially identical to the September 5, 2001 opinion. In rendering its updated opinion, Sandler O'Neill confirmed the appropriateness of its reliance on the analyses used to render its earlier opinion by reviewing the assumptions upon which their analyses were based, performing procedures to update certain of their analyses and reviewing the other factors considered in rendering its opinion. The full text of Sandler O'Neill's updated opinion is attached as Appendix D to this joint proxy statement and prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O'Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. We urge you to read the entire opinion carefully in connection with your consideration of the proposed merger.

         Sandler O'Neill's opinion speaks only as of the date of the opinion. The opinion was directed to the BancFirst board of directors for its use in consideration of the merger and is directed only to the fairness of the exchange ratio to BancFirst shareholders from a financial point of view. It does not address the underlying business decision of BancFirst to engage in the merger or any other aspect of the merger and is not a recommendation to any BancFirst shareholder as to how such shareholder should vote at the special meeting with respect to the merger or any other matter.

         In connection with rendering its September 5, 2001 opinion, Sandler O'Neill reviewed and considered, among other things:

     (1) the merger agreement and certain of the exhibits thereto;

     (2) the stock option agreements between BancFirst and UNB;

     (3) certain publicly available financial statements and other historical financial information of BancFirst that they deemed relevant;

     (4) certain publicly available financial statements and other historical financial information of UNB that they deemed relevant;

     (5) projected earnings per share estimates for BancFirst for the years ending December 31, 2001 and 2002 provided by management of BancFirst, earnings per share estimates for BancFirst for the years ending December 31, 2001 and 2002 published by I/B/E/S, and the views of senior management of BancFirst, based on limited discussions with members of senior management, regarding BancFirst's business, financial condition, results of operations and future prospects;

     (6) projected earnings per share estimates for UNB for the years ending December 31, 2001 and 2002 provided by management of UNB, earnings per share estimates for UNB for the years ending December 31, 2001 and 2002 published by I/B/E/S, and the views of the senior management of UNB, based on limited discussions with members of senior management, regarding UNB's business, financial condition, results of operations and future prospects;

     (7) the pro forma financial impact of the merger, based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings determined by senior managements of BancFirst and UNB;

     (8) the relative contributions of assets, liabilities, equity and earnings of BancFirst and UNB to the resulting institution;

     (9) the publicly reported historical price and trading activity for BancFirst's and UNB's common stock, including a comparison of certain financial and stock market information for BancFirst and UNB with similar publicly available information for certain other companies the securities of which are publicly traded;

     (10) the terms of certain recent business combinations in the financial institutions industry, particularly with respect to business combinations structured as "mergers of equals," to the extent publicly available;

     (11) the current market environment generally and the banking environment in particular; and

     (12) such other information, financial studies, analyses and investigations and financial, economic and market criteria as they considered relevant.

     Sandler O'Neill was not asked to, and did not, solicit indications of interest in a potential transaction from other third parties. The BancFirst board of directors did not limit the investigations made or the procedures followed by Sandler O'Neill in giving its opinion.

         In performing its reviews and analyses and in rendering its opinion, Sandler O'Neill assumed and relied upon the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it and further relied on the assurances of management of BancFirst and UNB that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. Sandler O'Neill was not asked to and did not independently verify the accuracy or completeness of any of such information and they did not assume any responsibility or liability for the accuracy or completeness of any of such information. Sandler O'Neill did not make an independent evaluation or appraisal of the assets, the collateral securing assets or the liabilities, contingent or otherwise, of BancFirst or UNB or any of their respective subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals. Sandler O'Neill is not an expert in the evaluation of allowances for loan losses and it did not made an independent evaluation of the adequacy of the allowance for loan losses of BancFirst or UNB, nor did it review any individual credit files relating to BancFirst or UNB. With BancFirst's consent, Sandler O'Neill assumed that the respective allowances for loan losses for both BancFirst and UNB were adequate to cover such losses and will be adequate on a pro forma basis for the combined companies. In addition, Sandler O'Neill did not conduct any physical inspection of the properties or facilities of BancFirst or UNB. Sandler O'Neill is not an accounting firm and they relied, with BancFirst's consent, on the reports of the independent accountants of BancFirst and UNB for the accuracy and completeness of the audited financial statements furnished to them.

         Sandler O'Neill's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Sandler O'Neill assumed, in all respects material to its analysis, that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the merger agreement are not waived. Sandler O'Neill also assumed that there has been no material change in BancFirst's and UNB's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to them, that BancFirst and UNB will remain as going concerns for all periods relevant to its analyses, and that the merger will be accounted for as a purchase transaction and will qualify as a tax-free reorganization for federal income tax purposes.

         In rendering its September 5, 2001 opinion, Sandler O'Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O'Neill, but is not a complete description of all the analyses underlying Sandler O'Neill's opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O'Neill's comparative analyses described below is identical to BancFirst or UNB and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of BancFirst or UNB and the companies to which they are being compared.

         The earnings projections used and relied upon by Sandler O'Neill in its analyses were based upon internal projections of BancFirst and UNB. With respect to all such financial projections and estimates and all projections of transaction costs, purchase accounting adjustments and expected cost savings relating to the merger, BancFirst's and UNB's managements confirmed to Sandler O'Neill that they reflected the best currently available estimates and judgments of such managements of the future financial performance of BancFirst and UNB, respectively, and Sandler O'Neill assumed for purposes of its analyses that such performance would be achieved. Sandler O'Neill expressed no opinion as to such financial projections or the assumptions on which they were based. The financial projections furnished to Sandler O'Neill by BancFirst and UNB were prepared for internal purposes only and not with a view towards public disclosure. These projections, as well as the other estimates used by Sandler O'Neill in its analyses, were based on numerous variables and assumptions which are inherently uncertain and, accordingly, actual results could vary materially from those set forth in such projections.

         In performing its analyses, Sandler O'Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of BancFirst, UNB and Sandler O'Neill. The analyses performed by Sandler O'Neill are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Sandler O'Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the BancFirst board of directors at the September 5th meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O'Neill's analyses do not necessarily reflect the value of BancFirst's or UNB's common stock or the prices at which BancFirst's or UNB's common stock may be sold at any time.

         SUMMARY OF PROPOSAL. Sandler O'Neill reviewed the financial terms of the proposed transaction. Based upon the closing price of UNB's common stock on September 4, 2001 of $18.60 and assuming an exchange ratio of 1.325, Sandler O'Neill calculated an implied transaction value of $24.65 per share. The aggregate transaction value was approximately $215 million, based upon 8.79 million fully diluted shares of BancFirst common stock outstanding, which was determined using the treasury stock method at the implied per share transaction value. Sandler O'Neill noted that the transaction value represented a 11.7% premium over the September 4, 2001 closing price of BancFirst's common stock.

         STOCK TRADING HISTORY. Sandler O'Neill reviewed the history of the reported trading prices and volume of BancFirst's common stock and UNB's common stock and the relationship between the movements in the prices of BancFirst's common stock and UNB's common stock, respectively, to movements in certain stock indices, including the Standard & Poor's 500 Index, the Nasdaq Bank Index and the median performance of a composite peer group of publicly traded regional commercial banks selected by Sandler O'Neill. During the one year period ended September 4, 2001, BancFirst's and UNB's common stock outperformed all the indices to which they were compared.

                                                 Beginning Index Value                   Ending Index Value
                                                   September 1, 2000                      September 4, 2001
                                                   -----------------                      -----------------
BancFirst                                                100.00%                                158.45%
Nasdaq Bank Index                                        100.00                                 124.75
Regional Group (1)                                       100.00                                 125.42
S&P 500 Index                                            100.00                                  74.59

     (1) The Regional Group consisted of the 12 commercial banks listed under Comparable Group Analysis below.



                                                Beginning Index Value                    Ending Index Value
                                                  September 1, 2000                       September 4, 2001
                                                  -----------------                       -----------------
UNB                                                     100.00%                                 137.78%
Nasdaq Bank Index                                       100.00                                  124.75
Regional Group (1)                                      100.00                                  125.51
S&P 500 Index                                           100.00                                   74.59

(1) The Regional Group consisted of the following companies: Allegiant Bancorp, Inc., Baylake Corporation, Farmers Capital Bank Corporation, German American Bancorp, Great Southern Bancorp, Inc., Hills Bancorporation, Lakeland Financial Corporation, Main Street Trust, Inc., Peoples Bancorp Inc., PrivateBancorp, Inc., State Financial Services Corporation and S.Y. Bancorp, Inc.

         COMPARABLE COMPANY ANALYSIS. Sandler O'Neill used publicly available information to compare selected financial and market trading information for BancFirst, UNB and two groups of selected financial institutions. The first group consisted of BancFirst, UNB and the following twelve publicly traded regional commercial banks (the "Regional Group"):

Independent Bank Corporation                  Mid-America Bancorp                  First Merchants Corporation
Midwest Banc Holdings, Inc.                   Second Bancorp Inc.                  Republic Bancorp, Inc.
Heartland Financial USA, Inc.                 MBT Financial Corporation            First Busey Corporation
First Oak Brook Bancshares, Inc.              Old Second Bancorp, Inc.             Indiana United Bancorp

         Sandler O'Neill also compared BancFirst and UNB to a group of eleven publicly traded commercial banks that had a return on average equity (based on last twelve months' earnings) greater than 16% and a price-to-tangible book value greater than 230% (the "Highly Valued Group"). The Highly Valued Group was comprised of the following eleven institutions:

Independent Bank Corp.                      United National Bancorp                 Sandy Spring Bancorp, Inc.
Frontier Financial Corp.                    Independent Bank Corp.                  CCBT Financial Cos.
Midwest Banc Holdings Inc.                  Tompkins Trustco Inc.                   Arrow Financial Corp.
Great Southern Bancorp Inc.                 Suffolk Bancorp

         The analysis compared publicly available financial information for BancFirst, UNB and the median data for each of the Regional Group and Highly Valued Group as of and for each of the years ended December 31, 1996 through December 31, 2000 and as of and for the twelve months ended June 30, 2001. The table below sets forth the comparative data as of and for the twelve months ended June 30, 2001, with pricing data as of September 4, 2001.

                                            BANCFIRST           UNB           REGIONALGROUP         HIGHLYVALUEDGROUP
Total assets                                $1,520,960        $1,078,695         $1,520,960               $1,606,545
Tangible equity/total assets                   5.99%             7.32%            7.24%                     6.67%
Intangible assets/total equity                18.65%             2.84%            4.14%                     8.15%
Net loans/total assets                        70.72%            80.84%           67.12%                    63.23%
Gross loans/total deposits                    95.98%           109.67%           92.67%                    89.54%
Total borrowings/total assets                 16.09%            17.03%           15.73%                    18.85%
Non-performing assets/total assets             0.73%             0.33%            0.38%                     0.24%
Loan loss reserve/gross loans                  0.95%             1.45%            1.05%                     1.18%
Net interest margin                            3.07%             4.00%            3.65%                     4.05%
Non-interest income/average assets             0.86%             1.18%            1.02%                     1.03%
Non-interest expense/average assets            2.11%             2.80%            2.80%                     2.82%
Efficiency ratio                              53.22%            54.28%           59.67%                    55.65%
Return on average assets                       0.99%             1.42%            1.03%                     1.30%
Return on average equity                      14.75%            19.45%           13.44%                    18.16%

Price/tangible book value per share          215.63%           245.76%          188.36%                   256.47%
Price/earnings per share                      12.71x            13.14x           14.75x                    14.35x
Dividend yield                                 2.55%             2.64%            2.66%                     2.39%
Dividend payout ratio                         32.38%            34.75%           38.12%                    34.23%



         DISCOUNTED DIVIDEND STREAM AND TERMINAL VALUE ANALYSIS. Sandler O'Neill performed an analysis which estimated the future stream of after-tax dividend flows of BancFirst through December 31, 2004 under various circumstances, assuming BancFirst's projected dividend stream and that BancFirst performed in accordance with the earnings projections reviewed with management. For periods after 2002, Sandler O'Neill assumed an annual growth rate on earning assets of approximately 5%. To approximate the terminal value of BancFirst common stock at December 31, 2004, Sandler O'Neill applied price/earnings multiples ranging from 9x to21x and multiples of tangible book value ranging from 150% to 350%. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 9% to 15% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of BancFirst common stock. As illustrated in the following table, this analysis indicated an imputed range of values per share of BancFirst common stock of $15.69 to $40.99 when applying the price/earnings multiples and $16.21 to $42.44 when applying multiples of tangible book value. The implied transaction value of the merger as calculated by Sandler O'Neill was $24.65.

                                  Earnings Per Share                                    Tangible Book
                                  ------------------                                    -------------

Discount                  9x               15x              21x             150%            225%            350%
---------
Unit Rate
---------
9%                     $18.78              $29.89          $40.99           $19.40          $28.04          $42.44
12                      17.14               27.24           37.35            17.71           25.57           38.67
15                      15.69               24.90           34.11            16.21           23.37           35.31

         Sandler O'Neill performed a similar analysis which estimated the future stream of after-tax dividend flows of UNB through December 31, 2004 under various circumstances, assuming UNB's projected dividend stream and that UNB performed in accordance with the earnings projections reviewed with management. For periods after 2002, Sandler O'Neill assumed an annual growth rate on earning assets of approximately 5%. To approximate the terminal value of UNB common stock at December 31, 2004, Sandler O'Neill applied price/earnings multiples ranging from 9x to 21x and multiples of tangible book value ranging from 150% to 350%. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 9% to 15% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of UNB common stock. As illustrated in the following table, this analysis indicated an imputed range of values per share of UNB common stock of $11.54 to $30.14 when applying the price/earnings multiples and $11.71 to $30.62 when applying multiples of tangible book value.

                                    Earnings Per Share                                  Tangible Book
                                    ------------------                                  -------------
Discount Unit Rate          9x                14x             21x           150%            200%            350%
------------------
9%                       $13.81             $20.61            $30.14        $14.01         $18.17          $30.62
12                        12.60              18.79             27.45         12.79          16.57           27.90
15                        11.54              17.18             25.08         11.71          15.15           25.48

         In connection with its analyses, Sandler O'Neill considered and discussed with the BancFirst board of directors how the present value analyses would be affected by changes in the underlying assumptions, including variations with respect to the growth rate of assets, net income and dividend payout ratio. Sandler O'Neill noted that the discounted dividend stream and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

         CONTRIBUTION ANALYSIS. Sandler O'Neill reviewed the relative contributions to be made by BancFirst and UNB to the combined companies, based on financial information at and for the twelve months ended June 30, 2001. The percentage of pro forma shares owned was determined using the exchange ratio of
1.325. This analysis indicated that the implied contributions to the combined entity were as follows:

                                                       BancFirst              UNB
                                                       ---------              ---
Total assets                                                58.5%              41.5%
Total cash and securities                                   69.4               30.6
Total net loans                                             55.2               44.8
Total goodwill                                              90.1                9.9
Total deposits                                              58.4               41.6
Total borrowings                                            57.1               42.9
Tangible equity                                             53.6               46.4
Total equity                                                58.0               42.0

Net income                                                  51.1               48.9
2001 estimated net income                                   52.7               47.3
Percentage of pro forma shares owned                        52.5               47.5

         PRO FORMA MERGER ANALYSIS. Sandler O'Neill analyzed certain potential pro forma effects of the merger, based upon (1) an exchange ratio of 1.325, (2) the earnings per share estimates and projections of BancFirst and UNB referred to above, and (3) assumptions regarding the economic environment, accounting and tax treatment of the merger, charges and transaction costs associated with the merger and cost savings determined by the senior managements of BancFirst and UNB. The actual results achieved by the combined companies may vary from projected results and the variations may be material.

                                                         BancFirst                                UNB
                                                         ---------                                ---
                                              Stand-Alone        Pro Forma(1)       Stand Alone       Pro Forma
                                              -----------        ------------       -----------       ---------
Projected 2002 GAAP EPS                             $2.10              $2.08              $1.56             $1.57
Projected 2002 Cash EPS                              2.12               2.24               1.56              1.69
Projected tangible book value at December
31, 2002                                            12.60              11.78               9.06              8.89

--------------------
(1)  Determined by multiplying the UNB value by the exchange ratio.

         BancFirst has agreed to pay Sandler O'Neill a transaction fee of approximately $1.1 million in connection with the merger, of which approximately $265,000 has been paid and the balance of which is contingent, and payable, upon closing of the merger. Sandler O'Neill has also received a fee of $100,000 for rendering its opinion, which will be credited against that portion of the fee due upon the closing of the merger. BancFirst has also agreed to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

         Sandler O'Neill has in the past provided certain other investment banking services to BancFirst and has received compensation for such services. In the ordinary course of its business as a broker-dealer, Sandler O'Neill may also purchase securities from and sell securities to BancFirst and UNB and may actively trade the debt and equity securities of BancFirst and UNB for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

COMPLETION AND EFFECTIVENESS OF THE MERGER

The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including the adoption of the merger agreement by the shareholders of UNB and BancFirst, and the receipt of the necessary regulatory approvals. The merger will become effective upon the filing of the certificate of merger with the Ohio Secretary of State. Upon such filing, the name of UNB will be changed to Unizan Financial Corp.

We are working toward completing the merger as quickly as possible. We expect to complete the merger during the first quarter of calendar year 2002.

MERGER OF BANKING SUBSIDIARIES

In connection with the merger, UNB's banking subsidiary, United National Bank & Trust Co., and BancFirst's banking subsidiary, The First National Bank of Zanesville, have entered into a plan of merger pursuant to which The First National Bank of Zanesville will merge with and into

United National Bank & Trust Co., with United National Bank & Trust Co. being the surviving institution. United National Bank & Trust Co. will change its name to Unizan Bank, National Association. The plan of merger may be terminated by mutual consent of the parties at any time and will be terminated automatically in the event the merger agreement is terminated.

REGULATORY APPROVALS

BancFirst, UNB has received the approval of the Federal Reserve Board to complete the merger. UNB and BancFirst must wait an additional 30 days before completing the merger to allow the U.S. Department of Justice to take further action to delay or block the merger. However, if the Department of Justice does not issue adverse comments during the first 15 days of this period and consents to the shorter waiting period, UNB and BancFirst may complete the merger at that time. In addition, before the merger of UNB and BancFirst can be completed, the merger of the banking subsidiaries must be approved by the Office of the Comptroller of the Currency. An application for approval of the banking subsidiaries was filed with the Comptroller of the Currency on October 4, 2001. While UNB expects to receive such approval, no assurance can be made as to whether or when the approval will be given.

Federal Reserve Board approval of the application to merge BancFirst and UNB reflects only its view that the transaction is consistent with relevant statutory factors. It does not constitute an opinion by the Federal Reserve Board that the proposed merger is financially favorable to the shareholders of UNB or BancFirst nor does it indicate that the Federal Reserve Board has considered the adequacy of the terms of the proposed merger. The Federal Reserve Board's approval does not constitute an endorsement of or recommendation for the proposed merger.

DISTRIBUTION OF UNB COMMON STOCK

At the time the merger becomes effective, BancFirst will merge into UNB which will be the surviving corporation with its name changed to Unizan Financial Corp. and BancFirst will cease to have shareholders. Certificates that represented shares of BancFirst common stock outstanding immediately before the merger (referred to as the "BancFirst Certificates") will then represent the right to receive 1.325 shares of UNB common stock and cash in lieu of a fractional share.

As soon as practicable after the merger, UNB will send former BancFirst shareholders transmittal materials to be used to exchange the BancFirst Certificates. The transmittal materials will contain instructions with respect to the surrender of BancFirst Certificates and the delivery of shares held in book-entry form. You will receive UNB common stock certificates in its new name for your BancFirst Certificates and the amount of cash payable for fractional shares in the merger. Until surrendered, BancFirst Certificates and BancFirst shares held in book-entry form will be deemed to evidence ownership of the whole shares of UNB common stock issuable in exchange therefor.

If UNB declares a dividend on the UNB common stock payable to shareholders of record of UNB as of a record date after the merger, holders of BancFirst Certificates will be entitled to receive that dividend. However, except for the first quarter dividend anticipated to be declared in March 2002, holders of BancFirst Certificates and BancFirst shares held in book-entry form will not actually receive dividends declared by UNB thereafter until they physically deliver the BancFirst Certificates or effect a book-entry transfer of BancFirst shares held in book-entry form with properly submitted transmittal materials. Upon physical exchange of the BancFirst Certificates, former BancFirst shareholders will be entitled to receive from UNB an amount equal to all such dividends declared and paid with respect to those shares (without interest and less the amount of taxes, if any, that may have been imposed or paid).

After the merger, ownership of shares represented by BancFirst Certificates may be transferred only on the stock transfer records of UNB. After the merger, UNB will not transfer any shares of BancFirst common stock that were issued and outstanding immediately before the merger on the stock transfer books of BancFirst. If, after the merger, a former BancFirst shareholder properly presents BancFirst Certificates to UNB for transfer, UNB will cancel the BancFirst Certificates and issue in exchange certificates for shares of UNB common stock in its new name as provided in the merger agreement.

EFFECT ON SHARES OF UNB COMMON STOCK

Upon completion of the merger, each share of UNB common stock then issued and outstanding (other than UNB shares held by dissenting shareholders) will continue to be one share of UNB common stock. Since the name of UNB will be changed to Unizan Financial Corp. upon completion of the merger, certificates for shares of UNB common stock issued after the merger will be issued in the name of Unizan Financial Corp. After the merger, UNB shareholders will be required to surrender and exchange their UNB stock certificates for certificates in its new name. Until surrendered, their UNB stock certificates will continue to represent for all corporate purposes an equal number of shares of common stock of the surviving corporation. However, except for the first quarter dividend anticipated to be declared in March 2002, UNB shareholders will not receive dividends payable to holders of record of UNB common stock declared thereafter until they physically deliver their old certificates in exchange for certificates in UNB's new name. UNB common stock held in book-entry form will be exchanged automatically unless the holder exercises dissenters' rights. You should not send in any stock certificates with your proxies. A transmittal form with instructions for the exchange of your UNB stock certificates for certificates in its new name will be mailed to you as soon as practicable after the merger.

COORDINATION OF DIVIDENDS

Until the completion of the merger, UNB and BancFirst will coordinate with each other regarding the declaration of any dividend or other distributions with respect to their common stock, the record dates and the payment dates, with the intention that neither party will declare more than one dividend or fail to receive one dividend for any single calendar quarter on their respective shares of common stock.

NASDAQ STOCK MARKET QUOTATION

UNB common stock is quoted on the National Market System of the Nasdaq Stock Market. UNB has agreed to cause the shares of UNB common stock to be issued in the merger to be authorized for quotation on the Nasdaq Stock Market. The obligations of both parties to complete the merger are subject to obtaining such authorization.

NO SHOPPING PROVISIONS

Each of UNB and BancFirst have agreed that it will not, and will use its reasonable best efforts to ensure that its directors, officers, employees and agents do not, directly or indirectly:

     - initiate, solicit or encourage or take any action to facilitate the making of any offer or proposal from any third party or a business combination or for the acquisition of a substantial equity interest or a substantial portion of its assets or business (referred to as a "Competing Transaction");

     - enter into any agreement with respect to an unsolicited Competing Transaction; or

     - engage in negotiations or discussions with, or provide any non-public information, to any third party relating to any such transaction, unless its board of directors determines in good faith (having considered the advice of legal counsel and its financial advisors) that it is necessary to do so in order to discharge its fiduciary duties to shareholders.

If either UNB or BancFirst receives, prior to the approval of the merger by its shareholders, an unsolicited proposal or offer for a Competing Transaction which its board of directors determines to be a "Superior Proposal," its board of directors may withdraw its recommendation to shareholders to adopt the merger agreement or recommend the Superior Proposal to its shareholders. A "Superior Proposal" means an unsolicited offer or proposal by a third party for a Competing Transaction which the board of directors of UNB or BancFirst determines in good faith after consultation with its legal counsel and financial advisors is more favorable to the shareholders of UNB or BancFirst, as the case may be, and is reasonably expected to result in a completed transaction.

In the event the board of directors of UNB or BancFirst withdraws its recommendation to shareholders to approve the merger agreement or recommends a Superior Proposal to its shareholders, the other company shall be entitled to
(i) terminate the merger agreement, (ii) receive a payment of $1,000,000 as liquidated damages, and (iii) retain its rights under the Stock Option Agreement (see "Stock Option Agreements" below).

CONDUCT OF BUSINESSES PENDING THE MERGER

Except as expressly provided in the merger agreement, the stock option agreements or the merger agreement between our subsidiaries, each of UNB and BancFirst has agreed that until the completion of the merger it will carry on its business in the ordinary course. UNB and BancFirst have each agreed to use all reasonable efforts to preserve intact its business organization and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates.

In addition, each of UNB and BancFirst has agreed that, without the approval of the other, it will not:

     - make any change in its articles of incorporation, regulations or capital stock except as permitted by the merger agreement;

     - sell or pledge any of its capital stock or the capital stock of any subsidiary except pursuant to existing stock option plans;

     - repurchase or redeem any shares of its capital stock or the capital stock of any subsidiary;

     - cancel, release or modify any material indebtedness of any person other than in the ordinary and usual course of business;

     - increase the salary, severance or other compensation payable to, or pay any bonus to, any officer or director, or any other employees, except as consistent with past practice;

     -    enter into or amend any employment agreement or severance agreement;

     - borrow money, except in the ordinary course of business; or to sell, mortgage, or otherwise dispose of any material amount of its property or assets,;

     - make any material acquisition of, or investment in the stock or assets of any other entity not in the ordinary and usual course of business;

     - implement or adopt any change in accounting principles, practices or methods except as required by generally accepted accounting principles; and

     - introduce or change any employee benefit plan, or other plan for the benefit of any of its directors, officers or employees.

CONDITIONS TO CLOSING THE MERGER

The obligations of each of UNB and BancFirst to complete the merger are subject to the fulfillment of certain conditions, including the following:

     - the shareholders of UNB and BancFirst must have adopted the merger agreement;

     - each company's representations and warranties to the other in the merger agreement must have been true as of the date of the merger agreement and must be true as of the closing, except where the failure of such representations and warranties to be true, individually or in the aggregate, does not or would not result in a "Material Adverse Effect" (as defined below) with respect to the breaching party;

     - each company must have performed in all material respects all of the agreements, conditions, and covenants to be completed at or before the closing made by that company in the merger agreement;

     - the shares of UNB common stock to be issued in the merger must have been authorized for quotation on the Nasdaq Stock Market;

     - all regulatory approvals required to complete the merger must have been obtained;

     - UNB and BancFirst must not be subject to any order, decree, or injunction by any court or governmental authority that enjoins or prohibits the completion of the merger;

     - the registration statement of which this prospectus and joint proxy statement is a part must have been declared effective by the Securities and Exchange Commission and must not be subject to a stop order or threatened stop order; and

     - each company must have received from its legal counsel an opinion to the effect that the merger will constitute a tax free reorganization for federal income tax purposes.

The term "Material Adverse Effect" is defined to mean any effect that has a material negative impact on the financial position, results of operations or business of UNB and its subsidiaries, taken as a whole, or, as the case may be, BancFirst and its subsidiaries, taken as a whole; or impair the ability of UNB or BancFirst, as the case may be, to complete the merger or perform its obligations under the merger agreement. The following will not be included in any determination of a Material Adverse Effect: (1) changes in generally accepted accounting principles or regulatory accounting requirements that are applicable to depository institutions and their holding companies; (2) actions and omissions of a party taken with the prior written consent of the other party; (3) changes in economic conditions (including a change in the level of interest rates) applicable to depository institutions; (4) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities; and (5) any changes to valuation policies and practices or restructuring charges in connection with the merger.

TERMINATION

Prior to the completion of the merger, the merger agreement may be terminated by mutual consent of UNB and BancFirst or may be terminated by either of them if:

     - any governmental agency denies an approval needed to complete the merger or any governmental authority issues an order blocking the merger;

     - the shareholders of either company fail to adopt the merger agreement because the required vote was not obtained at the special meetings or any adjournment or postponement thereof;

     - the merger has not been completed by September 30, 2002, unless the failure to complete the merger by that date was caused by the failure of the party seeking to terminate the merger to perform its obligations under the merger agreement;

     - any of the conditions to the obligations of UNB or BancFirst to complete the merger have not been met, provided that the party seeking to terminate has not breached any of its representations, warranties or agreements;

     - the other company fails to perform its obligations under the merger agreement or fails to cure a material breach of any of its representations or warranties in the merger agreement; or

     - the board of directors of the other company withdraws its recommendation to shareholders to adopt the merger agreement or recommends a Superior Proposal.

If either UNB or BancFirst terminates the merger agreement in accordance with its terms, neither generally will be liable to the other, unless the merger agreement is terminated by one company because the board of directors of the other company withdraws its recommendation to shareholders to adopt the merger agreement or recommends a Superior Proposal, in which case the other company is obligated to pay the terminating party the sum of $1,000,000 as liquidated damages. Neither company will be released from liability to the other for any damages arising out of its willful breach of the merger agreement, and the option agreements will remain in force and effect pursuant to their terms.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following summarizes the material federal income tax consequences of the merger and is based on the Internal Revenue Code, the regulations issued under the Internal Revenue Code, existing administrative interpretations, and court decisions. Future legislation, regulations, administrative interpretations, or court decisions could significantly change such authorities either prospectively or retroactively. This summary does not address all aspects of federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as rules regarding shareholders who are not citizens or residents of the United States, or who are institutions, or tax-exempt organizations. This discussion also assumes that BancFirst shareholders hold their shares of BancFirst stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code.

It is a condition to the obligations of UNB and BancFirst to complete the merger that UNB shall have received an opinion from Black, McCuskey, Souers & Arbaugh and BancFirst shall have received an opinion from Bricker & Eckler LLP regarding material federal income tax consequences of the merger. UNB and BancFirst believe, based on these opinions, that the merger will have the following federal income tax consequences:

     -    the merger will constitute a "reorganization" within the meaning of
          Section 368(a)(1) of the Internal Revenue Code and UNB and BancFirst will each be a "party to a reorganization" within the meaning of
          Section 368(b);

     - no gain or loss will be recognized by BancFirst shareholders who receive solely shares of UNB; and

     - no gain or loss will be recognized by BancFirst or UNB as a result of the merger.

Due to the complexities of federal, state and local income tax laws, BancFirst shareholders should consult their tax advisors as to the particular tax consequences to them of the merger.

ACCOUNTING TREATMENT

The merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. This means that UNB and BancFirst will be treated as one company as of the date the merger is completed. For accounting purposes, BancFirst has been determined to be the acquiror and will record the fair value of UNB's assets and liabilities in its financial statements. Any difference between the purchase price and fair value of the identified net assets will be recorded as goodwill. The income statement will include the income of UNB beginning at the date the merger is completed. The unaudited pro forma condensed combined consolidated financial information contained in this joint proxy statement and prospectus has been prepared using the purchase accounting method to account for the merger. See "Unaudited Pro Forma Condensed Combined Consolidated Financial Statements."

RESTRICTIONS ON BANCFIRST AFFILIATES

All shares of UNB common stock received by BancFirst shareholders in the merger will be freely transferable, except that shares of UNB common stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act of 1933) of BancFirst before the merger may only be resold in transactions permitted by the resale provisions of Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of BancFirst generally include individuals or entities that control, are controlled by, or are under common control with, BancFirst and may include certain officers, directors, and principal shareholders of BancFirst.

This joint proxy statement and prospectus covers UNB common stock to be issued in connection with the merger. It does not cover any resales of UNB common stock to be received by affiliates of BancFirst upon completion of the merger, and no person is authorized to make any use of this joint proxy statement and prospectus in connection with any such resale.

DIRECTORS AND MANAGEMENT AFTER THE MERGER

BOARD OF DIRECTORS OF UNB. The merger agreement provides that the board of directors of UNB following the merger shall consist of 14 persons, seven of whom shall be designated by UNB and seven of whom shall be designated by BancFirst.

The board of directors of UNB will be divided into three classes as nearly equal in number as possible. Each director shall hold office for a term of three years with the term of the classes ending in successive years.

The following table shows each person named by UNB and BancFirst to serve on the board of directors of UNB following the completion of the merger. The table also shows the year in which each director's term of office will expire. Additional information about such persons, as well as the executive officers of UNB and The United National Bank & Trust Co. upon completion of the merger as set forth below, is contained in the respective Annual Reports on Form 10-K of UNB and BancFirst for the year ended December 31, 2000, which reports are incorporated by reference in this document. See "Where You Can Find More Information."

Name                                     Initial Term to Expire                 Designee of:

Louis V. Bockius, III                    2003                                   UNB
William T. Stewart                       2003                                   BancFirst
Marc L. Schneider                        2003                                   UNB
James L. Nichols                         2003                                   BancFirst
Jane Murphy Timken                       2003                                   UNB
William F. Randles                       2004                                   BancFirst
E. Lang D'Atri                           2004                                   UNB
Karl C. Saunders                         2004                                   BancFirst

Russell W. Maier                         2004                                   UNB
John W. Straker, Jr.                     2004                                   BancFirst
Roger L. Mann                            2005                                   UNB
Gary N. Fields                           2005                                   BancFirst
George M. Smart                          2005                                   UNB
Phillip E. Burke                         2005                                   BancFirst

Until December 31, 2005, a committee consisting of two directors designated by BancFirst and one director designated by UNB shall recommend nominees for positions on the board of directors occupied or vacated by a director designated by BancFirst, and a committee consisting of two directors designated by UNB and one director designated by BancFirst shall recommend nominees for positions on the board of directors occupied or vacated by a director designated by UNB. A two-thirds vote of the Nominating Committee is required for a nominee to be recommended for a position on the board of directors. Nominations of directors after December 31, 2005 may be made by the board of directors or any shareholder, subject to compliance with the nomination procedure set forth in the Code of Regulations.

MANAGEMENT. Upon completion of the merger the executive officers of UNB will include executive officers of BancFirst. The executive officers of UNB upon completion of the merger will be as follows:

Executive Officers                          Position
------------------                          --------
Gary N. Fields            Chairman of the Board of Directors
Roger L. Mann             President and Chief Executive Officer
James H. Nicholson        Executive Vice President and Chief Operating Officer
James J. Pennetti         Executive Vice President and Chief Financial Officer


BOARD OF DIRECTORS OF THE BANK. Upon completion of the merger, the First National Bank of Zanesville, N.A. will merge with and into the United National Bank & Trust Co. Which will be the surviving bank. Its initial board of directors will consist of twelve (12) members, with UNB and BancFirst each designating six (6) members. The BancFirst designees are James H. Nicholson, William F. Randles, Susan S. Henderson, Frank J. Dosch, James M. Matesich and Warren W. Tyler. The UNB Designees Are Roger L. Deville, Edgar W. Jones, Jr., Roger L. Mann, E. Scott Robertson, E. Lang D'Atri and Marc L. Schneider.

MANAGEMENT OF THE BANK. Upon completion of the merger of UNB's and BancFirst's banking subsidiaries, the executive officers of the surviving bank will be as follows:

Executive Officers                                        Position
------------------                                        --------
Roger L. Mann                                          Chairman


James H. Nicholson                  President and Chief Executive Officer
James J. Pennetti                   Executive Vice President and Chief Financial Officer
James B. Baemel                     Executive Vice President, Corporate Banking
Scott E. Dodds                      Executive Vice President, Retail Banking
Edward N. Cohn                      Executive Vice President, Systems & Operations;
                                    President, Columbus Division
Thomas J. Selock                    Executive Vice President, Regional Sales Management
Leo E. Doyle                        Executive Vice President, Commercial Loan & Aircraft
Gary L. McLaughlin                  Executive Vice President, Credit Administration

Pursuant to the terms of the merger agreement, the Code of Regulations of UNB following the merger and until December 31, 2005 will require the affirmative vote of three-fourths of the directors then in office to:

     - remove Mr. Mann, Mr. Fields, Mr. Nicholson or Mr. Pennetti from any of their executive positions;

     - change the size of the board of directors or the number of directors to be designated by former BancFirst directors or the number of directors to be designated by UNB directors; or

     - effect any amendment to the Code of Regulations that would conflict with the provisions regarding the removal of the above-named executives, the classification, number or terms of office of directors or the procedure for nominating directors for the board of directors.

DISSENTERS' RIGHTS

The shareholders of UNB and BancFirst will be entitled to dissenters' rights. A shareholder entitled to relief as a dissenting shareholder must comply with the requirements set forth in Section 1701.85 of the Ohio Revised Code. The following summary does not purport to be a complete statement of the method of compliance with Section 1701.85 and is qualified in its entirety by reference to
Section 1701.85, the text of which is attached hereto as Appendix E.

A shareholder who wishes to perfect his rights as a dissenting shareholder in the event the merger agreement is adopted must (a) have been the holder of record of the shares as to which he seeks relief as of the record date for the special meeting of UNB shareholders, if he holds UNB shares, or the record date for the special meeting of BancFirst shareholders, if he holds BancFirst shares,
(b) not have voted his shares in favor of adopting the merger agreement and (c) deliver to UNB, not later than ten days after the applicable special meeting, a written demand for payment to him of the fair cash value of the shares as to which he seeks relief. Such written demand must state the name of the shareholder, his address, the number of shares as to which he seeks relief and the amount claimed as the fair cash value thereof.

A vote against adoption of the merger agreement will not satisfy the requirements of a written demand for payment as described above. Any written demand for payment should be mailed or delivered to UNB Corp., 220 Market Avenue South, Canton, Ohio 44702, Attention: Secretary.

If UNB sends to a dissenting shareholder, at the address specified in his written demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder must within fifteen days thereafter deliver the certificates requested. UNB will then endorse the certificates with a legend to the effect that a demand for the fair cash value of the shares represented thereby has been made and promptly return such certificates to the dissenting shareholder. Failure on the part of the dissenting shareholder to deliver such certificates terminates his rights as a dissenting shareholder, at the option of UNB, exercised by written notice of such termination delivered to him within twenty days after the expiration of the fifteen-day period, unless a court, for good cause shown, otherwise directs. Nevertheless, upon such termination, a holder of BancFirst shares will be entitled to receive the shares of UNB common stock issuable to him pursuant to the merger agreement.

Unless the dissenting shareholder and UNB agree on the fair cash value per share as to which relief is sought, either may, within three months after service of the shareholder's written demand, file a complaint in the Court of Common Pleas of Stark County, Ohio. If the court finds that the shareholder is entitled to be paid the fair cash value of any shares, the court may appoint one or more appraisers to receive evidence and to recommend a decision on the amount of the fair cash value.

Fair cash value will be determined as of the day prior to the applicable special meeting, will be the amount a willing seller and willing buyer would accept or pay with neither being under the compulsion to sell or buy, will not exceed the amount specified in the shareholder's written demand, and will exclude any appreciation or depreciation in the market value resulting from the merger. The court will make a finding as to the fair cash value of a share and render judgment against UNB for its payment with interest at such rate and from such date as the court considers equitable. The cost of the proceedings, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable.

The rights of any dissenting shareholder will terminate if (a) he has not complied with Section 1701.85 of the Ohio Revised Code, unless UNB by action of its board of directors waives such failure, (b) UNB abandons or is finally enjoined or prevented from carrying out the merger or the shareholders rescind their adoption of the merger agreement, (c) the shareholder withdraws his demand, with the consent of UNB by action of its board of directors, or (d) UNB and the dissenting shareholder shall not have come to an agreement as to the fair cash value per share, and neither UNB nor the shareholder shall have timely filed or joined in a complaint in an appropriate court for a determination of the fair cash value of the shares.

Because a proxy which does not contain voting instructions will, unless revoked, be voted FOR adoption of the merger agreement, a shareholder who wishes to exercise his dissenters' rights must either not sign or return his proxy or, if he signs his proxy, vote against or abstain from voting on adoption of the merger agreement.

ARTICLES OF INCORPORATION AND CODE OF REGULATIONS

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The Articles of Incorporation and the Code of Regulations of UNB as amended and restated will be the governing documents of UNB after the merger. The amended and restated Articles of Incorporation and Code of Regulations were agreed upon by UNB and BancFirst in the merger agreement. Ohio law permits a merger agreement to include the Articles of Incorporation and Code of Regulations (or amendment thereto) of the surviving corporation. Shareholders of UNB and BancFirst will be approving the amended and restated Articles of Incorporation and Code of Regulations of UNB by adopting the merger agreement.

INDEMNIFICATION AND INSURANCE. UNB has agreed to indemnify, defend and hold harmless those directors, officers and employees of BancFirst or any of its subsidiaries who held such positions prior to the completion of the merger against all expenses, judgments, fines, losses, claims, damages or liabilities arising from acts or omissions occurring at or before the effective date of the merger, to the fullest extent permitted by Ohio law.

UNB has also agreed that, for a period of six years from the effective date of the merger, it will use its reasonable best efforts to provide directors' and officers' insurance for the present and former officers and directors of BancFirst with respect to claims arising from events occurring prior to the effective date. The insurance provided by UNB must contain at least the same coverage and amounts with terms and conditions no less advantageous than BancFirst's current policy; provided, however, that UNB is not required to expend more than 300% of the current amount expended by BancFirst to maintain or obtain that insurance coverage. If UNB cannot maintain or obtain the required insurance coverage within the 300% limit, it is required to use its reasonable best efforts to obtain as much comparable insurance as is available for that amount. Finally, if UNB merges into or consolidates with any other entity or sells substantially all its assets to another entity, UNB must cause its successors or assigns to assume these obligations.

                         DESCRIPTION OF UNB COMMON STOCK

UNB's authorized capital stock consists of 50 million shares of common stock, without par value. Upon completion of the merger, UNB's authorized capital stock will be increased from 50 million shares of common stock to 100 million shares of common stock. As of September 30, 2001, a total of 10,457,702 shares of UNB common stock were outstanding. UNB expects to issue 11,582,930 shares of UNB common stock in the merger.

Holders of UNB common stock are entitled to dividends out of funds legally available for that purpose when, as, and if declared by UNB's board of directors.

In the case of any liquidation, dissolution or winding up of the affairs of UNB, holders of UNB common stock would be entitled to receive, pro rata, any assets distributable to common shareholders in proportion to the number of shares held by them.

All outstanding shares of UNB common stock are, and the shares to be issued pursuant to the merger will be, when issued, fully paid and non-assessable.

                             STOCK OPTION AGREEMENTS

The following is a summary of certain provisions of stock option agreements. This summary is subject to, and qualified in its entirety by, the complete text of the stock option agreements,

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

which are incorporated by reference and attached as Appendix B-1 and Appendix B-2 to this document.

In connection with the execution and delivery of the merger agreement, UNB and BancFirst entered into:

     - the BancFirst stock option agreement, under which BancFirst granted to UNB an irrevocable option to purchase up to 1,302,533 shares of BancFirst common stock at a price of $20.95 per share; and

     - the UNB stock option agreement, under which UNB granted BancFirst an irrevocable option to purchase up to 1,561,064 shares of UNB common stock at a price of $18.50 per share.

Exercise of the Options.

Among other conditions, the UNB stock option and the BancFirst stock option are each only exercisable upon the occurrence of a Purchase Event. A "Purchase Event" will occur if:

     - Without the prior written consent of the party holding the option, the party granting the option has authorized, recommended or publicly-proposed, or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any third person to effect (A) a merger, consolidation or similar transaction involving the party granting the option or any of its subsidiaries,
          (B) the disposition, by sale, lease, exchange or otherwise, of assets of the party granting the option or any of its subsidiaries representing in either case 25% or more of its consolidated assets, or
          (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of party granting the option or any of its subsidiaries (any of the foregoing an "Acquisition Transaction"); or

     - Any third person or group shall have acquired beneficial ownership of or the right to acquire beneficial ownership of 20% or more of the then outstanding shares of the party granting the option.

Expiration of the Options

Pursuant to each stock option agreement, each option will expire upon the earliest of: (i) consummation of the merger; (ii) termination of the merger agreement in accordance with its terms prior to the occurrence of a Purchase Event (as defined above) or a Preliminary Purchase Event (as defined below);
(iii) if the party granting the option has defaulted in its obligations under the merger agreement, 12 months after the termination of the merger agreement by the party holding the option; and (iv) 12 months after termination of the merger agreement following the occurrence of a Purchase Event or a Preliminary Purchase Event regardless of whether the granting party is in default. A "Preliminary Purchase Event" will occur if:

     - A third person has commenced a tender or exchange offer, or has filed a registration statement under the Securities Act with respect thereto, for purchase of any of the granting party's shares such that, upon consummation of such offer, such person would own or control 15% or more of the granting party's then outstanding shares (such an offer being referred to as a "Tender Offer" and an "Exchange Offer," respectively); or

     - (A) The merger agreement is not approved by the granting party's shareholders, or (B) a meeting for such purpose is not held or is canceled prior to termination of the merger agreement or (C) granting party's board of directors has withdrawn or significantly modified its recommendation to vote for the merger agreement; in each case after it has been publicly announced that a third person has (x) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (z) filed an application (or given notice), whether in draft or final form, under an applicable banking law for approval to engage in an Acquisition Transaction; or

     - The party granting the option has defaulted in its obligations under the merger agreement entitling the other party to terminate the merger agreement in accordance with its terms after (x) a bona fide proposal is made by any third person to granting party or its shareholders to engage in an Acquisition Transaction, (y) any third person states its intention to the granting party or its shareholders to make a proposal to engage in an Acquisition Transaction if the merger agreement terminates or (z) any third person has filed an application or notice with any applicable governmental entity to engage in an Acquisition Transaction.

Neither party may exercise its option at any time when it is in material breach of the merger agreement such that the other party would be entitled to terminate the merger agreement pursuant to its terms.


Manner of Exercise

If an option becomes exercisable, the party holding the option may exercise it in whole or in part by giving notice following the applicable purchase event and prior to the expiration of the option. The right to exercise the options and certain other rights under the stock option agreement are subject to an extension to obtain required regulatory approvals and comply with applicable regulatory waiting periods. The application filed with the Federal Reserve Board for approval of the merger included a request for approval of the exercise of each Stock Option Agreement pursuant to its terms. See "The Merger" and the "Merger Agreement - Regulatory Approval".

Repurchase and Surrender of the Option

The stock option agreements also provide that at any time after the occurrence of a "Repurchase Event," and upon a request delivered by the holder of the option before the option expires, the party granting the option must repurchase the option and all or any part of the shares received upon the full or partial exercise of the option ("Option Shares"). The term "Repurchase Event" means the sale of assets of the party granting the option representing more than 50% of its consolidated assets or the merger of the party granting the option with a third party in which the party granting the option is not the survivor or its shareholders own less than 50% of the outstanding shares of the survivor after the merger.

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
The repurchase of an option by the party granting the option will be at a price equal to the amount by which the "Applicable Price" exceeds the option price multiplied by the number of shares for which the option may be exercised. A repurchase of Option Shares will be at a price per share equal to the purchase price paid by the party holding the option. The term "Applicable Price" means the highest of (1) the highest price paid per share of common stock of the party granting the option in connection with the acquisition of 50% or more of such party's outstanding common stock, (2) the price per share of common stock of the party granting the option received by its shareholders in connection with a merger or business combination, or (3) the highest closing sales price per share of common stock of the party granting the option on the Nasdaq Stock Market during the 60 business days immediately preceding the date that notice of the required repurchase is given.

The stock option agreements limit the total profit that the holder of an option may realize in connection with the sale of the Option Shares or the repurchase of the option to $11 million dollars. If a Repurchase Event occurs and the total profit realized by the holder of an option from the sale of the Option Shares or the repurchase of the option is less than $8 million, the party granting the option is obligated to pay the holder the amount by which $8 million exceeds the holder's total profit.

If, before an option expires: (1) the party granting the option enters into a transaction in which it is not the surviving corporation, (2) as a result of a merger or plan of exchange, the capital stock of the party granting the option is exchanged for securities of any other entity or into cash or any other property or represents less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (3) the party granting the option sells all or a substantial part of its or its subsidiaries' assets; the option shall be converted into a substitute option, with terms similar to those of the option, to purchase capital stock of the entity that acquires or is the effective successor to the party granting the option or any entity that controls such acquiring or successor entity.

Adjustment for Certain Events

The number of shares issuable upon exercise of each option (the "option shares") is subject to adjustment in the event that any shares of the granting party are issued or otherwise become outstanding or are redeemed, repurchased or retired or otherwise cease to be outstanding after the date of the option agreement so that after such action the number of option shares equals 14.9% of the number of shares of granting party's then outstanding shares (without giving effect to any shares issued or issuable upon exercise of the option). In addition, the number of shares subject to each option will be adjusted in the event of any change in the number of shares of granting party's then outstanding shares by reason of any stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction.

Objectives of the Stock Option Agreement

The objectives of the stock option agreements include:

     - increasing the likelihood that the merger will be completed in accordance with the terms set forth in the merger agreement; and

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

     - compensating the party holding the option for its expenses, losses, and opportunity costs incurred if the merger is not completed in the event a third person seeks to acquire control of the party granting the option while the merger is pending.

The existence of the options could significantly increase the cost to a potential third party purchaser of acquiring UNB or BancFirst compared to the cost had UNB and BancFirst not entered into the stock option agreements. As a result, the stock option agreements may have the effect of discouraging offers by third parties to acquire UNB or BancFirst, even if such a third party was prepared to offer to pay consideration to BancFirst shareholders that has a higher current market value than the shares of UNB common stock to be received by BancFirst shareholders pursuant to the merger agreement, or a consideration for UNB shares in excess of the current market value of the BancFirst shares for which they are to be exchanged.

To the best knowledge of UNB and BancFirst, as of the date of this joint proxy statement and prospectus, no event creating a right to exercise either option has occurred.

                       COMPARISON OF SHAREHOLDERS' RIGHTS

Both UNB and BancFirst are Ohio corporations and the rights of their respective shareholders are governed by Ohio law. Nevertheless, the shareholders of UNB and BancFirst are subject to certain different corporate governance requirements under the respective Articles of Incorporation and Code of Regulations of UNB and BancFirst. Upon completion of the merger, UNB's Articles of Incorporation and Code of Regulations, as amended and restated, will govern the continuing corporation. The following discussion compares BancFirst's Articles of Incorporation and Code of Regulations to UNB's Articles of Incorporation and Code of Regulations as currently in effect and as amended and restated pursuant to the merger agreement (the "Restated Articles of Incorporation" and the "Restated Code of Regulations"). The following summary is not intended to be complete and is qualified by reference to the Articles of Incorporation and Code of Regulations of BancFirst, the Articles of Incorporation and Code of Regulations of UNB as currently in effect and the Restated Articles of Incorporation and the Restated Code of Regulations of UNB. Copies of these documents are available upon request. See "Where You Can Find More Important Information" below.

AUTHORIZED CAPITAL

The authorized capital stock of BancFirst consists of 20 million shares of common stock. On the record date, there were 8,739,670 shares of BancFirst common stock outstanding.

The authorized capital stock of UNB consists of 50 million shares of common stock. On the record date, there were 10,439,305 shares of UNB common stock outstanding.

After the merger, the authorized capital stock of UNB will consist of 100 million shares of common stock without par value.

VOTING AND PREEMPTIVE RIGHTS

Holders of UNB common stock and BancFirst common stock are entitled to one vote for each share on each matter submitted for shareholder action, except that BancFirst shares have cumulative voting rights in the election of directors. Holders of UNB common stock and

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

BancFirst common stock have no preemptive rights. After the merger, shareholders will have cumulative voting rights in the election of directors but will not have preemptive rights to purchase or subscribe to shares. When shares are voted cumulatively, you multiply the number of shares you own by the number of directors to be elected to determine the total number of votes you may cast. You may give any one or more of the nominees any portion of the total number of your votes.

SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

The board of directors of each of UNB and BancFirst is divided into three classes, as nearly equal in number as possible. The directors serve three year terms. The term of office of one class of directors expires each year. The number of directors of BancFirst may not be less than nine nor more than fifteen with the exact number to be fixed by resolution adopted by the affirmative vote of the holders of a majority of the outstanding common stock. Currently, BancFirst's board of directors is composed of nine members. Under UNB's Code of Regulations, the number of directors is fixed at fourteen until changed by the affirmative vote of a majority of the board of directors. UNB's board of directors is currently fixed at thirteen.

After the merger, the board of directors will continue to be divided into three classes, with directors in each class serving staggered three-year terms, so that directors of only one class are elected each year. The Restated Code of Regulations fixes the number of directors at fourteen. Prior to December 31, 2005, the size of the board of directors may be changed by the affirmative vote of three-fourths of the directors then in office, and thereafter by the holders of a majority of the shares present in person or by proxy at a meeting called for the purpose of electing directors.

REMOVAL OF DIRECTORS

Because BancFirst's Code of Regulations contains no express provision with respect to the removal of directors, Ohio law governs the removal of BancFirst directors. Under Ohio law, all the directors may generally be removed without cause by the vote of the holders of a majority of the voting power of the corporation. A single director may be removed without cause by the vote of the holders of a majority of the voting power of the corporation unless sufficient votes are cast against his removal as would be sufficient to elect one director if voted cumulatively.

Under UNB's current Code of Regulations, a director may be removed from office at any time without cause, by vote of the holders of three-fourths of the outstanding common stock.

After the merger, the removal of a director will continue to require the vote of the holders of three-fourths of the outstanding common stock, except as otherwise provided by law.

SHAREHOLDER NOMINATIONS OF DIRECTORS

Under BancFirst's Code of Regulations, director nominations at any annual meeting of shareholders or at any special meeting of shareholders called for election of directors may be made by BancFirst's board of directors, or by a shareholder who is entitled to vote at the meeting under the following circumstances.

A BancFirst shareholder may make a nomination at a meeting called for the election of directors if, and only if, the shareholder has delivered a notice both to the President of BancFirst and to the

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

Chairman of the Federal Reserve Board setting forth with respect to each proposed nominee: (1) the nominee's name and address; (2) the nominee's principal occupation; (3) the number of shares of BancFirst capital stock that are owned by the notifying shareholder; (4) the name and address of the notifying shareholder and (5) the total number of shares of BancFirst that will be voted for the proposed nominee or nominees. The notice must be delivered not less than 14 days before the date of the election meeting and not more than 50 days prior to the election meeting.

Neither UNB's current Articles of Incorporation nor its current Code of Regulations contain provisions specifically dealing with shareholder nominations of directors.

The Restated Code of Regulations of UNB which will be in effect after the merger contains provisions regarding shareholder nominations of directors that are substantially identical to those of BancFirst's Code of Regulations.

SHAREHOLDER PROPOSALS

There are no provisions in the Articles of Incorporation or Code of Regulations of BancFirst or UNB or in the Restated Articles of Incorporation or Restated Code of Regulations specifically dealing with shareholder proposals.

APPROVAL OF MERGERS, CONSOLIDATIONS AND SALE OF ASSETS

The Articles of Incorporation of BancFirst require a merger, consolidation or substantial asset sale involving BancFirst to be approved by the vote of the holders of a majority of its outstanding common stock, unless the transaction is a "business combination" with a person or entity owning 10% or more of BancFirst's common stock. "Business combination" includes any merger, consolidation, share exchange, sale of assets, stock issuance, liquidation or reclassification of securities. The Articles of Incorporation of UNB require the vote of the holders of two-thirds of its outstanding common stock to approve any merger, consolidation or substantial asset sale, unless the transaction is a business combination with a person or entity owning 10% or more of UNB's common stock. The BancFirst Articles of Incorporation require a business combination with a 10% shareholder to be approved by the vote of the holders of three-fourths of its outstanding common stock unless (i) the business combination has been approved by two-thirds of the Continuing Directors (generally the directors who are unaffiliated with the 10% shareholder) or (ii) certain "fair price" provisions are satisfied. Unless certain "fair price" provisions are satisfied or the business combination with the 10% shareholder is approved by a majority of Continuing Directors, the Articles of Incorporation of UNB requires a business combination with a 10% shareholder to be approved by the affirmative vote of the holders of (i) three-fourths of its outstanding common stock and (ii) two-thirds of its outstanding common stock excluding the shares owned by the 10% shareholder.

The Restated Articles of Incorporation of UNB will require a merger, consolidation or substantial asset sale not involving a 10% shareholder to be approved by the affirmative vote of the holders of two-thirds of its outstanding common stock. A business combination with a 10% shareholder will require the affirmative vote of the holders of (i) three-fourths of UNB's outstanding common stock and (ii) two-thirds of UNB's outstanding common stock, excluding the shares owned by the 10% shareholder, unless (i) the business combination has been approved by two-thirds of the Continuing Directors or (ii) certain "fair price" provisions are satisfied.

AMENDMENT OF ARTICLES OF INCORPORATION AND CODE OF REGULATIONS

The Articles of Incorporation of BancFirst may be amended by the vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation, except for the amendment of the provisions relating to the indemnification of directors and officers and to business combinations with 10% shareholders, which will require the vote of the holders of three-fourths of the outstanding common stock. To amend the Code of Regulations of BancFirst requires the vote of the holders of a majority of the outstanding common stock of BancFirst. The Articles of Incorporation of UNB may be amended by the vote of the holders of two-thirds of the outstanding shares of its common stock, except for the amendment of the provisions relating to business combinations with a 10% shareholder, which will require the vote of the holders of (i) three-fourths of its outstanding common stock and (ii) two-thirds of its outstanding common stock, excluding the shares owned by the 10% shareholder, unless the amendment is approved by a majority of the Continuing Directors. The Code of Regulations of UNB may be amended by the vote of the holders of a majority of its outstanding common stock.


To amend the Restated Articles of Incorporation of UNB which will be in effect after the merger requires the vote of the holders of two-thirds of its outstanding common stock, except for the amendment of the provisions relating to indemnification of directors and officers, business combinations with 10% shareholders and the vote required to amend such indemnification and business combination provisions, which will require the vote of the holders of three-fourths of its outstanding common stock. The Restated Code of Regulations of UNB may be amended by the vote of the holders of a majority of its outstanding common stock, except that no amendment prior to December 31, 2005, which would conflict with the provisions relating to the number or classification of directors, nominees for election to the board of directors, the composition of committees of the board or the removal of certain executive officers will be effective unless approved by the vote of (i) three-fourths of the directors then in office and (ii) the holders of a majority of its common stock.

SHAREHOLDER RIGHTS AGREEMENT

UNB entered into a Rights Agreement on October 15, 1998 for the benefit of the holders of its common stock. Pursuant to the Rights Agreement, each outstanding share of UNB common stock entitles the record holder to one Right to purchase one share of UNB common stock if either of the following occur:

- there is a public announcement that a person or group of affiliated or associated persons (excluding, among other persons, UNB, any subsidiary of UNB or any employee benefit plan of UNB or any such subsidiary) have acquired beneficial ownership of 15% or more of the outstanding UNB common stock (an "Acquiring Person") other than pursuant to certain permitted offerings; or

- there is commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person.

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

Within 10 business days following the occurrence of one of the foregoing events, separate Right certificates will be issued evidencing the rights associated with each such share, and thereafter the Rights will be transferable pursuant to the Right certificates separately from the common stock. Until then, the Rights are transferable only with the associated shares of UNB common stock.

Following the distribution of Right certificates, each Right will be exercisable to purchase one share of UNB common stock for $60.00. Once a person becomes an Acquiring Person by acquiring beneficial ownership of 15% or more of UNB's outstanding common stock, the rights would permit holders of UNB common stock, other than the Acquiring Person, to purchase for $60.00 additional shares of UNB common stock having a then market value of $120.00. In addition, if, after any person has acquired such beneficial ownership, (i) UNB is involved in a merger or other business combination with the Acquiring Person or (ii) UNB sells or otherwise transfers assets or earning power aggregating more than 50% of the assets or earning power of UNB to the acquiring person, then each right will entitle the holder to purchase for $60.00 a number of shares of common stock of the other party to such business combination or sale having a then market value of $120.00.

The shares of UNB common stock to be issued in the merger will be issued with these Rights, and the stock certificates evidencing the common stock will contain a legend referring to the Rights Agreement. The Rights will expire on October 26, 2008 unless extended or earlier redeemed pursuant to the terms of the Rights Agreement.

                            STATE ANTI-TAKEOVER LAWS

CONTROL SHARE ACQUISITION STATUTE

Ohio has enacted a control share acquisition statute which provides that any acquisition of at least twenty percent (20%) of the voting power of a corporation, by tender offer or otherwise, including open market purchases, shall be made only with the prior authorization of the shareholders of the corporation after the corporation has received an acquiring person's statement at the corporation's executive offices. Within 10 days after the receipt of the acquiring person's statement, the board of directors of the corporation is required to call a special meeting of shareholders to vote on the acquisition within 50 days of the receipt of the acquiring person's statement. The acquisition must be approved by the holders of a majority of the outstanding voting shares of the corporation represented at such meeting and by the holders of a majority of the portion of such shares outstanding excluding the shares of the acquiring person, and must be consummated within 360 days after shareholder approval. Thus, because of this statute, it may be more difficult for persons seeking to acquire more than twenty percent (20%) of stock to do so.

MERGER MORATORIUM STATUTE

The Ohio Merger Moratorium Statute governs business combinations and other transactions between an Ohio public company (such as UNB and BancFirst) and an "interested shareholder." An interested shareholder is a person who beneficially owns or has the right to vote 10% or more of the company's outstanding shares and who acquired the shares or voting rights without the prior approval of its board of directors. For three years after a person becomes an interested

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

shareholder, the following transactions between the company and the interested shareholder or persons related to that shareholder are prohibited:

          -    the sale or merger of any interest in assets;

          -    mergers and similar transactions;

          -    a voluntary dissolution;

          - the issuance or transfer of shares or any rights to acquire shares in excess of 5% of the company's outstanding shares;

          - a transaction that increases the interested shareholder's proportionate ownership of the company; and

          - any other benefit that is not shared proportionately by all shareholders.

After three years, transactions between the company and an interested shareholder generally require:

          - approval by at least two-thirds shareholder vote, and by a majority of shares not owned or controlled by the interested shareholder; or

          - satisfaction of the statutory fair price requirements that apply to shares held by persons other than the interested shareholder.

                       INTERESTS OF CERTAIN DIRECTORS AND
                        EXECUTIVE OFFICERS IN THE MERGER

UNB CHANGE IN CONTROL AGREEMENTS

UNB has severance agreements with Roger L. Mann, James J. Pennetti, Leo E. Doyle, Robert M. Sweeney and Scott E. Dodds which entitle each of them to receive severance benefits in the event of the termination of his employment by UNB other than for "cause" (as defined therein) or his resignation in response to a reduction in responsibilities, authority, position or compensation or relocation of his place of work within three years following a change in control. In addition, each of them is entitled to receive severance benefits if he resigns in response to a change in control during the ninety day period beginning six months after a change in control of UNB.

Upon such termination of employment, UNB would be obligated to make a lump sum payment to the terminated officer equal to 300% of (i) his then current base salary, plus (ii) the average of the bonuses or incentive compensation awarded for the three calendar years immediately preceding the year in which the change in control occurred. In addition, each would be entitled to receive an additional payment (the "gross up") sufficient to cover any tax imposed by
Section 280G of the Internal Revenue Code on the severance payments or other benefits. UNB would also be required to continue to provide life, health and insurance coverage for a period of 36 months following such termination of employment. The merger constitutes a change in control under the severance agreements.

The United National Bank & Trust Co. has salary continuation agreements with Messrs. Mann, Pennetti, Doyle and Dodds that provide supplementary retirements upon retirement at or after normal retirement age. The payment of these supplemental retirement benefits is accelerated upon termination of employment within three years following a change in control of UNB. No benefits are payable under the salary continuation agreements if the officer's employment is terminated for "cause" (as defined in the severance agreements) or he is removed from office pursuant to an order issued under the Federal Deposit Insurance Act, or if a receiver is appointed for the bank under the Federal Deposit Insurance Act or the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to the bank under the Federal Deposit Insurance Act. If an officer becomes entitled to receive benefits upon termination of employment following a change in control such as the merger, the bank would be obligated to make a lump sum payment of $1,441,874 to Mr. Mann, $652,190 to Mr. Pennetti, $668,473 to Mr. Doyle and from $311,000 to $326,280 to Mr. Dodds, depending upon the year in which such termination of employment occurred. Each of Messrs. Mann and Pennetti has agreed to waive his right to receive benefits under the severance and salary continuation agreements if he voluntarily terminates his employment following the merger for any reason other than a reduction in responsibilities, authority or compensation or relocation of his place of work.

BANCFIRST EXECUTIVE RETENTION PLAN

Certain BancFirst executives participate in an Executive Retention Plan, the purpose of which is to retain executives in the management of BancFirst through a change in control. Participating executives who remain in employment through a change in control will be entitled to a severance benefit if their employment is terminated within 24 months after the change in control. For this purpose, termination includes a severance of employment, a reduction in base salary, a material reduction in fringe benefits, or a material breach by the company of any employment related agreement with the executive. The merger will constitute a change in control within the meaning of the Executive Retention Plan. The severance benefit is the smaller of 200 percent of annual base salary or the maximum amount that may be paid without incurring an excise tax imposed by section 280G or 4999 of the Internal Revenue Code. Participating executives include Gary N. Fields, James H. Nicholson, Edward N. Cohn, Kim M. Taylor, James
B. Baemel, Gary L. McGlaughlin and Thomas J. Selock.

STOCK OPTIONS

Under the terms of UNB's stock option plans, certain previously awarded but unvested stock options and performance units will vest at the time the merger is completed. The vesting of stock options for shares of UNB common stock granted to Messrs. Mann, Pennetti, Doyle, Sweeney and Dodds would accelerate as to 138,422 shares, 71,351 shares, 58,057 shares, 5,800 shares and 35,970 shares, respectively.

On October 5, 2001, the compensation committee of BancFirst's board of directors took action modifying outstanding, unvested awards under BancFirst's 1997 Omnibus Stock Incentive Plan and amending BancFirst's 1997 Bonus Shares Program to vest awards and matching bonus shares thereunder upon the effective time of the merger in order to retain employees through the merger and to correct differences between BancFirst's employee stock programs and UNB employee stock programs after the merger. UNB consented to the action taken.

                               SECURITY OWNERSHIP

UNB SHARE OWNERSHIP INFORMATION

The following table sets forth information as of September 30, 2001 with respect to each person known to UNB to be beneficial owners of more than 5% of UNB's outstanding common stock.


Name and Address                                                  Number of Shares             Percent of Class
----------------                                                  ----------------             ----------------
The United National Bank & Trust Co., Trustee                     1,809,071(1)                 17.3%
220 Market Avenue South
Canton, Ohio  44702

-----------------

(1)Has sole investment power as to 698,128 shares, sole voting power as to 58,963 shares, shared investment power as to 1,110,943 shares, shared voting power as to 1,645,281 shares and no voting power as to 104,827 shares.


The following table sets forth information as of September 30, 2001 with respect to the shares of UNB common stock owned beneficially by each director, each of the named executive officers and all directors and executive officers of UNB as a group.

Name                                              Number of Shares(1)                Percent of Class
Louis V.  Bockius, III                              81,528(1)                        (3)
E. Lang D'Atri                                      77,357(1)                        (3)
Roger L. DeVille                                    60,129                           (3)
Scott E. Dodds                                      12,531                           (3)
Leo E. Doyle                                        99,346                           (3)
Robert J. Gasser                                   140,395                           1.34%
Nan B. Johnston                                      4,572                           (3)
Edgar W. Jones, Jr.                                170,433(2)                        1.62%
Russell W. Maier                                    29,267                           (3)
Robert L. Mang                                     241,287                           2.59%
Roger L. Mann                                       60,783                           (3)
James Pennetti                                     115,887                           1.11%
E. Scott Robertson                                  12,958                           (3)
Marc L. Schneider                                   37,218                           (3)

Robert M. Sweeney                                  107,208                           1.03%
George M. Smart                                      5,456                           (3)
Jane M. Timken                                       2,071                           (3)


All Directors and Executive Officers as a Group  1,288,426                           12.32%

---------------

(1)Includes shares subject to options exercisable within 60 days by Mr. Bockius as to 3,000 shares, Mr. D'Atri as to 6,000 shares, Mr. DeVille as to 2,000 shares, Mr. Dodds as to 10,313 shares, Mr. Doyle as to 37,175 shares, Mr. Gasser as to 4,400 shares, Mrs. Johnston as to 4,400 shares, Mr. Jones as to 6,000 shares, Mr. Maier as to 5,400 shares, Mr. Mang as to 142,472 shares, Mr. Mann as to 37,842 shares, Mr. Pennetti as to 65,789 shares, Mr. Robertson as to 4,400 shares, Mr. Schneider as to 4,400 shares, Mr. Sweeney as to 71,879 shares, Mr. Smart as to 2,000 shares and Mrs. Timken as to 2,000 shares.

(2)Includes 10,332 held in trust as to which Mr. Jones has voting power.

(3)Percentage ownership is less than 1%.

BANCFIRST SHARE OWNERSHIP INFORMATION

The following table sets forth information as of September 30, 2001 with respect to each person known to BancFirst to be beneficial owners of more than 5% of BancFirst's outstanding common stock.

Name and Address                                                  Number of Shares             Percent of Class
----------------                                                  ----------------             ----------------
First Financial Services Group, N.A., Trustee                     685,052(1)                           7.84%
422 Main Street
Zanesville, Ohio  43702-2668

J. W. Straker, Sr.                                                500,000                              5.72%
4120 Harbor Oaks Court
Bonita Springs, Florida  34134

---------------

(1)Has sole investment power as to 282,373 shares and sole voting power as to 127,740 shares.

The following table sets forth information as of September 30, 2001 with respect to the shares of BancFirst common stock beneficially owned by each director, the five most highly compensated executive officers and all directors and executive officers as a group.

Name                                                              Number of Shares             Percent of Class
----                                                              ----------------             ----------------
Phillip E. Burke                                                  20,149                       (2)
Gary N. Fields                                                    68,079(1)                    (2)
James M. Matesich                                                 6,132                        (2)
James L. Nichols                                                  16,797                       (2)
James H. Nicholson                                                64,143(1)                    (2)
William F. Randles                                                30,109                       (2)
Karl C. Saunders                                                  26,594                       (2)
William T. Stewart                                                37,682                       (2)
John W. Straker, Jr.                                              510,984                      5.85%
Edward N. Cohn                                                    66,627(1)                    (2)
Kim M. Taylor                                                     30,821(1)                    (2)
Gary L. McLaughlin                                                33,890(1)                    (2)

All Directors and Executive Officers as a Group                   957,162                      10.95%
(21 Persons)

---------------

(1)Includes shares subject to options exercisable within 60 days by Mr. Fields as to 43,365 shares, Mr. Nicholson as to 42,813 shares, Mr. Cohn as to 37,340 shares, Mr. Taylor as to 15,294 shares and Mr. McLaughlin as to 14,324 shares.

(2)Percentage ownership is less than 1%.

                                     EXPERTS

The consolidated financial statements of UNB at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, incorporated by reference in this document and elsewhere in the Registration Statement of which this document is a part, have been audited by Crowe, Chizek and Company LLP, independent auditors, as stated in their report and are incorporated by reference in this document in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of BancFirst at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, incorporated by reference in this joint proxy statement and prospectus and elsewhere in the Registration Statement of which this joint proxy statement and prospectus is a part, have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their report and are incorporated by reference in this document in reliance upon such report given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

Certain legal matters in connection with the proposed merger will be passed upon for UNB by Black, McCuskey, Souers & Arbaugh of Canton, Ohio, and for BancFirst by Bricker & Eckler LLP of Columbus, Ohio.

                       WHERE YOU CAN FIND MORE INFORMATION

UNB has filed a registration statement on Form S-4 to register with the Securities and Exchange Commission ("SEC") the offering of UNB common stock to be issued by UNB in the merger. This joint proxy statement and prospectus is a part of that registration statement. As allowed by Securities and Exchange Commission rules, this joint proxy statement and prospectus does not contain all of the information contained in the registration statement or the exhibits to the registration statement. This means that this joint proxy statement and prospectus incorporates important business and financial information about UNB and BancFirst that is not included in or delivered with this document.

UNB and BancFirst are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, each files annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information that UNB or BancFirst files at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, DC 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. UNB's and BancFirst's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at HTTP://WWW.SEC.GOV. That web site provides access to reports, proxy and information statements, and other information regarding companies that file electronically with the SEC.

The SEC allows UNB and BancFirst to incorporate by reference information into this joint proxy statement and prospectus. This means that UNB and BancFirst can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this joint proxy statement and prospectus, except for any information superseded by information in this joint proxy statement and prospectus. This joint proxy statement and prospectus incorporates by reference the documents set forth below that UNB and BancFirst have previously filed with the SEC. These documents contain important information about UNB and BancFirst and their finances.

UNB SEC Filings (File NO. 0-13270)                           Period
----------------------------------                           ------
Annual Report on Form 10-K                                   Year ended December 31, 2000
Quarterly Reports on Form 10-Q                               Quarters ended March 31, 2001, June 30, 2001 and
                                                             September 30, 2001.

Current Report on Form 8-K                                   Dated June 15, 2001
Current Report on Form 8-K                                   Dated September 5, 2001

BancFirst SEC Filings (File No. 0-18840)                     Period
----------------------------------------                     ------
Annual Report on Form 10-K                                   Year ended December 31, 2000
Quarterly Reports on Form 10-Q                               Quarters ended March 31, June 30, and September 30, 2001
Current Reports on Form 8-K                                  Filed on September 6, 2001

All documents subsequently filed by UNB and BancFirst with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, and 15 of the Securities Exchange Act of 1934 between the date of this joint proxy statement and prospectus and the date of the later of the special meeting of shareholders of UNB or BancFirst are also incorporated by reference into this joint proxy statement and prospectus.

Documents incorporated by reference are available from UNB and BancFirst without charge to UNB and BancFirst shareholders. You may obtain documents incorporated by reference in this joint proxy statement and prospectus by requesting them in writing or by telephone from the appropriate party at the following addresses:

         UNB Corp.                           BancFirst Ohio Corp.
         Attention: Secretary                Attention: James H. Nicholson
         220 Market Avenue South             422 Main Street
         Canton, Ohio  44702                 Zanesville, Ohio  43702
         Telephone: (330) 438-1212           Telephone: (740) 452-8444


To obtain timely delivery of this information, you must request the information no later than five business days before the date of the UNB or BancFirst special meeting at which you are requested to vote.

You should rely only on the information contained or incorporated by reference in this joint proxy statement and prospectus to vote on the merger. Neither UNB nor BancFirst has authorized anyone to provide you with information that is different from what is contained in this joint proxy statement and prospectus.


This joint proxy statement and prospectus is dated as of the date set forth on the cover page. You should not assume that the information contained in this joint proxy statement and prospectus is accurate as of any date other than that date, and neither the mailing of this joint proxy statement and prospectus to you nor the issuance of UNB common stock in the merger will create any implication to the contrary.

    UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The following statements contain selected consolidated financial information for UNB and BancFirst, on an unaudited pro forma condensed combined consolidated basis giving effect to the merger applying the purchase method of accounting.

The unaudited pro forma condensed combined consolidated balance sheet presents the combined financial position of UNB and BancFirst as of September 30, 2001 and assumes the merger was completed on September 30, 2001 and reflects certain adjustments that are directly attributable to the merger, including the allocation of the purchase price for the merger.

The pro forma condensed combined consolidated statements of income for the nine months ended September 30, 2001 and the year ended December 31, 2000 assume that the merger was completed on January 1, 2000.

The unaudited pro forma condensed financial statements have been prepared based upon currently available information and assumptions deemed appropriate by UNB and BancFirst. This pro forma information may not be indicative of what actual results would have been if the merger had been in effect on the dates indicated or that may be attained in the future. In addition, there may be restructuring and related merger expenses as well as certain cost savings that will result from the merger. These expenses and cost savings are not reflected in the pro forma condensed combined statements of income.

                                 U N B  C O R P.
                              BANCFIRST OHIO CORP.
                    PRO FORMA CONDENSED COMBINED CONSOLIDATED
                                  BALANCE SHEET
                                   (UNAUDITED)

                                                                                        AT SEPTEMBER 30,
                                                                                             2001
                                                  Historical         Historical            Pro Forma       Footnote    Pro Forma
                                                   UNB Corp.         BancFirst             Adjustments    Reference     Combined
                                                                                         Debit/(Credit)
(In thousands except per share data)

ASSETS
Cash and due from banks                                 $33,454         $29,428               $       --              $   62,882
Federal funds sold                                           --              39                       --                      39
Securities held-to-maturity                               3,137          10,468                       43     (1)          13,648
Securities available for sale                           130,472         303,561                       --                 434,033
Loans receivable, net                                   896,647       1,066,424                   48,275     (2)       2,011,346
Premises and equipment, net                              10,749          18,011                     (182)    (3)          28,578
Goodwill                                                  1,705          18,612                   61,240     (4)          81,557
Other identified intangible assets                          526           1,830                   16,348     (5)          18,704
Accrued interest receivable and other assets             33,160          48,458                       --                  81,618
                                                     ----------      ----------               ----------              ----------
            TOTAL ASSETS                             $1,109,850      $1,496,831                 $125,724              $2,732,405
                                                     ==========      ==========               ==========              ==========
LIABILITIES
Deposits                                               $823,934      $1,098,660                 ($5,036)     (6)      $1,927,630
Borrowings                                              192,576         266,668                  (3,031)     (7)         462,275
Accrued taxes, expenses and other liabilities             9,746          16,149                 (26,146)     (8)          52,041
                                                     ----------      ----------               ---------               ----------
      TOTAL LIABILITIES                               1,026,256       1,381,477                 (34,213)               2,441,946
                                                     ==========      ==========               =========               ==========
SHAREHOLDERS' EQUITY
Common stock                                             11,646          87,050                  76,655      (9)          22,041
Paid-in capital                                          28,939              --                (193,165)     (9)         222,104
Retained earnings                                        63,868          46,940                  63,868      (9)          46,940
Treasury stock                                          (21,800)        (18,010)                (39,810)     (9)              --
Accumulated other comprehensive income                      941            (626)                    941      (9)            (626)
      TOTAL SHAREHOLDERS' EQUITY                         83,594         115,354                 (91,511)                 290,459
                                                     ----------      ----------               ---------              -----------
        TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $1,109,850      $1,496,831               ($125,724)              $2,732,405
                                                     ==========      ==========               =========              ===========

                                 U N B  C O R P.
                              BANCFIRST OHIO CORP.
                    PRO FORMA CONDENSED COMBINED CONSOLIDATED
                               STATEMENT OF INCOME

                                   (UNAUDITED)


(In thousands except per share data)                      NINE MONTHS ENDED SEPTEMBER 30,
                                                                       2001
                                         Historical    Historical     Pro Forma     Footnote    Pro Forma
                                         UNB Corp.     BancFirst     Adjustments    Reference   Combined
                                                                    Debit/(Credit)
Interest income                              $61,543      $87,930          $4,844   (1), (2)      $144,629
Interest expense                              30,169       53,763          (4,535)  (6), (7)        79,397

Net interest income                           31,374       34,167             309                   65,232
Provision for loan losses                      1,563        1,470              --                    3,033
Net interest income after provision           29,811       32,697             309                   62,199
   for loan losses

Non-interest income                           11,740       10,312              --                   22,052
Non-interest expense                          24,007       25,354           1,465   (3), (5)        50,826

Income before income taxes                    17,544       17,655           1,774                   33,425
Provision for income taxes                     5,968        5,795            (621)  (10)            11,142
Income before accounting method changes       11,576       11,860           1,153                   22,283
Accounting method change - adoption of            14           --              --                       14
   FAS 133
Net Income                                   $11,562      $11,860          $1,153                  $22,269

EARNINGS PER SHARE:
      Basic                                    $1.11        $1.35
      Diluted                                  $1.09        $1.34

PRO FORMA EARNINGS PER COMMON SHARE:

      Basic                                                                         (11)             $1.01
      Diluted                                                                       (12)             $1.00


(In thousands except per share data)                          YEAR ENDED DECEMBER 31,
                                                                        2000
                                         Historical    Historical      Pro Forma      Footnote   Pro Forma
                                          UNB Corp.     BancFirst     Adjustments     Reference   Combined
                                                                     Debit/(Credit)
Interest income                              $80,676       $111,725        $6,458    (1), (2)      $185,943
Interest expense                              42,740         70,946        (6,046)   (6), (7)       107,640

Net interest income                           37,936         40,779            412                   78,303
Provision for loan losses                      1,046          1,800             --                    2,846
Net interest income after provision           36,890         38,979            412                   75,457
   for loan losses

Non-interest income                           12,627         13,121             --                   25,748
Non-interest expense                          27,704         31,617          1,954   (3), (5)        61,275

Income before income taxes                    21,813         20,483          2,366                   39,930
Provision for income taxes                     7,543          6,552           (828)  (10)            13,267
Income before accounting method changes       14,270         13,931          1,538                   26,663
Accounting method change - adoption of            --             --             --                       --
   FAS 133
Net Income                                   $14,270        $13,931         $1,538                  $26,663

EARNINGS PER SHARE:
      Basic                                    $1.36          $1.67
      Diluted                                  $1.35          $1.66

PRO FORMA EARNINGS PER COMMON SHARE:

      Basic                                                                          (13)             $1.23
      Diluted                                                                        (14)             $1.23


(1) Represents the estimated fair market value adjustment related to the securities portfolio and is assumed to amortize into interest income on a level yield basis over the estimated life of the portfolio of 2 years.

(2) Represents the estimated fair market value adjustment related to the loan portfolio and is assumed to amortize into interest income on a level yield basis over the estimated life of the portfolio of 7.5 years.

(3) Represents the estimated fair market value adjustment related to the office properties and is assumed to amortize on a straight line basis over the estimated life of the assets of 23 years.

(4) Represents the estimate of the excess of the total direct acquisition costs over the estimated fair value of the net assets acquired.

(5) Represents the estimate of the core deposit intangibles related to deposits and is assumed to amortize into non-interest expense on an accelerated basis over 10 years.

(6) Represents the estimated fair market value adjustment related to deposits and is assumed to amortize into interest expense on a level yield basis over the estimated life of the deposits of 1 year.

(7) Represents the estimated fair market value adjustment related to other borrowings and is assumed to amortize into interest expense on a level yield basis over the estimated life of the liabilities of 3 years.

(8) Represents accrual of certain acquisition costs of $6,400 and deferred tax liability of $19,746 on purchase accounting adjustments.

(9) Represents the elimination of UNB Corp. equity on an historical cost basis and recording of UNB Corp. equity on a market value basis.

(10) Represents the income tax effects of the estimated purchase accounting adjustments at an estimated tax rate of 35%.

(11) Pro forma basic earnings per share is based on 22,073,760 weighted average shares outstanding for the nine months ended
         September 30, 2001.

(12) Pro forma diluted earnings per share is based on 22,292,351 weighted average shares outstanding for the nine months ended
         September 30, 2001.

(13) Pro forma basic earnings per share is based on 21,608,890 weighted average shares outstanding for the year ended December 31, 2000.

(14) Pro forma diluted earnings per share is based on 21,709,467 weighted average shares outstanding for the year ended December 31, 2000.

                                                                   Appendix A


                               AGREEMENT OF MERGER
                                       AND
                             PLAN OF REORGANIZATION


                                 BY AND BETWEEN


                                    UNB CORP.


                    THE UNITED NATIONAL BANK & TRUST COMPANY

                              BANCFIRST OHIO CORP.

                                       AND

                   THE FIRST NATIONAL BANK OF ZANESVILLE, N.A.



                   AS ORIGINALLY DATED SEPTEMBER 5, 2001 AND

           CONFORMED TO INCLUDE AMENDMENTS THROUGH NOVEMBER 21, 2001

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

Article I.        THE MERGERS.....................................................................................1
----------        -----------

Article II.       CORPORATE GOVERNANCE OF THE SURVIVING CORPORATION...............................................3
-----------       -------------------------------------------------

Article III.      EXCHANGE OF SHARE CERTIFICATES..................................................................6
------------      ------------------------------

Article IV.       REPRESENTATIONS AND WARRANTIES OF BANCFIRST AND BANCFIRST BANK..................................9
-----------       --------------------------------------------------------------

Article V.        REPRESENTATIONS AND WARRANTIES OF UNB AND UNB BANK.............................................29
----------        --------------------------------------------------

Article VI.       COVENANTS......................................................................................47
-----------       ---------

Article VII.      ADDITIONAL AGREEMENTS..........................................................................53
------------      ---------------------

Article VIII.     CONDITIONS PRECEDENT...........................................................................60
-------------     --------------------

Article IX.       TERMINATION AND AMENDMENT......................................................................62
-----------       -------------------------

Article X.        GENERAL PROVISIONS.............................................................................64
----------        ------------------

ANNEX A           1
-------


                                    EXHIBITS

Exhibit 1, Option Agreements...................................................

Exhibit 2, Bank Merger Agreement...............................................

Exhibit 1.5, Articles of Incorporation and Code of Regulations of the
Surviving Corporation..........................................................

Exhibit 2.3, Executive Retention Agreements and Severance Agreements...........

                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

         THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into this 5th day of September, 2001, by and among UNB Corp., an Ohio corporation ("UNB"); The United National Bank & Trust Company, a national banking association organized under the laws of the United States of America ("UNB Bank"); BancFirst Ohio Corp., an Ohio corporation ("BancFirst"); and The First National Bank of Zanesville, N.A., a national banking association organized under the laws of the United States of America ("BancFirst Bank").

                                   WITNESSETH:

         WHEREAS, the Boards of Directors of UNB, UNB Bank, BancFirst and BancFirst Bank have determined that it is in the best interests of their respective companies and their respective shareholders to enter into certain business combination transactions in which BancFirst will merge with and into UNB (the "Merger"); and BancFirst Bank will merge with and into UNB Bank (the "Bank Merger") in a merger-of-equals transaction; and

         WHEREAS, as an inducement for each to complete such process, UNB and BancFirst are each granting to the other an option to purchase common shares on terms and conditions specified in option agreements of even date, attached hereto as Exhibit 1 (the "Option Agreements");

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, UNB, UNB Bank, BancFirst and BancFirst Bank, each intending to be legally bound, hereby agree as follows:

                             ARTICLE I THE MERGERS

     1.1 The Mergers.

         (a) Subject to the terms and conditions of this Agreement, and pursuant to the provisions of the Ohio General Corporation Law (the "OGCL") and applicable federal laws and regulations, BancFirst shall merge with and into UNB in accordance with the provisions of Section 1701.78 of the OGCL; and the separate corporate existence of BancFirst shall cease at the Effective Time(1). UNB shall be the surviving corporation of the Merger (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Ohio. From and after the Effective Time, the Surviving Corporation shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of BancFirst and all obligations belonging or due to BancFirst.

         (b) Concurrently with, or as soon as possible after, the Merger, UNB and BancFirst shall cause the Bank Merger to be completed in accordance with the Agreement and Plan of Merger attached hereto as Exhibit 2 (the "Bank Merger Agreement").

--------
(1) All capitalized terms (that are not proper nouns) not defined herein shall have the meanings ascribed to them in attached Annex A.

         (c) BancFirst and UNB, by action of their respective Boards of Directors, may at any time change the method of effecting the combinations of BancFirst and UNB and BancFirst Bank and UNB Bank (including, without limitation, the provisions of this Article I) if and to the extent BancFirst and UNB deem such change to be desirable; provided, however, that no such change shall (i) alter or change the amount or composition of the Per Share Merger Consideration, or (ii) be likely to materially delay or jeopardize receipt of any required regulatory approvals or materially delay or prevent the satisfaction of any conditions to the Closing.

     1.2 CONVERSION AND CANCELLATION OF BANCFIRST SHARES. At the Effective Time and as a result of the Merger, automatically and without further act of UNB, UNB Bank, BancFirst, BancFirst Bank or the holders of the voting common stock of BancFirst (the "BancFirst Shares"), the following shall occur:

         (a) Each BancFirst Share issued and outstanding shall be canceled and extinguished and, in substitution and exchange therefor, the holders thereof shall be entitled, subject to and upon compliance with Article III of this Agreement, to receive from UNB One and 325/1000 (1.325) shares of voting common stock of UNB ("UNB Shares") (the "Per Share Merger Consideration").

             (i) The Per Share Merger Consideration shall be adjusted to reflect any stock split, stock dividend or distributions in, or combinations or subdivisions of, UNB Shares, which is paid, or for which a record date occurs, between the date hereof and the Effective Time.

             (ii) No fractional shares will be issued, and cash will be paid in lieu of fractional shares based on the average of the bid and asked price quotes of the UNB common shares as reported on the Nasdaq National Market System ("NASDAQ") by a mutually agreed upon authoritative source on the last day of trading of UNB Shares prior to the Effective Time (the "UNB Market Value").

         (b) Any treasury shares held by BancFirst and any BancFirst Shares owned by UNB for its own account shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

     1.3 BANCFIRST OPTIONS.

         (a) At the Effective Time, each outstanding option under the 1997 Omnibus Stock Option and Incentive Plan (the "BancFirst Option Plan") shall be converted into an option to purchase shares of the Surviving Corporation in an amount equal to the Merger Consideration which would have been payable had the shares which are the subject of the option been outstanding, equal to the exercise price per BancFirst Share under the BancFirst Option Plan divided by the Per Share Merger Consideration.

         (b) At the Effective Time, each outstanding option under the UNB Bank 1987 Stock Option Plan (the "UNB Plan I") and the UNB Bank 1997 Stock Option Plan (the "UNB

Plan II") shall be converted into an option to purchase shares of the Surviving Corporation in an amount equal to one share for each share purchasable under the option.

         1.4 CLOSING AND EFFECTIVE TIME. The closing of the Merger pursuant to this Agreement (the "Closing") shall take place, unless another date is agreed upon by UNB and BancFirst, thirty (30) days after the satisfaction or waiver of the last of the conditions to the Merger set forth in Section 8.1 of this Agreement to be satisfied. On the day of the Closing, UNB and BancFirst shall cause a Certificate of Merger in respect of the Merger to be filed in the Office of the Ohio Secretary of State. The Merger shall become effective at the date and time indicated on such filing (the "Effective Time").

         1.5 ARTICLES OF INCORPORATION AND CODE OF REGULATIONS. The Articles of Incorporation and Code of Regulations attached as Exhibit 1.5 hereto shall be the Articles of Incorporation and Code of Regulations of the Surviving Corporation.

         1.6 TAXES; TAX AND ACCOUNTING CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of Sections 354 and 361 of the Code.

         1.7 NAME OF SURVIVING CORPORATION, BANK. The name of the Surviving Corporation shall be Unizan Financial Corp., and holders of BancFirst Shares and UNB Shares shall be entitled to receive shares of voting common stock in the name of Unizan Financial Corp. pursuant to Article III hereof. The name of the Surviving Bank shall be Unizan Bank, National Association.

         1.8 HEADQUARTERS OF SURVIVING CORPORATION, BANK. At the Effective Time, the location of the headquarters and principal executive offices of the Surviving Corporation shall be that of the headquarters and principal executive offices of UNB as of the date of this Agreement. At the Effective Time, the location of the headquarters and principal executive offices of the Surviving Bank shall be that of the headquarters and principal executive offices of UNB Bank as of the date of this Agreement.


          ARTICLE II CORPORATE GOVERNANCE OF THE SURVIVING CORPORATION

     2.1 SURVIVAL OF ARTICLE II. Notwithstanding any other provision in this Agreement, the provisions of this Article II shall survive the Effective Time and remain continuously in effect until December 31, 2005 (the "Termination Date"), on which date the provisions of this Article II shall terminate. This
Section 2.1 shall not affect the term of any Change of Control Agreements referred to in this Article II.

     2.2 BOARD OF DIRECTORS OF SURVIVING CORPORATION.

         (a) COMPOSITION. The Board of Directors will consist of fourteen (14) members, seven (7) of whom shall be designated by BancFirst ("Former BancFirst Directors") and seven (7) of whom shall be designated by UNB ("Former UNB Directors"), in each case such designation to occur within 30 days of the date hereof. BancFirst and UNB will designate not less than two (2) directors each to classes one, two and three, respectively, of directors of the Surviving Corporation.

         (b) CERTAIN MEMBERS OF THE BOARD OF DIRECTORS. Mr. Gary N. Fields of BancFirst and Roger L. Mann of UNB will be members of the class of directors whose terms expire at the annual meeting of shareholders in 2005. Mr. Fields will serve as Chairman of the Board of Directors until the conclusion of the annual meeting of shareholders in 2005.

         (c) NOMINATION OF DIRECTORS.

             (i) Nominees to the Board of Directors will be recommended to the Board of Directors by a Nominating Committee (A) for election to the Board of Directors at the shareholder meetings at which directors are to be elected; and (B) to fill vacancies on the Board of Directors in between such shareholder meetings (a "Nominating Committee"). For any position on the Board of Directors occupied, or vacated, as the case may be, by a Former BancFirst Director, the Nominating Committee shall consist of two Former BancFirst Directors and one Former UNB Director; for any position on the Board of Directors occupied, or vacated, as the case may be, by a Former UNB Director, the Nominating Committee shall consist of two Former UNB Directors and one Former BancFirst Director. A nominee shall need a two-thirds (2/3) vote of the Nominating Committee to be recommended for a position on the Board of Directors. Former BancFirst Directors on the Nominating Committee will be appointed at the recommendation of Mr. Fields; Former UNB Directors on the Nominating Committee will be appointed at the recommendation of Mr. Mann; provided, that, should Mr. Fields or Mr. Mann be otherwise unable to appoint such members of the Nominating Committee, the Former BancFirst Directors will be appointed at the recommendation of the most senior (in service) Former BancFirst Director then on the Board of Directors and the Former UNB Directors will be appointed at the recommendation of the most senior (in service) Former UNB Director then on the Board of Directors.

             (ii) Any person filling a membership position on the Board of Directors previously occupied or vacated by a Former BancFirst Director and nominated in accordance with the previous paragraph shall be considered a "Former BancFirst Director"; any person filling a membership position on the Board of Directors previously occupied or vacated by a Former UNB Director and nominated in accordance with the previous paragraph shall be considered a "Former UNB Director."

         (d) SUBSIDIARIES AND COMMITTEES.

             (i) The initial board of directors of the Surviving Bank will consist of twelve (12) members, six (6) of whom shall be designated by BancFirst and six (6) of whom shall be designated by UNB, in each case such designation to occur within thirty (30) days of the date hereof.

             (ii) The boards of directors of Subsidiaries of the Surviving Corporation and of committees of the board of directors of the Surviving Corporation and its Subsidiaries shall be composed equally of former BancFirst Directors and former UNB Directors and, except as otherwise agreed by Messrs. Fields and Mann there shall be an equal division and equitable allocation of chairmanships as between the former BancFirst Directors and former UNB Directors.

     2.3 OFFICERS OF THE SURVIVING CORPORATION AND THE SURVIVING BANK.

         (a) COMPOSITION. Mr. Mann shall be President and Chief Executive Officer of the Surviving Corporation and Chairman of the Surviving Bank as of the Effective Time. Mr. James Nicholson shall be Executive Vice President and Chief Operating Officer of the Surviving Corporation and President and Chief Executive Officer of the Surviving Bank as of the Effective Time. Mr. James Pennetti shall be Executive Vice President and Chief Financial Officer of the Surviving Corporation and the Surviving Bank as of the Effective Time. Mr. Mann, Mr. Nicholson and Mr. Pennetti shall serve in the positions described in this
Section 2.3(a) until the Termination Date or until otherwise determined in accordance with Section 2.4.

         (b) CHANGE OF CONTROL AGREEMENTS. The Surviving Corporation will assume all obligations of BancFirst and BancFirst Bank and UNB and UNB Bank under those certain Executive Retention Agreements and Severance Agreements executed by certain members of management of each organization which are identified on
Exhibit 2.3 (each of these agreements, or any successor agreement, a "Change of Control Agreement"). During the terms of their respective Change of Control Agreements, such persons shall have the respective powers, and perform the respective duties, set forth in each of their respective Change of Control Agreements, along with the duties of their offices as described in this Article II and the Articles of Incorporation or Code of Regulations of the Surviving Corporation. The Change of Control Agreements of Messrs. Mann and Pennetti shall be amended to waive their right to severance and termination benefits should they voluntarily terminate their employment with the Surviving Corporation six
(6) months following the Effective Date of the merger of BancFirst and UNB without "Good Reason" as that term is defined in Article III of their respective Severance Agreements dated May 8, 2001. All other terms and provisions of said Severance Agreements, including Mr. Mann's and Mr. Pennetti's right to voluntarily terminate their employment for any reason after six (6) months upon a Change of Control, as that term is defined in their Severance Agreements dated May 8, 2001, other than the merger of BancFirst and UNB, as described in this Agreement of Merger and Plan of Reorganization, shall remain in full force and effect and be binding upon Messrs. Mann, Pennetti and the Surviving Corporation.

     2.4 MODIFICATIONS TO CORPORATE GOVERNANCE PROVISIONS.

         (a) A "Special Majority" shall mean three-fourths (3/4) of the directors of the Surviving Corporation. The Articles of Incorporation or Code of Regulations of the Surviving Corporation will provide that, until the Termination Date, the following actions will require the approval of a Special
Majority:

             (i) The removal of Mr. Mann, Mr. Fields, Mr. Nicholson, or Mr. Pennetti from any of such person's executive positions with the Surviving Corporation, including by modification of the succession arrangements described above;

             (ii) Any change in the size of the Board of Directors or number of directors to be Former BancFirst Directors or the number of directors to be Former UNB Directors; and

             (iii) Any change or amendment to the Articles of Incorporation or
                   Code of Regulations relating to or affecting the arrangements discussed in this Article II or Exhibit 2.2.

         (b) The Articles of Incorporation or Code of Regulations of the Surviving Corporation shall also provide that any officer or other person acting on behalf of the Surviving Corporation in its capacity as sole shareholder of the Surviving Bank may not make any changes or amendment to the Governing Documents of any subsidiary of the Surviving Corporation relating to or altering those provisions mirroring the provisions discussed in this Article II, without the vote of a Special Majority.

      2.5 ARTICLES OF INCORPORATION AND CODE OF REGULATIONS. As contemplated by Section 2.2, the Articles of Incorporation and Code of Regulations will contain appropriate provisions giving effect to Sections 2.1 through 2.4.

                   ARTICLE III. EXCHANGE OF SHARE CERTIFICATES

     3.1 SHARE CERTIFICATES IN THE MERGER.

         (a) As soon as practicable after the Effective Time, the Surviving Corporation shall mail to each holder of record of BancFirst Shares (and UNB Shares, should the name of the Surviving Corporation be other than UNB), a form letter of transmittal (the "Transmittal Letter") including instructions for use in effecting the surrender for exchange of the certificates formerly evidencing the BancFirst Shares canceled and extinguished as a result of the Merger and UNB shares affected by the change in name of the Surviving Corporation (collectively, the "Certificates" and individually, the "Certificate"). The Transmittal Letter shall specify that the risk of loss and title to Certificates shall pass only upon delivery of the Certificates as specified in the Transmittal Letter. Upon surrender of a Certificate for cancellation representing shares of BancFirst, together with such Transmittal Letter, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Per Share Merger Consideration, and the Certificate so surrendered shall thereafter be canceled forthwith. Upon surrender of a certificate representing shares of UNB, together with such Transmittal Letter, duly executed, the holder of such certificate shall be entitled to receive in exchange therefore a certificate representing the same number of shares in the new name of the Surviving Corporation. UNB may, at its election, designate an exchange agent to discharge its duties pursuant to this Section 3.1.

         (b) In the event that any holder of BancFirst Shares is unable to deliver the Certificate, the Surviving Corporation, in the absence of actual notice that any BancFirst Shares theretofore represented by any such Certificate have been acquired by a bona fide purchaser, shall deliver to such holder the Per Share Merger Consideration to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of all of the following:

             (i) Evidence to the reasonable satisfaction of the Surviving Corporation that any such Certificate has been lost, wrongfully taken or destroyed;

             (ii) Such security or indemnity as may be reasonably requested by the Surviving Corporation to indemnify and hold the Surviving Corporation and the exchange agent harmless; and

             (iii) Evidence to the reasonable satisfaction of the Surviving
                   Corporation that such person is the owner of the BancFirst Shares theretofore represented by each Certificate claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present each such Certificate for exchange pursuant to this Agreement.

         (c) In the event that delivery of the Per Share Merger Consideration provided for herein is to be made to a person other than the person in whose name the Certificate surrendered is registered, the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer; and the person requesting such issuance or payment shall pay any transfer or other taxes required by reason of the issuance or payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 3.1, each Certificate representing ownership of BancFirst Shares shall represent for all purposes only the right to receive the Per Share Merger Consideration.

         (d) No dividends or other distributions declared after the Effective Time with respect to the Surviving Corporation Shares and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate. After the subsequent surrender and exchange of a Certificate, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the Surviving Corporation Shares represented by such Certificate.

         (e) No consideration provided for herein shall be delivered by the Surviving Corporation to any former holder of BancFirst Shares in accordance with this Agreement until such holder shall have complied with this Section 3.1.

         (f) If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any governmental entity, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of the Surviving Corporation (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the exchange agent nor any party to this Agreement shall be liable to any holder of any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. The Surviving Corporation and the exchange agent shall be entitled to rely upon the stock transfer books of BancFirst to establish the identity of those persons entitled to receive the Per Share Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of BancFirst Shares, the Surviving Corporation and the exchange agent shall be entitled to deposit any Per Share Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

     3.2 PAYMENT IN SATISFACTION OF RIGHTS. All payments made upon the surrender of Certificates pursuant to this Article III shall be deemed to have been made in full satisfaction of all rights pertaining to the BancFirst Shares or UNB Shares, as the case may be, theretofore evidenced by such Certificates.

     3.3 NO FURTHER REGISTRATION OR TRANSFER. After the Effective Time, there shall be no further registration or transfer of BancFirst Shares on the stock transfer books of BancFirst. In the event that, after the Effective Time, Certificates evidencing such BancFirst Shares are presented for transfer, they shall be canceled and exchanged as provided in this Article III.

     3.4 DISSENTING BANCFIRST SHARES.

         (a) Any holder of BancFirst or UNB Shares who seeks relief as a dissenting shareholder under Section 1701.85 of the OGCL (a "Dissenting Shareholder") shall be entitled to payment for such BancFirst Shares and UNB Shares only to the extent permitted by and in accordance with the provisions of the OGCL; provided, however, that if, in accordance with the OGCL, any Dissenting Shareholder shall forfeit such right to payment of the fair value of the BancFirst Shares or UNB Shares held by such Dissenting Shareholder, such BancFirst Shares or UNB Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Merger Consideration. Dissenting Shareholders shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded pursuant to the OGCL.

         (b) BancFirst and UNB shall give each other:

             (i) Prompt notice of any written objections to the Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the OGCL received by either; and

             (ii) The opportunity to participate in all negotiations and proceedings with respect to such demands under the OGCL.

         (c) BancFirst and UNB shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not settle or offer to settle any such demands, except with the prior written consent of the other.

   ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BANCFIRST AND BANCFIRST BANK

    BancFirst and the BancFirst Bank represent and warrant to UNB that each of the following statements is true and accurate in all material respects, except as otherwise disclosed in a schedule provided by BancFirst and the BancFirst Bank to UNB prior to the execution of this Agreement (the "BancFirst Disclosure Schedule"). The BancFirst Disclosure Schedule shall be arranged in paragraphs corresponding to the lettered Sections and Subsections contained in this Article IV, and the disclosure in any letter paragraph shall qualify only the corresponding Section or Subsection in this Article IV.

    4.1 ORGANIZATION AND STANDING.

         (a) BancFirst is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted. BancFirst is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). BancFirst has filed an election to become, and presently is, a "financial holding company" under 12 C.F.R. Section 225.82, has not received any notice from the Federal Reserve Board pursuant to 12 C.F.R.
Section 225.82(e)(1), continues to satisfy all requirements for financial holding company status under 12 C.F.R. Section 225.81, and is not subject to any limitation under 12 C.F.R. Sections 225.83 or 225.84. BancFirst is in compliance in all material respects with all applicable local, state or federal laws and regulations.

         (b) BancFirst Bank is a national banking association duly organized and validly existing under the National Bank Act, as amended (the "NBA") and has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted. The deposit accounts of BancFirst Bank are insured up to applicable limits by the Bank Insurance Fund of the FDIC (the "BIF") or the Savings Association Insurance Fund of the FDIC, and BancFirst Bank has paid all deposit insurance premiums and assessments required by applicable law. BancFirst Bank is in compliance in all material respects with all applicable local, state or federal laws and regulations, including without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the

Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices.

    4.2 SUBSIDIARIES.

         (a) First Financial Services Group, N.A., is a limited purpose trust bank duly organized and validly existing under the NBA (the "Trust Company"). Chornyak & Associates, Inc., is a corporation duly organized and validly existing under the laws of the State of Ohio ("Chornyak"). Bankers Title Services, Inc., is a corporation duly organized and validly existing under the laws of the State of Ohio ("Title Agency"). BFOH Capital Trust I ("Capital Trust") is a statutory business trust duly organized and validly existing under the laws of the State of Delaware. The Trust Company, Chornyak, the Title Agency and Capital Trust are collectively referred to hereafter as the "BancFirst Subsidiaries". Additional subsidiaries of BancFirst are listed in Section 4.2(a) of the BancFirst Disclosure Schedule.


         (b) Each BancFirst Subsidiary has the full corporate power, right, authority and governmental authorizations to own or lease its properties and assets and to carry on its business as it now is being conducted in all material respects. Each BancFirst Subsidiary is in compliance in all material respects with all applicable local, state or federal laws and regulations. Except, in the case of the Trust Company, for securities and other interests held in a fiduciary capacity and beneficially owned by third parties and for stock in the Federal Reserve Bank of Cleveland, none of the BancFirst Subsidiaries holds, directly or indirectly, any legal or beneficial interest in any shares, membership units or other equity interest in any Person.

         (c) The authorized capital of each BancFirst Subsidiary, the number of shares of each which are issued and outstanding and the legal and beneficial owner of each such share is set forth in Section 4.2(c) of the BancFirst Disclosure Schedule. Except as set forth in Section 4.2 of the BancFirst Disclosure Schedule, either BancFirst or BancFirst Bank owns, beneficially and of record, all of the outstanding common shares of each BancFirst Subsidiary. All of the outstanding common shares of each BancFirst Subsidiary are authorized, validly issued, fully paid and nonassessable; were issued in full compliance with all applicable laws and regulations; and were not issued in violation of the preemptive right of any shareholder thereof. None of the BancFirst Subsidiaries has any outstanding class of capital stock other than common shares as set forth in Section 4.2(c) of the BancFirst Disclosure Schedule. There are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating any BancFirst Subsidiary, or BancFirst or BancFirst Bank, (i) to issue, deliver or sell, cause to be issued, delivered or sold, any share of such BancFirst Subsidiary, or restricting such BancFirst Subsidiary from selling any additional shares or (ii) to grant, extend or enter into any such agreement or commitment.

    4.3 QUALIFICATION. BancFirst, BancFirst Bank, and the BancFirst
Subsidiaries are each duly qualified to do business and in good standing in each jurisdiction in which such qualification is required or the failure to so qualify would not have a material adverse effect on the business of BancFirst, BancFirst Bank, or such BancFirst Subsidiary. BancFirst Bank does not maintain any branch outside of Ohio or loan production office outside of the States of Ohio, Michigan, Indiana and Kentucky. The Trust Company does not operate any trust office or trust representative office outside of the State of Ohio.

     4.4 AUTHORITY.

         (a) This Agreement has been:

             (i)   Duly executed and delivered by BancFirst and BancFirst Bank;
                   and

             (ii) Approved by the Boards of Directors of BancFirst and BancFirst Bank.

         (b) The Bank Merger Agreement has been:

             (i) Duly executed and delivered by BancFirst Bank; (ii) Approved by the Board of Directors of BancFirst Bank; and (iii) Adopted by BancFirst as the sole shareholder of BancFirst Bank.

         (c) Subject to the adoption of this Agreement by the BancFirst shareholders and to the filing of all requisite Regulatory Applications and the receipt of all Requisite Regulatory Approvals:

             (i) BancFirst Bank has all requisite corporate power and authority to enter into this Agreement and the Bank Merger Agreement and, to perform all of its obligations hereunder and thereunder;

             (ii) The execution and delivery of this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action by BancFirst and BancFirst Bank; and

             (iii) Subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents, and except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or by the appointment of a conservator by the FDIC, (A) this Agreement is the valid and binding agreement of BancFirst, enforceable against BancFirst in accordance with its terms, and (B) this Agreement and the Bank Merger Agreement are the valid and binding agreements of BancFirst Bank, enforceable against BancFirst Bank in accordance with their terms.

     4.5 GOVERNING DOCUMENTS. BancFirst and BancFirst Bank have delivered to UNB true and accurate copies of the Articles of Incorporation and Code of Regulations of BancFirst and the Articles of Association and Bylaws of BancFirst Bank and have granted UNB access to (a) the Articles of Incorporation and Code of Regulations or Articles of Association and Bylaws of each BancFirst Subsidiary and (b) all records of all meetings and other corporate actions by the shareholders, Boards of Directors and Committees of the Boards of Directors of BancFirst, BancFirst Bank, and each BancFirst Subsidiary, other than records of meetings relating to the consideration of transactions related to this Agreement. The minute books of BancFirst and BancFirst Bank contain, in all material respects, complete and accurate records of all meetings and other corporate actions of the BancFirst and BancFirst Bank shareholders, Boards of Directors and Committees of the Boards of Directors, other than records of meetings relating to the consideration of transactions related to this Agreement.


     4.6 NO CONFLICTS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Bank Merger, will not:

         (a) Subject to the approval of this Agreement by the requisite vote of the BancFirst shareholders, conflict with or violate any provision of or result in the breach of any provision of the Articles of Incorporation or Code of Regulations of BancFirst or the Articles of Association or Bylaws of BancFirst Bank;

         (b) Conflict with or violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether upon or after the giving of notice of lapse of time or both) any obligation under, or otherwise materially affect the terms of, any mortgage, Lien, lease, agreement, license, instrument, order, arbitration award, judgment or decree to which either BancFirst or BancFirst Bank is a party or by which BancFirst, BancFirst Bank or their property or assets is bound;

         (c) Require the consent of any party to any agreement or commitment to which either BancFirst or BancFirst Bank is a party or by which BancFirst, BancFirst Bank or their property or assets is bound, the failure to obtain which could, individually or in the aggregate with all the other failures to obtain required consents, have a material adverse effect on the business, operations or financial condition of BancFirst and BancFirst Bank, taken as a whole;

         (d) Result in the creation or imposition of any Lien, charge, pledge, security interest or other encumbrance upon any property or assets of either BancFirst or BancFirst Bank or give rise to any meritorious cause of action against either BancFirst or BancFirst Bank; or,

         (e) Subject to the receipt of all Requisite Regulatory Approvals and the requisite vote of the BancFirst shareholders, violate or conflict with any applicable law, ordinance, rule or regulation, including, without limitation, the rules and regulations of the Board of Governors of the Federal Reserve System ("FRB") or the OCC.

     4.7 CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by BancFirst, BancFirst Bank, or any BancFirst Subsidiary in connection with the execution and delivery of this Agreement by BancFirst or BancFirst Bank or the consummation by BancFirst or BancFirst Bank of the transactions contemplated hereby, including the Merger and the Bank Merger, except for filings, authorizations, notices, consents or approvals required by the SEC, the FRB, the OCC, the FDIC, the Ohio Secretary of State and the Ohio Department of Insurance.

     4.8 BANCFIRST AND BANCFIRST BANK SHARES.

         (a) BANCFIRST CAPITAL. The authorized capital of BancFirst consists of twenty million (20,000,000) common shares, each without par value, 8,741,834 of which are issued and outstanding and 837,660 of which are reserved for issuance upon exercise of options granted in accordance with the BancFirst Option Plan. All of the issued and outstanding common shares of BancFirst are duly authorized, validly issued, fully paid and nonassessable and were issued in full compliance with all applicable laws. BancFirst has no outstanding class of capital stock other than such common shares.

             (i) Except for the options to purchase at the per share prices shown in Section 4.8(a)(i) of the BancFirst Disclosure Schedule an aggregate of 441,278 BancFirst Shares granted in accordance with the BancFirst Option Plan and except for the option contained in the Option Agreement, there are no outstanding subscription rights, options, conversion rights, warrants or other agreements, plans or commitments of any nature whatsoever (either firm or conditional) obligating BancFirst (i) to issue, deliver or sell, cause to be issued, delivered or sold, or restricting BancFirst from selling any additional BancFirst Shares; or (ii) to grant, extend or enter into any such agreement, plan or commitment. There are no outstanding stock appreciation, phantom stock or similar rights in respect of BancFirst Shares.

             (ii) In accordance with the 1997 Bonus Shares Program (hereinafter referred to as the "Bonus Plan"), an aggregate of 20,797 BancFirst Shares were awarded to Bonus Plan participants (hereinafter referred to as the "Awarded Bonus Plan Shares"). Of the Awarded Bonus Plan Shares, none have been vested on the date hereof (hereinafter referred to as the "Unvested Bonus Plan Shares").

         (b) BANCFIRST BANK CAPITAL. The authorized capital of BancFirst Bank consists of 3,236,250 common shares, $10.00 par value, all of which are issued and outstanding and held of record by BancFirst. All of the outstanding common shares of BancFirst Bank are duly authorized, validly issued, fully paid and nonassessable; were issued in full compliance with all applicable laws; and were not issued in violation of the preemptive right of any depositor or shareholder of BancFirst Bank. BancFirst Bank has no outstanding class of capital stock other than such common shares. There are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating BancFirst Bank (i) to issue, deliver or sell, cause to be issued, delivered or sold, or restricting BancFirst Bank from selling any additional BancFirst Bank shares or (ii) to grant, extend or enter into any such agreement or commitment.

     4.9 FINANCIAL STATEMENTS.

         (a) The consolidated statements of financial condition as of December 31, 1999 and 2000, of BancFirst and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years then ended, examined and reported upon by PricewaterhouseCoopers, LLP, certified public accountants, complete copies of which have previously been delivered to UNB (hereinafter referred to as the "BancFirst Audited Financials"), have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the consolidated financial position of BancFirst at such dates and the consolidated results of its operations and cash flows for such periods. The books and records of BancFirst and BancFirst Bank have been, and are being, maintained in accordance with generally accepted accounting principles and with any other applicable legal and accounting requirements and reflect only actual transactions.

         (b) The unaudited balance sheet as of June 30, 2001, of BancFirst and the related unaudited income statement for the six (6) months then ended, complete copies of which have previously been delivered to UNB (hereinafter referred to as the "BancFirst Interim Financials"), fairly present the financial position of BancFirst at such date and the results of its operations for such period and in all material respects have been prepared in accordance with generally accepted accounting principles as applicable to condensed consolidated financial statements, e.g., without footnotes and certain accruals normally made at year end, and as applied on a consistent basis with the BancFirst Audited Financials. All adjustments which are necessary for a fair statement of the BancFirst Interim Financials have been made.

         (c) The Consolidated Statements of Condition and Income of BancFirst Bank for the three-month periods ended March 31 and June 30, 2001, together with the schedules and supplements attached thereto, each as filed with the OCC and copies of which were previously delivered to UNB by BancFirst (hereinafter referred to as the "BancFirst Consolidated Statements"), have been prepared in accordance with accounting practices permitted by the OCC applied on a consistent basis and fairly present the financial position of BancFirst Bank at such dates.

         (d) Except as disclosed in the BancFirst Interim Financials, the BancFirst Consolidated Statements and Section 4.9 of the BancFirst Disclosure Schedule, as of June 30, 2001, BancFirst had no liabilities or obligations material to the financial condition of BancFirst, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

     4.10 CONDUCT OF BUSINESSES. Between June 30, 2001, and the date of this Agreement, each of BancFirst and BancFirst Bank conducted its businesses only in the ordinary and usual course, there were no material adverse changes in the financial condition, assets, liabilities, obligations, properties or business of BancFirst or BancFirst Bank, and, except as set forth in any of the BancFirst Audited Financials, the BancFirst Interim Financials, the BancFirst Consolidated Statements or Section 4.10 of the BancFirst Disclosure Schedule, neither BancFirst nor BancFirst Bank:

         (a) Authorized the creation or issuance of, issued, sold or disposed of, or created any obligation to issue, sell or dispose of, any stock, notes, bonds or other securities or any obligation convertible into or exchangeable for, any shares of its capital stock;

         (b) Except for a per share dividend in the amount of $.145 payable by BancFirst on September 18, 2001, declared, set aside, paid or made any dividend or other distributions on its capital stock or directly or indirectly redeemed, purchased or acquired any shares or entered into any agreement in respect of the foregoing;

         (c) Effected any stock split, recapitalization, combination, exchange of shares, readjustment or other reclassification;

         (d) Amended its Articles of Incorporation or Code of Regulations, or, in the case of BancFirst Bank, its Articles of Association or Bylaws;

         (e) Purchased, sold, assigned or transferred any material tangible asset or any material patent, trademark, trade name, copyright, license, franchise, design or other intangible asset or property;

         (f) Mortgaged, pledged or granted or suffered to exist any Lien or other encumbrance or charge on any assets or properties, tangible or intangible, except for i) pledges of assets to the Federal Home Loan Bank ("FHLB"); ii) ordinary course of business restrictions on public funds on deposit; iii) Liens for taxes not yet due and payable; and iv) such other Liens, encumbrances or charges which do not materially adversely affect its financial position;

         (g) Waived any rights of material value or canceled any material debts or claims;

         (h) Incurred any material obligation or liability (absolute or contingent), including, without limitation, any tax liability or any liability for borrowings from the FRB of Cleveland or the FHLB of Cincinnati, or paid any material liability or obligation (absolute or contingent), other than liabilities and obligations incurred in the ordinary course of business;

         (i) Entered into or amended any employment contract with any of its officers or increased the compensation payable to any officer or director, except compensation increases and employment contract renewals made in the ordinary course;

         (j) Incurred any damage, destruction or similar loss, not covered by insurance, materially affecting its businesses or properties;

         (k) Acquired any stock or other equity interest in any corporation, partnership, trust, joint venture or other entity;

         (l) Made any (i) material investment (except investments made in the ordinary course of business) or (ii) material capital expenditure or commitment for any material addition to property, plant or equipment; or

         (m) Agreed, whether in writing or otherwise, to take any action described in this Section 4.10.

     4.11 PROPERTIES.


         (a) A description of all fixed assets which are material to BancFirst and its Subsidiaries considered as a whole owned by each of BancFirst and BancFirst Bank (directly or through the BancFirst Subsidiaries) has been delivered to UNB (hereinafter referred to as the "BancFirst Personal Property"). All BancFirst Personal Property has been maintained in good working order, ordinary wear and tear excepted. BancFirst, BancFirst Bank, or a BancFirst Subsidiary owns and has good title to all of the BancFirst Personal Property, free and clear of any mortgage, Lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance, except:

             (i) As set forth in Section 4.11(a) of the BancFirst Disclosure Schedule;

             (ii) To the extent stated or reserved against in the BancFirst Audited Financials or the BancFirst Interim Financials; and

             (iii) Such other exceptions which are not material in character or amount and do not materially detract from the value of or interfere with the use of the properties or assets subject thereto or affected thereby.

         (b) A description of each parcel of real property owned by BancFirst, BancFirst Bank, or a BancFirst Subsidiary (other than real property taken by BancFirst Bank in consideration of debts previously contracted) is set forth in
Section 4.11(b) of the BancFirst Disclosure Schedule (hereinafter referred to individually as a "BancFirst Parcel" and collectively as the "BancFirst Real Properties"). Either BancFirst, BancFirst Bank, or a BancFirst Subsidiary is the owner of each BancFirst Parcel in fee simple and has good and marketable title to each such BancFirst Parcel, free of any Liens, claims, charges, encumbrances or security interests of any kind, except:

             (i) As set forth in Section 4.11(b) of the BancFirst Disclosure Schedule;

             (ii) Liens for real estate taxes and assessments not yet delinquent; and

             (iii) Utility, access and other easements, rights of way,
                   restrictions and exceptions, none of which impair the BancFirst Real Properties for the use and business being conducted thereon.

         (c) A description of all real property leased by BancFirst, BancFirst Bank, or a BancFirst Subsidiary is set forth in Section 4.11(c) of the BancFirst Disclosure Schedule (hereinafter referred to as the "BancFirst Leased Real Property"). Except as set forth in Section 4.11(c) of the BancFirst Disclosure Schedule, the Real Property Leases create, in accordance with their terms, valid, binding and assignable leasehold interests of either BancFirst or

BancFirst Bank, or a BancFirst Subsidiary, in all of the BancFirst Leased Real Property, free and clear of all Liens, claims, charges, encumbrances or security interests of any kind.

         (d) A description of all personal property leased by BancFirst, BancFirst Bank, or a BancFirst Subsidiary which requires payment of rentals in excess of $50,000 per annum is set forth in Section 4.11(d) of the BancFirst Disclosure Schedule.

         (e) The documentation (hereinafter referred to as "BancFirst Loan Documentation") governing or relating to the loan and credit-related assets (hereinafter referred to as the "BancFirst Loan Assets") included within the loan portfolio of BancFirst Bank is legally sufficient in all material respects for the purposes intended thereby and creates enforceable rights in favor of BancFirst Bank in accordance with the terms of such BancFirst Loan Documentation, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents. Each loan included in the BancFirst Loan Assets has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business.

    4.12 ALLOWANCE FOR LOAN LOSSES. Except as set forth in a schedule dated
June 30, 2001, as previously delivered to UNB by BancFirst, there was no loan which was made by either BancFirst or BancFirst Bank and which is reflected as an asset of either BancFirst or BancFirst Bank on the BancFirst Audited Financials or the BancFirst Interim Financials that (i) was ninety (90) days or more delinquent or (ii) has been classified by examiners (regulatory or internal) as "Substandard," "Doubtful", "Loss" or "Special Mention" (or words of similar import) as of the date of such Schedule. The allowance for loan losses as reflected on the BancFirst Audited Financials and the BancFirst Interim Financials is, in the opinion of BancFirst's management, adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans, net of recoveries.

    4.13 INVESTMENTS.

         (a) Section 4.13(a) of the BancFirst Disclosure Schedule contains a true, accurate and complete list of all investments, other than investments in the BancFirst Loan Assets and the BancFirst Real Properties, and other than securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, owned by BancFirst, BancFirst Bank, or a BancFirst Subsidiary (hereinafter referred to as the "BancFirst Investments") as of June 30, 2001. Except as set forth in Section 4.13(a) of the BancFirst Disclosure Schedule, the BancFirst Investments, other than any such investments disposed of in the ordinary course of business prior to the date hereof, are owned by BancFirst, BancFirst Bank, or a BancFirst Subsidiary free and clear of all Liens, pledges, claims, security interests, encumbrances, charges or restrictions of any kind (other than such as arise in the ordinary course of business from FHLB borrowings or acceptance of public funds) and may be freely disposed of by BancFirst, BancFirst Bank, or such BancFirst Subsidiary at any time. Except as set forth in Section 4.13(a) of the BancFirst Disclosure

Schedule, neither BancFirst nor BancFirst Bank, nor any BancFirst Subsidiary, is a party to, nor has any interest in:


             (i) Any repurchase agreement, reverse repurchase agreement, collateralized mortgage obligation or any other derivative security; or

             (ii) Any interest rate swaps, caps, floors, option agreements or any other interest rate risk management agreements.

         (b) Except as set forth in Section 4.13(b) of the BancFirst Disclosure Schedule, and other than the BancFirst Subsidiaries, neither BancFirst nor BancFirst Bank owns of record or beneficially the outstanding shares of, or any equity interest in, any corporation or other business entity, other than securities and other interests taken in consideration of debts previously contracted.

    4.14 REPORTS AND RECORDS.

         (a) Each of BancFirst and BancFirst Bank, and each BancFirst Subsidiary, has filed all reports and maintained all records required to be filed or maintained by it under various rules and regulations of the SEC, the FRB, the OCC, the FDIC, the Ohio Department of Insurance and other regulatory agencies with jurisdiction over BancFirst, BancFirst Bank or any BancFirst Subsidiary. All such documents and reports complied in all material respects with applicable requirements of law and regulations in effect at the time of filing such documents and contained in all material respects the information required to be stated therein.

         (b) BancFirst has delivered to UNB copies of the following documents, each of which has been filed with the SEC (hereinafter referred to as the "BancFirst SEC Filings"):

             (i) The BancFirst Annual Reports on Form 10-K for the fiscal years ended December 31, 2000 and 1999;

             (ii) The BancFirst Annual Reports to Shareholders for the fiscal years ended December 31, 2000 and 1999;

             (iii) The BancFirst Proxy Statements for use in connection with the
                   2000 and 1999 Annual Meetings of Shareholders;

             (iv) The BancFirst Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2001; and

             (v)   All Form 8-K's filed in 2001.

         The BancFirst SEC Filings did not, as of the dates on which such reports were filed with the SEC, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

    4.15 TAXES.

         (a) Except as set forth in Section 4.15(a) of the BancFirst Disclosure Schedule, each of BancFirst and BancFirst Bank, and each BancFirst Subsidiary, has duly and timely filed all federal, state, county and local income, profits, franchise, excise, sales, customs, property, use, occupation, withholding, social security and other tax and information returns and reports required to have been filed by each through the date hereof, and has paid or accrued all taxes and duties (and all interest and penalties with respect thereto) due or claimed to be due. Neither BancFirst nor BancFirst Bank, nor any BancFirst Subsidiary, has any liability for any taxes or duties (or interest or penalties with respect thereto) of any nature whatsoever and there is no basis for any additional material claims or assessments, other than with respect to liabilities for taxes and duties which are reflected in the BancFirst Interim Financials or which may have accrued since June 30, 2001, in the ordinary course of business.

         (b) No deficiencies for any taxes, assessments or governmental charges have been proposed, asserted or assessed in writing by any governmental or taxing authority against BancFirst or BancFirst Bank, or against any BancFirst Subsidiary, that have not been settled or would not be covered by existing reserves. Except as set forth in Section 4.15(b) of the BancFirst Disclosure Schedule, neither BancFirst nor BancFirst Bank, nor any BancFirst Subsidiary:

             (i) Is a party to any agreement providing for the allocation or sharing of taxes; or

             (ii)  Is required to include in income any adjustment pursuant to
                   Section 481(a) of the Code by reason of the voluntary change in accounting method, nor has any taxing authority proposed in writing any such adjustment or change of accounting method.

         (c) Any amount that will become receivable (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of BancFirst or BancFirst Bank, or of any BancFirst Subsidiary, who is a "Disqualified Individual," as such term is defined in proposed Treasury Regulation Section 1.280G-1, under any employment, severance or termination agreement, other compensation arrangements or BancFirst Benefit Plan currently in effect will not be characterized as an "excess parachute payment," as such term is defined in Section 1.280G-1 of the Code.

    4.16 MATERIAL CONTRACTS.

         (a) Except as set forth in Section 4.16(a) of the BancFirst Disclosure Schedule, as of the date hereof neither BancFirst nor BancFirst Bank, nor any BancFirst Subsidiary, is a party to or bound by any written or oral:

             (i) Contract or commitment for capital expenditures in excess of two hundred thousand dollars ($200,000) for any one project or five hundred thousand dollars ($500,000) in the aggregate;

              (ii) Contract or commitment made in the ordinary course of business for the purchase of materials or supplies or for the performance of services involving payments to or by either BancFirst or BancFirst Bank, or any BancFirst Subsidiary, of an amount exceeding two hundred thousand dollars ($200,000) in the aggregate or extending for more than six (6) months from the date hereof;

             (iii) Contract or option for the purchase of any real property;

              (iv) Letter of credit or indemnity calling for payment, upon the conditions stated therein, of more than three hundred thousand dollars ($300,000);

               (v) Guarantee agreement;

              (vi) Instrument granting any person (other than employees acting in the ordinary course of business) authority to transact business on behalf of either BancFirst or BancFirst Bank, or on behalf of a BancFirst Subsidiary;

             (vii) Contracts or commitments relating to outstanding loans and/or commitments to make loans (including unfunded commitments and lines of credit) to any one person or entity (together with "affiliates" of such person or entity) in excess of one million dollars ($1,000,000);

            (viii) Employment, management, consulting, deferred compensation, severance or other similar contract with any director, officer or employee of either BancFirst or BancFirst Bank, or of a BancFirst Subsidiary;

              (ix) Note, debenture or loan agreement pursuant to which either
                   BancFirst or BancFirst Bank, or a BancFirst Subsidiary, has incurred indebtedness, other than deposit liabilities and advances from the FRB of Cleveland or the FHLB of Cincinnati;

               (x) Loan agreement with any director, executive officer or ten percent (10%) or greater shareholder of BancFirst, BancFirst Bank, or any BancFirst Subsidiary, or to the knowledge of BancFirst and BancFirst Bank, any Person controlling, controlled by or under common control with, or a member of the immediate family of, any of the foregoing;

              (xi) Any contract which would constitute or involves a "covered transaction" with an "affiliate" under Sections 23A or 23B of the Federal Reserve Act; or

             (xii) Commitment or agreement to do any of the foregoing. Contracts set forth in Section 4.16 of the BancFirst Disclosure Schedule are hereinafter collectively referred to as the "BancFirst Contracts."

         (b) None of BancFirst, BancFirst Bank, or any BancFirst Subsidiary is in material default under any of the BancFirst Contracts, nor has there occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

    4.17 INSURANCE. All material properties and operations of each of BancFirst and BancFirst Bank are adequately insured for its benefit. The performance by the officers and employees of each of BancFirst and BancFirst Bank of their duties is bonded in such amounts and against such risks as are usually insured against or bonded by entities similarly situated, under valid and enforceable policies of insurance or bonds issued by insurers or bonding companies of recognized responsibility, financial or otherwise.

    4.18 ACTIONS AND SUITS. Except as set forth in Section 4.18 of the
BancFirst Disclosure Schedule, and except for routine claims and foreclosure litigation arising in the ordinary course of business, there are no actions, suits or proceedings or investigations pending or, to the knowledge of BancFirst, threatened against or affecting the business, operations or financial condition of either BancFirst or BancFirst Bank, or of any BancFirst Subsidiary, in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and neither BancFirst or BancFirst Bank has any knowledge of any basis for any such action, suit, proceeding or investigation.

    4.19 PERMITS AND LICENSES. Each of BancFirst and BancFirst Bank, and each BancFirst Subsidiary, has all material permits, licenses, orders and approvals of all federal, state or local governmental or regulatory bodies required for BancFirst, BancFirst Bank and each BancFirst Subsidiary to conduct its business as presently conducted, and all such material permits, licenses, orders and approvals are in full force and effect, without the threat of suspension or cancellation. None of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this Agreement.

    4.20 EMPLOYEE BENEFIT PLANS; ERISA.

         (a) Section 4.20 of the BancFirst Disclosure Schedule contains a true and complete list of all qualified pension or profit-sharing plans, deferred compensation, consulting, bonus, group insurance plans or agreements and all other incentive, welfare or employee benefit plans or agreements, including, but not limited to, all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA"), which covers any employee or former employee of BancFirst or BancFirst Bank, or of any BancFirst Subsidiary or any affiliate or under which BancFirst or BancFirst Bank, or of any BancFirst Subsidiary or any affiliate has any liability (hereinafter collectively referred to as the "BancFirst Benefit Plans"). For purposes of this Section 4.20, "affiliate" of any person or entity means any other person or entity which, together with such person or entity, would be treated as a single employer under Section 414 of the Code or is an "affiliate," whether or not incorporated, as defined in Section 407(d)(7) of ERISA, of such person or entity. With respect to such BancFirst Benefit Plans, BancFirst has made available true and complete copies of all:

             (i)   BancFirst Benefit Plan documents and amendments thereto;

             (ii)  Trust agreements and amendments thereto;

             (iii) All written interpretations and summaries;

             (iv)  The three most recent annual reports on IRS Form 5500;

             (v) The most recent IRS determination letters (and any pending request for such) for each BancFirst Benefit Plan which is intended to be qualified under Section 401(a) of the Code have been delivered to UNB;

             (vi) A copy of the most recent summary plan description required under ERISA with respect thereto, and all supplements or modifications thereto; and

             (vii) A copy of the three most recent annual reports prepared by an accountant, actuary or other similar expert with respect to any disclosure regarding (i) pensions in accordance with Statement of Financial Accounting Standards No. 87, (ii) other post-retirement benefits in accordance with Statement of Financial Accounting Standards No. 106, and (iii) stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123.

         (b) None of the reports or other materials delivered pursuant to Sections 4.20(a)(iv) and 4.20(a)(vii) includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

         (c) Each BancFirst Benefit Plan which constitutes an "employee pension plan," as defined in Section 3(2) of ERISA, is and has been administered in material compliance with its governing documents and the applicable provisions of ERISA and any such employee pension plan which is intended to be qualified under the provisions of Section 401(a) of the Code, is and has been administered in material compliance with the applicable provisions of the Code.

         (d) Each BancFirst Benefit Plan which constitutes an "employee welfare benefit plan," as defined in Section 3(1) of ERISA, is and has been administered in material compliance with its governing documents and the applicable provisions of ERISA and each BancFirst Benefit Plan which constitutes a "group health plan," as defined in Section 5000(b)(1) of the Code, is and has been administered in material compliance with the continuation of coverage provisions contained in Section 4980B of the Code.

         (e) Each BancFirst Benefit Plan which is not an "employee benefit plan," as defined in Section 3(3) of ERISA, is and has been administered in material compliance with its Governing Documents and with any and all state or federal laws applicable to such BancFirst Benefit Plan. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any BancFirst Benefit Plan has or will make BancFirst, BancFirst Bank, a BancFirst Subsidiary or any affiliate liable for any tax pursuant to Sections 4971-4980E of the Code. There is no pending or threatened litigation, arbitration, disputed claim, adjudication, audit, examination or other proceeding with respect to any BancFirst Benefit Plan or any fiduciary or administrator thereof in their capacities as such (other than the submission of participant claims for benefits in the ordinary course of operation of such BancFirst Benefit Plans).

         (f) The market value of assets under each "employee pension plan" (as defined above) which is subject to the provisions of Title IV of ERISA, equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with Pension Benefit Guaranty Corporation (hereafter referred to as the "PBGC") methods, factors and assumptions applicable to an employee pension plan terminating on the date for determination. No "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred with respect to any BancFirst Benefit Plan, whether or not waived. Full payment has been made of all amounts which BancFirst or BancFirst Bank or any affiliate is required to have paid as contributions to or benefits under any BancFirst Benefit Plan as of the end of the most recent plan year thereof and there are no unfunded obligations under any BancFirst Benefit Plan. No condition exists and no event has occurred that could constitute grounds for termination of any BancFirst Benefit Plan, and neither BancFirst, BancFirst Bank, a BancFirst Subsidiary nor any affiliate has incurred any material liability under Title IV of ERISA arising in connection with the termination of any BancFirst Benefit Plan covered or previously covered by Title IV of ERISA.

         (g) BancFirst does not maintain any BancFirst Benefit Plan which provides post-retirement medical, dental or life insurance benefits to any former employee of BancFirst, BancFirst Bank or any BancFirst Subsidiary nor is BancFirst obligated to provide any such benefit to any current employee upon his or her retirement, except for the continuation coverage required under Section 4980B of the Code.

         (h) Neither BancFirst nor BancFirst Bank, nor any BancFirst Subsidiary, participates in, or has ever been obligated to contribute to, any multi-employer plan as such term is defined in Section 3(37) of ERISA.

         (i) None of BancFirst, BancFirst Bank, a BancFirst Subsidiary nor any BancFirst Benefit Plan maintained by any of BancFirst, BancFirst Bank, or a BancFirst Subsidiary, nor any fiduciary of any such BancFirst Benefit Plan, has incurred any material liability to the PBGC, the United States Department of Labor or to the IRS with respect to a BancFirst Benefit Plan.

         (j) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any "employee benefit plan" (as defined above) maintained by either BancFirst, BancFirst Bank or any BancFirst Subsidiary;

             (i) Which would result in the imposition, directly or indirectly, of an excise tax under Section 4975 of the Code; or

             (ii) The correction of which would have a material adverse effect on the financial condition, results of operations or business of BancFirst. No "reportable event," within the meaning of
                   Section 4043 of ERISA, and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any BancFirst Benefit Plan.

         (k) Each employee pension plan (as defined above) which is intended to be an employee stock ownership plan, as defined in Section 4975(e)(7) of the Code, is and has been administered in substantial compliance with the applicable provisions of Sections 4975 and 409 of the Code and the regulations promulgated by the IRS thereunder and, any outstanding loan to which any such employee stock ownership plan is a party constitutes an "exempt loan," as described in Section 54.4975-7 of the regulations promulgated by the IRS.

         (l) There has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under, any BancFirst Benefit Plan, which would increase the expense of maintaining such BancFirst Benefit Plan above the level of the expense incurred in respect thereof for the plan year ended immediately prior to the date hereof.

         (m) Except as set forth in the BancFirst Disclosure Schedule or as expressly provided in this Agreement, the consummation of the transactions contemplated by this Agreement will not (A) entitle any current or former employee or officer of BancFirst or any affiliate to severance pay, unemployment compensation or any other payment, or (B) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due any such employee or officer.

         (n) With respect to each BancFirst Benefit Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to
Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred.

         (o) No amounts payable under the BancFirst Benefit Plans will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

    4.21 ENVIRONMENTAL PROTECTION

         (a) Except as set forth in Section 4.21 of the BancFirst Disclosure
Schedule:

             (i) To the knowledge of BancFirst, each of BancFirst, BancFirst Bank, and the BancFirst Property is, and has been at all times, in material compliance with all applicable Environmental Laws;

             (ii) No investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or governmental agency have been issued, are pending or, to the knowledge of BancFirst or BancFirst Bank, threatened against either BancFirst or BancFirst Bank, or in connection with the BancFirst Property;

             (iii) No claims have been made or, to the knowledge of BancFirst or
                   BancFirst Bank, threatened at any time against either BancFirst or BancFirst Bank, with respect to the BancFirst Property relating to actual or alleged violation of any Environmental Law with respect to the BancFirst Property or relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Substance with respect to the BancFirst Property;

             (iv) To the knowledge of BancFirst, no Hazardous Substances have been integrated into any BancFirst Property or any component thereof in violation of Environmental Laws;

             (v)   [INTENTIONALLY LEFT BLANK];

             (vi) The BancFirst Property has not been used by BancFirst or BancFirst Bank for the storage, disposal or treatment of Hazardous Substances, except as allowed by applicable law, has not been contaminated by Hazardous Substances in material violation of any applicable Environmental Laws, nor has been used for the storage or use of any underground or aboveground storage tanks in material violation of any applicable Environmental Laws; and

             (vii) Material permits, registrations and other authorizations necessary for either BancFirst or BancFirst Bank, or the BancFirst Property to operate in material compliance with all Environmental Laws are currently in force and are identified in Section 4.21 of the BancFirst Disclosure Schedule.


         (b) As used in this Agreement:

             (i) "BancFirst Property" means all real and personal property now or previously owned, leased, occupied or managed by either BancFirst or BancFirst Bank or any Subsidiary of either or any Person or entity whose liability for any matter has or may have been related or assumed by BancFirst either contractually or are by operation of law.

             (ii) "Environmental Laws" means all federal, state, local and other laws, regulations, rules, standards, ordinances, orders, decrees, and judgments relating to pollution, the environment, occupational health and safety, or the protection of human health, all as may be from time to time amended.

             (iii) "Hazardous Substances" means any and all substances or materials which are classified or considered to be hazardous or toxic to human health or the environment under any applicable Environmental Laws and shall include, without limitation, any "hazardous substances" as defined in Section 101(14) of CERCLA (42 USC Section 9601(14)) or regulations promulgated thereunder, any "toxic and hazardous substances" as defined in 29 CFR Part 1910, petroleum and its byproducts, asbestos, polychlorinated biphenyls, nuclear fuel or materials, lead and lead-containing substances, and urea-formaldehyde.]

    4.22 EMPLOYMENT MATTERS. Each of BancFirst and BancFirst Bank is in material compliance with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours. No unfair labor practice complaint against either BancFirst or BancFirst Bank is pending before any governmental agency or court and there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of either BancFirst or BancFirst Bank, threatened against or involving either BancFirst or BancFirst Bank. No representation question exists in respect of the employees of either BancFirst or BancFirst Bank and no labor grievance which might have a material adverse effect upon either BancFirst or BancFirst Bank, or the conduct of its businesses is pending or, to the knowledge of BancFirst, threatened. No arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefore has been asserted against either BancFirst or BancFirst Bank. No collective bargaining agreement is currently in effect or is currently being negotiated by either BancFirst or BancFirst Bank. 4.23 BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person, other than Sandler, O'Neill & Partners, acting on behalf of BancFirst or BancFirst Bank pursuant to an agreement disclosed in the BancFirst Disclosure Schedule or in such manner as to give rise to any valid claim against BancFirst or BancFirst Bank for any broker's or finder's fee or similar compensation.

    4.24 STOCK OWNERSHIP. Except as set forth in Section 4.24 of the BancFirst Disclosure Schedule, neither BancFirst nor any of its "affiliates" or "associates," as the terms "affiliates" and "associates" are defined in Section 1704.01(C)(1) of the ORC, are "beneficial owners," as the term "beneficial owners" is defined in Section 1704.01(C)(4) of the ORC, of any of the UNB Shares.

    4.25 REGULATORY MATTERS. Except as set forth in Section 4.25 of the BancFirst Disclosure Schedule, neither BancFirst nor BancFirst Bank, nor any BancFirst Subsidiary, is subject or is party to, or has received any notice or advice that it may become subject or party to, any investigation with respect to, any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, any regulatory agency that currently restricts the conduct of its business or that currently affects its capital adequacy, credit policies, management or business (hereinafter referred to as a "Regulatory Agreement"), nor has BancFirst, BancFirst Bank, or any BancFirst Subsidiary, been advised by any regulatory agency that it is considering issuing or requesting any such Regulatory Agreement. Except as set forth in Section 4.25 of the BancFirst Disclosure Schedule, there is no unresolved violation, with respect to any report or statement relating to any examinations of BancFirst, BancFirst Bank, or any BancFirst Subsidiary. BancFirst, BancFirst Bank and each BancFirst Subsidiary has paid all assessments made or imposed by any Governmental Entity.

    4.26 NON-BANKING ACTIVITIES. BancFirst is not engaged in any activity, either directly or indirectly through one or more of the BancFirst Subsidiaries or other equity investments, which is not permitted to be engaged in by a financial holding company or by a subsidiary or other enterprise through which such activity is conducted. BancFirst Bank is not engaged in any activity, either directly or indirectly through one or more of the BancFirst Subsidiaries or other equity investments, which is not permitted to be engaged in by a national banking association or by a subsidiary or other enterprise through which such activity is conducted.

    4.27 FIDUCIARY RESPONSIBILITY. During the applicable statute of limitations period:

         (a) Each of BancFirst Bank and the Trust Company has properly administered all accounts for which it acts as a fiduciary or agent, including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the Governing Documents and applicable state and federal law and regulations and common law; and

         (b) Neither BancFirst Bank nor the Trust Company, nor any director, officer or employee of BancFirst Bank or the Trust Company acting on behalf of BancFirst Bank or the Trust Company, has committed any breach of trust with respect to any such fiduciary or agency account, and the accountings for each such fiduciary or agency account are true and correct and accurately reflect the assets of such fiduciary or agency account.

         (c) To the knowledge of BancFirst or BancFirst Bank, there is no investigation or inquiry by any regulatory agency pending or threatened against or affecting BancFirst Bank or the Trust Company relating to the compliance by BancFirst Bank or the Trust Company with sound fiduciary principles and applicable regulations.

    4.28 EMPLOYMENT AGREEMENTS. Section 4.16 of the BancFirst Disclosure Schedule lists each agreement, arrangement, commitment or contract (whether written or oral) for the employment, retention or engagement, or with respect to the severance, of any present or former officer, director, employee, agent, consultant or other person or entity to which BancFirst or

BancFirst Bank, or any BancFirst Subsidiary, is a party to or bound by and which, by its terms, is not terminable by BancFirst or BancFirst Bank, or a BancFirst Subsidiary, on thirty (30) days written notice or less without the payment of any amount by reason of such termination. Copies of each written agreement, arrangement, commitment or contract listed in Section 4.16 of the BancFirst Disclosure Schedule have been previously made available to UNB.

    4.29 CERTAIN OPERATIONAL MATTERS.

         (a) Neither BancFirst nor BancFirst Bank is a party to any agreement or subject to any arrangement which would prevent, limit or restrict it from the sale, lease or other disposition of its main offices or any branch office.

         (b) Except as set forth in Section 4.29 of the BancFirst Disclosure Schedule, the consummation of the Merger or the Bank Merger shall not result in the termination or cancellation before its stated expiration of any contract to which BancFirst or BancFirst Bank is a party or cause them to incur any financial penalty, liquidated damages, assessment or other costs solely by reason of such mergers.

         (c) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of BancFirst or for the account of a customer of BancFirst or one of its Subsidiaries, were entered into in the ordinary course of business and, to BancFirst's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any regulatory authority having jurisdiction over the same and with counter parties believed to be financially responsible at the time and are legal, valid and binding obligations of BancFirst or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. BancFirst and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to BancFirst's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

    4.30 INTELLECTUAL PROPERTY. BancFirst, BancFirst Bank and each BancFirst Subsidiary owns or possesses valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks and trademarks and software used in its businesses, all of which are set forth in Section 4.30 of the BancFirst Disclosure Schedule, and none of BancFirst, BancFirst Bank or any BancFirst Subsidiary has received any notice of conflict with respect thereto that asserts the right of others.

    4.31 TRANSACTIONS WITH AFFILIATES. All "covered transactions" between BancFirst Bank and an "affiliate" thereof within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in compliance with such provisions. All "covered transactions" between the Trust Company and an "affiliate" thereof within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in compliance with such provisions.

    4.32 STATEMENTS. None of the information supplied or to be supplied by BancFirst and BancFirst Bank for inclusion in this Agreement or in any documents filed with any regulatory agency in connection with the transactions contemplated by this Agreement shall, at the respective times such documents are filed, and at the time of the BancFirst shareholders' meeting to consider the Merger, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

    4.33 BROKERED DEPOSITS. BancFirst Bank holds no brokered deposits.

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF UNB AND UNB BANK

         UNB and the UNB Bank represent and warrant to BancFirst that each of the following statements is true and accurate in all material respects, except as otherwise disclosed in a schedule provided by UNB and the UNB Bank to BancFirst prior to the execution of this Agreement (the "UNB Disclosure Schedule"). The UNB Disclosure Schedule shall be arranged in paragraphs corresponding to the lettered Sections and Subsections contained in this Article V, and the disclosure in any letter paragraph shall qualify only the corresponding Section or Subsection in this Article V.

     5.1 ORGANIZATION AND STANDING.

         (a) UNB is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted. UNB is registered as a bank holding company under the BHCA. UNB has filed an election to become, and presently is, a "financial holding company" under 12 C.F.R. Section 225.82, has not received any notice from the FRB pursuant to 12 C.F.R. Section 225.82(e)(1), continues to satisfy all requirements for financial holding company status under 12 C.F.R. Section 225.81, and is not subject to any limitation under 12 C.F.R. Sections 225.83 or 225.84. UNB is in compliance in all material respects with all applicable local, state or federal laws and regulations.

         (b) UNB Bank is a national banking association duly organized and validly existing under the NBA and has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted. Except as set forth in Section 5.1(b) of the UNB Disclosure Schedule, the deposit accounts of UNB Bank are insured up to applicable limits by the BIF or the Savings Association Insurance Fund of the FDIC, and UNB Bank has paid all deposit insurance premiums and assessments required by applicable law. UNB Bank is in compliance in all material respects with all applicable local, state or federal laws and regulations, including without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices.

     5.2 SUBSIDIARIES.

         (a) United Banc Financial Services, Inc. is a corporation duly organized and validly existing under the laws of the State of Ohio ("UNB Financial"). United Financial

Advisors, Inc. is a corporation duly organized and validly existing under the laws of the State of Ohio ("UNB Advisors"). United Portfolio Management Corporation is a corporation duly organized and validly existing under the laws of the State of Delaware ("UNB Management"). UNB Financial, UNB Advisors and UNB Management are collectively referred to hereafter as the "UNB Subsidiaries".

         (b) Each UNB Subsidiary has the full corporate power, right, authority and governmental authorizations to own or lease its properties and assets and to carry on its business as it now is being conducted in all material respects. Each UNB Subsidiary is in compliance in all material respects with all applicable local, state or federal laws and regulations. None of the UNB Subsidiaries holds, directly or indirectly, any legal or beneficial interest in any shares, membership units or other equity interest in any Person.

         (c) The authorized capital of each UNB Subsidiary, the number of shares of each which are issued and outstanding and the legal and beneficial owner of each such share is set forth in Section 5.2 of the UNB Disclosure Schedule. Either UNB or UNB Bank owns, beneficially and of record, all of the outstanding common shares of each UNB Subsidiary. All of the outstanding common shares of each UNB Subsidiary are authorized, validly issued, fully paid and nonassessable; were issued in full compliance with all applicable laws and regulations; and were not issued in violation of the preemptive right of any shareholder thereof. None of the UNB Subsidiaries has any outstanding class of capital stock other than common shares as set forth in Section 5.2(c) of the UNB Disclosure Schedule. There are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating any UNB Subsidiary, or UNB or UNB Bank, (i) to issue, deliver or sell, cause to be issued, delivered or sold, any share of such UNB Subsidiary, or restricting such UNB Subsidiary from selling any additional shares or (ii) to grant, extend or enter into any such agreement or commitment.

     5.3 QUALIFICATION. UNB, UNB Bank and the UNB Subsidiaries are each duly qualified to do business and in good standing in each jurisdiction in which such qualification is required or the failure to so qualify would not have a material adverse effect on the business of UNB, UNB Bank or such UNB Subsidiary. UNB Bank does not maintain any branch, loan production office or trust representative office outside of the State of Ohio.

     5.4 AUTHORITY.

         (a) This Agreement has been:

             (i)   Duly executed and delivered by UNB and UNB Bank; and

             (ii)  Approved by the Boards of Directors of UNB and UNB Bank.

         (b) The Bank Merger Agreement has been:

             (i)   Duly executed and delivered by UNB Bank;

             (ii)  Approved by the Board of Directors of UNB Bank; and

             (iii) Adopted by UNB as the sole shareholder of UNB Bank.

         (c) Subject to the adoption of this Agreement by the UNB shareholders and to the filing of all requisite Regulatory Applications and the receipt of all Requisite Regulatory Approvals:

             (i) UNB Bank has all requisite corporate power and authority to enter into this Agreement and the Bank Merger Agreement and, to perform all of its obligations hereunder and thereunder;

             (ii) The execution and delivery of this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action by UNB and UNB Bank; and

             (iii) Subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents, and except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or by the appointment of a conservator by the FDIC, (A) this Agreement is the valid and binding agreement of UNB, enforceable against UNB in accordance with its terms, and (B) this Agreement and the Bank Merger Agreement are the valid and binding agreements of UNB Bank, enforceable against UNB Bank in accordance with their terms.

     5.5 GOVERNING DOCUMENTS. UNB and UNB Bank have delivered to BancFirst true and accurate copies of the Articles of Incorporation and Code of Regulations of UNB and the Articles of Association and Bylaws of UNB Bank and have granted BancFirst access to (a) the Articles of Incorporation and Code of Regulations of each UNB Subsidiary and (b) all records of all meetings and other corporate actions by the shareholders, Boards of Directors and Committees of the Boards of Directors of UNB, UNB Bank, and each UNB Subsidiary, other than records of meetings relating to the consideration of transactions related to this Agreement. The minute books of UNB and UNB Bank contain, in all material respects, complete and accurate records of all meetings and other corporate actions of the UNB and UNB Bank shareholders, Boards of Directors and Committees of the Boards of Directors, other than records of meetings relating to the consideration of transactions related to this Agreement.

     5.6 NO CONFLICTS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Bank Merger, will not:

         (a) Subject to the approval of this Agreement by the requisite vote of the UNB shareholders, conflict with or violate any provision of or result in the breach of any provision of the Articles of Incorporation or Code of Regulations of UNB or the Articles of Association or Bylaws of UNB Bank;

         (b) Conflict with or violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether upon or after the giving of notice of lapse of time or both) any obligation under, or otherwise materially affect the terms of, any mortgage, Lien, lease, agreement, license, instrument, order, arbitration award, judgment or decree to which either UNB or UNB Bank is a party or by which UNB, UNB Bank or their property or assets is bound;

         (c) Require the consent of any party to any agreement or commitment to which either UNB or UNB Bank is a party or by which UNB, UNB Bank or their property or assets is bound, the failure to obtain which could, individually or in the aggregate with all the other failures to obtain required consents, have a material adverse effect on the business, operations or financial condition of UNB and UNB Bank, taken as a whole;

         (d) Result in the creation or imposition of any Lien, charge, pledge, security interest or other encumbrance upon any property or assets of either UNB or UNB Bank or give rise to any meritorious cause of action against either UNB or UNB Bank; or,

         (e) Subject to the receipt of all requisite regulatory approvals and the requisite vote of the UNB shareholders, violate or conflict with any applicable law, ordinance, rule or regulation, including, without limitation, the rules and regulations of the FRB or the OCC.

     5.7 CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by UNB, UNB Bank or any UNB Subsidiary in connection with the execution and delivery of this Agreement by UNB or UNB Bank or the consummation by UNB or UNB Bank of the transactions contemplated hereby, including the Merger and the Bank Merger, except for filings, authorizations, notices, consents or approvals required by the SEC, the FRB, the OCC, the FDIC, the Ohio Secretary of State and the Ohio Department of Insurance.

     5.8 UNB AND UNB BANK SHARES.

         (a) UNB CAPITAL. The authorized capital of UNB consists of fifty million (50,000,000) common shares, each without par value, 10,476,941 of which are issued and outstanding and 1,254,583 of which are reserved for issuance upon exercise of options granted in accordance with UNB Plan I and UNB Plan II. All of the issued and outstanding common shares of UNB are duly authorized, validly issued, fully paid and nonassessable and were issued in full compliance with all applicable laws. UNB has no outstanding class of capital stock other than such common shares.

             (i) Except for the options to purchase at the per share prices shown in the UNB Disclosure Schedule an aggregate of 928,624 UNB Shares granted in accordance with the UNB Plan I and the UNB Plan II and except for the option contained in the Option

                   Agreement, there are no outstanding subscription rights, options, conversion rights, warrants or other agreements, plans or commitments of any nature whatsoever (either firm or conditional) obligating UNB (i) to issue, deliver or sell, cause to be issued, delivered or sold, or restricting UNB from selling any additional UNB common shares; or (ii) to grant, extend or enter into any such agreement, plan or commitment. There are no outstanding stock appreciation, phantom stock or similar rights in respect of UNB Shares.

         (b) UNB BANK CAPITAL. The authorized capital of UNB Bank consists of 269,325 common shares, par value $13.33 per share, 269,325 of which are issued and outstanding and held of record by UNB. All of the outstanding common shares of UNB Bank are duly authorized, validly issued, fully paid and nonassessable; were issued in full compliance with all applicable laws; and were not issued in violation of the preemptive right of any depositor or shareholder of UNB Bank. UNB Bank has no outstanding class of capital stock other than such common shares. There are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating UNB Bank (i) to issue, deliver or sell, cause to be issued, delivered or sold, or restricting UNB Bank from selling any additional UNB Bank shares or (ii) to grant, extend or enter into any such agreement or commitment.

     5.9 FINANCIAL STATEMENTS.

         (a) The consolidated statements of financial condition as of December 31, 1999 and 2000, of UNB and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years then ended, examined and reported upon by Crowe, Chizek & Company, LLP, certified public accountants, complete copies of which have previously been delivered to BancFirst (hereinafter referred to as the "UNB Audited Financials"), have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the consolidated financial position of UNB at such dates and the consolidated results of its operations and cash flows for such periods. The books and records of UNB and UNB Bank have been, and are being, maintained in accordance with generally accepted accounting principles and with any other applicable legal and accounting requirements and reflect only actual transactions.

         (b) The unaudited balance sheet as of June 30, 2001, of UNB and the related unaudited income statement for the six (6) months then ended, complete copies of which have previously been delivered to BancFirst (hereinafter referred to as the "UNB Interim Financials"), fairly present the financial position of UNB at such date and the results of its operations for such period and in all material respects have been prepared in accordance with generally accepted accounting principles as applicable to condensed consolidated financial statements, e.g., without footnotes and certain accruals normally made at year end, and as applied on a consistent basis with the UNB Audited Financials. All adjustments which are necessary for a fair statement of the UNB Interim Financials have been made.

         (c) The Consolidated Statements of Condition and Income of UNB Bank for the three-month periods ended March 31 and June 30, 2001, together with the schedules and supplements attached thereto, each as filed with the OCC and copies of which were previously delivered to BancFirst by UNB (hereinafter referred to as the "UNB Consolidated Statements"), have been prepared in accordance with accounting practices permitted by the OCC applied on a consistent basis and fairly present the financial position of UNB Bank at such dates.

         (d) Except as disclosed in the UNB Interim Financials, the UNB Consolidated Statements and Section 5.9 of the UNB Disclosure Schedule, as of June 30, 2001, UNB had no liabilities or obligations material to the financial condition of UNB, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

    5.10 CONDUCT OF BUSINESSES. Between June 30, 2001, and the date of this Agreement, each of UNB and UNB Bank conducted its businesses only in the ordinary and usual course, there were no material adverse changes in the financial condition, assets, liabilities, obligations, properties or business of UNB or UNB Bank, and, except as set forth in any of the UNB Audited Financials, the UNB Interim Financials, the UNB Consolidated Statements or Section 5.10 of the UNB Disclosure Schedule, neither UNB nor UNB Bank:

         (a) Authorized the creation or issuance of, issued, sold or disposed of, or created any obligation to issue, sell or dispose of, any stock, notes, bonds or other securities or any obligation convertible into or exchangeable for, any shares of its capital stock;

         (b) Except for a per share dividend in the amount of $.125 payable by UNB on September 14, 2001, declared, set aside, paid or made any dividend or other distributions on its capital stock or directly or indirectly redeemed, purchased or acquired any shares or entered into any agreement in respect of the foregoing;

         (c) Effected any stock split, recapitalization, combination, exchange of shares, readjustment or other reclassification;

         (d) Amended its Articles of Incorporation or Code of Regulations, or, in the case of UNB Bank, its Articles of Association or Bylaws;

         (e) Purchased, sold, assigned or transferred any material tangible asset or any material patent, trademark, trade name, copyright, license, franchise, design or other intangible asset or property;

         (f) Mortgaged, pledged or granted or suffered to exist any Lien or other encumbrance or charge on any assets or properties, tangible or intangible, except for i) pledges of assets to the FHLB; ii) ordinary course of business restrictions on public funds on deposit; iii) Liens for taxes not yet due and payable; and iv) such other Liens, encumbrances or charges which do not materially adversely affect its financial position;

         (g) Waived any rights of material value or canceled any material debts or claims;

         (h) Incurred any material obligation or liability (absolute or contingent), including, without limitation, any tax liability or any liability for borrowings from the FRB of Cleveland or the FHLB, or paid any material liability or obligation (absolute or contingent), other than liabilities and obligations incurred in the ordinary course of business;

         (i) Entered into or amended any employment contract with any of its officers or increased the compensation payable to any officer or director, except compensation increases and employment contract renewals made in the ordinary course;

         (j) Incurred any damage, destruction or similar loss, not covered by insurance, materially affecting its businesses or properties;

         (k) Acquired any stock or other equity interest in any corporation, partnership, trust, joint venture or other entity;

         (l) Made any (i) material investment (except investments made in the ordinary course of business) or (ii) material capital expenditure or commitment for any material addition to property, plant or equipment; or

         (m) Agreed, whether in writing or otherwise, to take any action described in this Section 5.10.

    5.11 PROPERTIES.

         (a) A description of all fixed assets which are material to UNB and its subsidiaries considered as a whole owned by each of UNB and UNB Bank (directly or through the UNB Subsidiaries) has been delivered to BancFirst (hereinafter referred to as the "UNB Personal Property"). All UNB Personal Property has been maintained in good working order, ordinary wear and tear excepted. UNB, UNB Bank or a UNB Subsidiary owns and has good title to all of the UNB Personal Property, free and clear of any mortgage, Lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance, except:

             (i)   As set forth in Section 5.11(a) of the UNB Disclosure
                   Schedule;

             (ii) To the extent stated or reserved against in the UNB Audited Financials or the UNB Interim Financials; and

             (iii) Such other exceptions which are not material in character or amount and do not materially detract from the value of or interfere with the use of the properties or assets subject thereto or affected thereby.

         (b) A description of each parcel of real property owned by UNB, UNB Bank, or a UNB Subsidiary (other than real property taken by UNB Bank in consideration of debts previously contracted) is set forth in Section 5.11(b) of the UNB Disclosure Schedule (hereinafter referred to individually as a "UNB Parcel" and collectively as the "UNB Real Properties"). Either UNB, UNB Bank or a UNB Subsidiary is the owner of each UNB Parcel in fee simple and has good and marketable title to each such UNB Parcel, free of any Liens, claims, charges, encumbrances or security interests of any kind, except:

             (i)   As set forth in Section 5.11(b) of the UNB Disclosure
                   Schedule;

             (ii) Liens for real estate taxes and assessments not yet delinquent; and

             (iii) Utility, access and other easements, rights of way,
                   restrictions and exceptions, none of which impair the UNB Real Properties for the use and business being conducted thereon.

         (c) A description of all real property leased by UNB, UNB Bank or any UNB Subsidiary is set forth in Section 5.11(c) of the UNB Disclosure Schedule (hereinafter referred to as the "UNB Leased Real Property"). Except as set forth in Section 5.11(c) of the UNB Disclosure Schedule, the Real Property Leases create, in accordance with their terms, valid, binding and assignable leasehold interests of either UNB or UNB Bank, or a UNB Subsidiary, in all of the UNB Leased Real Property, free and clear of all Liens, claims, charges, encumbrances or security interests of any kind.

         (d) A description of all personal property leased by UNB, UNB Bank or a UNB Subsidiary which requires payment of rentals in excess of $50,000 per annum is set forth in Section 5.11(d) of the UNB Disclosure Schedule.

         (e) The documentation (hereinafter referred to as "UNB Loan Documentation") governing or relating to the loan and credit-related assets (hereinafter referred to as the "UNB Loan Assets") included within the loan portfolio of UNB Bank is legally sufficient in all material respects for the purposes intended thereby and creates enforceable rights in favor of UNB Bank in accordance with the terms of such UNB Loan Documentation, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents. Each loan included in the UNB Loan Assets has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business.

    5.12 ALLOWANCE FOR LOAN LOSSES. Except as set forth in a schedule dated June 30, 2001, as previously delivered to BancFirst by UNB, there was no loan which was made by UNB, UNB Bank or UNB Financial and which is reflected as an asset of UNB, UNB Bank or UNB Financial on the UNB Audited Financials or the UNB Interim Financials that (i) was ninety (90) days or more delinquent or (ii) has been classified by examiners (regulatory or internal) as "Substandard," "Doubtful", "Loss" or "Special Mention" (or words of similar import). The allowance for loan losses as reflected on the UNB Audited Financials and the UNB Interim Financials is, in the opinion of UNB's management, adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans, net of recoveries.

    5.13 INVESTMENTS.

         (a) Section 5.13(a) of the UNB Disclosure Schedule contains a true, accurate and complete list of all investments, other than investments in the UNB Loan Assets and the UNB Real Properties, and other than securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, owned by UNB, UNB Bank, or a UNB Subsidiary (hereinafter referred to as the "UNB Investments") as of July 31, 2001. Except as set forth in Section 5.13(a) of the UNB Disclosure Schedule, the UNB Investments, other than any such investments disposed of in the ordinary course of business prior to the date hereof, are owned by UNB, UNB Bank, or a UNB Subsidiary free and clear of all Liens, pledges, claims, security interests, encumbrances, charges or restrictions of any kind (other than such as arise in the ordinary course of business from FHLB borrowings or acceptance of public funds) and may be freely disposed of by UNB, UNB Bank or such UNB Subsidiary at any time. Except as set forth in Section 5.13(a) of the UNB Disclosure Schedule, neither UNB nor UNB Bank, nor any UNB Subsidiary, is a party to, nor has any interest in:

             (i) Any repurchase agreement, reverse repurchase agreement, collateralized mortgage obligation or any other derivative security; or

            (ii) Any interest rate swaps, caps, floors, option agreements or any other interest rate risk management agreements.

         (b) Except as set forth in Section 5.13(a) of the UNB Disclosure Schedule, and other than the UNB Subsidiaries, neither UNB nor UNB Bank owns of record or beneficially the outstanding shares of, or any equity interest in, any corporation or other business entity, other than securities and other interests taken in consideration of debts previously contracted.

    5.14 REPORTS AND RECORDS.

         (a) Each of UNB and UNB Bank, and each UNB Subsidiary, has filed all reports and maintained all records required to be filed or maintained by it under various rules and regulations of the SEC, the FRB, the OCC, the FDIC, the Ohio Department of Insurance, the Ohio Division of Commerce and other regulatory agencies with jurisdiction over UNB, UNB Bank or any UNB Subsidiary. All such documents and reports complied in all material respects with applicable requirements of law and regulations in effect at the time of filing such documents and contained in all material respects the information required to be stated therein.

         (b) UNB has delivered to BancFirst copies of the following documents, each of which has been filed with the SEC (hereinafter referred to as the "UNB SEC Filings"):

             (i) The UNB Annual Reports on Form 10-K for the fiscal years ended December 31, 2000 and 1999;

             (ii) The UNB Annual Reports to Shareholders for the fiscal years ended December 31, 2000 and 1999;

             (iii) The UNB Proxy Statements for use in connection with the 2000 and 1999 Annual Meetings of Shareholders;

             (iv) The UNB Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2001; and

             (v)   All Form 8-K's filed in 2001.

The UNB SEC Filings did not, as of the dates on which such reports were filed with the SEC, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.


    5.15 TAXES.

         (a) Except as set forth in Section 5.15(a) of the UNB Disclosure Schedule, each of UNB and UNB Bank, and each UNB Subsidiary, has duly and timely filed all federal, state, county and local income, profits, franchise, excise, sales, customs, property, use, occupation, withholding, social security and other tax and information returns and reports required to have been filed by each through the date hereof, and has paid or accrued all taxes and duties (and all interest and penalties with respect thereto) due or claimed to be due. Neither UNB nor UNB Bank, nor any UNB Subsidiary, has any liability for any taxes or duties (or interest or penalties with respect thereto) of any nature whatsoever and there is no basis for any additional material claims or assessments, other than with respect to liabilities for taxes and duties which are reflected in the UNB Interim Financials or which may have accrued since June 30, 2001, in the ordinary course of business.

         (b) No deficiencies for any taxes, assessments or governmental charges have been proposed, asserted or assessed in writing by any governmental or taxing authority against UNB or UNB Bank, or against any UNB Subsidiary, that have not been settled or would not be covered by existing reserves. Except as set forth in Section 5.15(b) of the UNB Disclosure Schedule, neither UNB nor UNB Bank, nor any UNB Subsidiary:

             (i) Is a party to any agreement providing for the allocation or sharing of taxes; or

             (ii)  Is required to include in income any adjustment pursuant to
                   Section 481(a) of the Code by reason of the voluntary change in accounting method, nor has any taxing authority proposed in writing any such adjustment or change of accounting method.

         (c) Any amount that will become receivable (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of UNB or UNB Bank, or of any UNB Subsidiary, who is a Disqualified Individual under any employment, severance or termination agreement, other compensation arrangements or UNB Benefit Plan currently in effect will not be characterized as an "excess parachute payment," as such term is defined in Section 1.280G-1 of the Code.

    5.16 MATERIAL CONTRACTS.

         (a) Except as set forth in Section 5.16(a) of the UNB Disclosure Schedule, neither UNB nor UNB Bank, nor any UNB Subsidiary, as of the date hereof is a party to or bound by any written or oral:

               (i) Contract or commitment for capital expenditures in excess of two hundred thousand dollars ($200,000) for any one project or five hundred thousand dollars ($500,000) in the aggregate;

              (ii) Contract or commitment made in the ordinary course of business for the purchase of materials or supplies or for the performance of services involving payments to or by either UNB or UNB Bank, or any UNB Subsidiary, of an amount exceeding two hundred thousand dollars ($200,000) in the aggregate or extending for more than six (6) months from the date hereof;

             (iii) Contract or option for the purchase of any real property;

              (iv) Letter of credit or indemnity calling for payment, upon the conditions stated therein, of more than three hundred thousand dollars ($300,000);

               (v) guarantee agreement;

              (vi) Instrument granting any person ( other than employees acting in the ordinary course of business) authority to transact business on behalf of either UNB or UNB Bank, or on behalf of a UNB Subsidiary;

             (vii) Contracts or commitments relating to outstanding loans and/or commitments to make loans (including unfunded commitments and lines of credit) to any one person or entity (together with "affiliates" of such person or entity) in excess of one million dollars ($1,000,000);

            (viii) Employment, management, consulting, deferred compensation, severance or other similar contract with any director, officer or employee of either UNB or UNB Bank, or of a UNB Subsidiary;

              (ix) Note, debenture or loan agreement pursuant to which either
                   UNB or UNB Bank, or a UNB Subsidiary, has incurred indebtedness, other than deposit liabilities and advances from the FRB of Cleveland and the FHLB;

               (x) Loan agreement with any director, executive officer or ten percent (10%) or greater shareholder of UNB, UNB Bank, or any UNB Subsidiary, or to the knowledge of UNB and UNB Bank, any

                   Person controlling, controlled by or under common control with, or a member of the immediate family of, any of the foregoing;

             (xi) Any contract which would constitute or involves a "covered transaction" with an "affiliate" under Sections 23A or 23B of the Federal Reserve Act; or

             (xii) Commitment or agreement to do any of the foregoing. Contracts set forth in Section 5.16 of the UNB Disclosure Schedule are hereinafter collectively referred to as the "UNB Contracts."

         (b) None of UNB, UNB Bank, or any UNB Subsidiary is in material default under any of the UNB Contracts, nor has there occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

    5.17 INSURANCE. All material properties and operations of each of UNB and UNB Bank are adequately insured for its benefit. The performance by the officers and employees of each of UNB and UNB Bank of their duties is bonded in such amounts and against such risks as are usually insured against or bonded by entities similarly situated, under valid and enforceable policies of insurance or bonds issued by insurers or bonding companies of recognized responsibility, financial or otherwise.

    5.18 ACTIONS AND SUITS. Except as set forth in Section 5.18 of the UNB Disclosure Schedule, and except for routine claims and foreclosure litigation arising in the ordinary course of business, there are no actions, suits or proceedings or investigations pending or, to the knowledge of UNB, threatened against or affecting the business, operations or financial condition of either UNB or UNB Bank, or of any UNB Subsidiary, in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and neither UNB or UNB Bank has any knowledge of any basis for any such action, suit, proceeding or investigation.

    5.19 PERMITS AND LICENSES. Each of UNB and UNB Bank, and each UNB Subsidiary, has all material permits, licenses, orders and approvals of all federal, state or local governmental or regulatory bodies required for UNB, UNB Bank and each UNB Subsidiary to conduct its business as presently conducted, and all such material permits, licenses, orders and approvals are in full force and effect, without the threat of suspension or cancellation. None of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this Agreement.

    5.20 EMPLOYEE BENEFIT PLANS; ERISA.

         (a) Section 5.20 of the UNB Disclosure Schedule contains a true and complete list of all qualified pension or profit-sharing plans, deferred compensation, consulting, bonus, group insurance plans or agreements and all other incentive, welfare or employee benefit plans or agreements, including, but not limited to, all "employee benefit plans," as defined in Section 3(3) of ERISA, which covers any employee or former employee of UNB or UNB Bank, or of any UNB Subsidiary or any affiliate or under which UNB or UNB Bank, or of any UNB

Subsidiary or any affiliate has any liability (hereinafter collectively referred to as the "UNB Benefit Plans"). For purposes of this Section 5.20, "affiliate" of any person or entity means any other person or entity which, together with such person or entity, would be treated as a single employer under Section 414 of the Code or is an "affiliate," whether or not incorporated, as defined in
Section 407(d)(7) of ERISA, of such person or entity. With respect to such UNB Benefit Plans, UNB has made available true and complete copies of all:

             (i)   UNB Benefit Plan documents and amendments thereto;

             (ii)  Trust agreements and amendments thereto;

             (iii) all written interpretations and summaries;

             (iv)  The three most recent annual reports on IRS Form 5500;

             (v) The most recent IRS determination letters (and any pending request for such) for each UNB Benefit Plan which is intended to be qualified under Section 401(a) of the Code have been delivered to BancFirst;

             (vi) A copy of the most recent summary plan description required under ERISA with respect thereto, and all supplements or modifications thereto; and

             (vii) A copy of the three most recent annual reports prepared by an accountant, actuary or other similar expert with respect to any disclosure regarding (i) pensions in accordance with Statement of Financial Accounting Standards No. 87, (ii) other post-retirement benefits in accordance with Statement of Financial Accounting Standards No. 106, and (iii) stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123.

         (b) None of the reports or other materials delivered pursuant to Sections 5.20(a)(iv) and 5.20(a)(vii) includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

         (c) Each UNB Benefit Plan which constitutes an "employee pension plan," as defined in Section 3(2) of ERISA, is and has been administered in material compliance with its Governing Documents and the applicable provisions of ERISA and any such employee pension plan which is intended to be qualified under the provisions of Section 401(a) of the Code, is and has been administered in material compliance with the applicable provisions of the Code.

         (d) Each UNB Benefit Plan which constitutes an "employee welfare benefit plan," as defined in Section 3(1) of ERISA, is and has been administered in material compliance with its Governing Documents and the applicable provisions of ERISA and each UNB Benefit Plan which constitutes a "group health plan," as defined in Section 5000(b)(1) of the Code, is and has been administered in material compliance with the continuation of coverage provisions contained in Section 4980B of the Code.

         (e) Each UNB Benefit Plan which is not an "employee benefit plan," as defined in Section 3(3) of ERISA, is and has been administered in material compliance with its Governing Documents and with any and all state or federal laws applicable to such UNB Benefit Plan. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any UNB Benefit Plan has or will make UNB, UNB Bank, a UNB Subsidiary or any affiliate liable for any tax pursuant to Sections 4971-4980E of the Code. There is no pending or threatened litigation, arbitration, disputed claim, adjudication, audit, examination or other proceeding with respect to any UNB Benefit Plan or any fiduciary or administrator thereof in their capacities as such (other than the submission of participant claims for benefits in the ordinary course of operation of such UNB Benefit Plans).

         (f) The market value of assets under each "employee pension plan" (as defined above) which is subject to the provisions of Title IV of ERISA, equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with PBGC methods, factors and assumptions applicable to an employee pension plan terminating on the date for determination. No "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred with respect to any UNB Benefit Plan, whether or not waived. Full payment has been made of all amounts which UNB or UNB Bank or any affiliate is required to have paid as contributions to or benefits under any UNB Benefit Plan as of the end of the most recent plan year thereof and there are no unfunded obligations under any UNB Benefit Plan. No condition exists and no event has occurred that could constitute grounds for termination of any UNB Benefit Plan, and neither UNB, UNB Bank, a UNB Subsidiary nor any affiliate has incurred any material liability under Title IV of ERISA arising in connection with the termination of any UNB Benefit Plan covered or previously covered by Title IV of ERISA.

         (g) UNB does not maintain any UNB Benefit Plan which provides post-retirement medical, dental or life insurance benefits to any former employee of either UNB, UNB Bank or any UNB Subsidiary nor is UNB obligated to provide any such benefit to any current employee upon his or her retirement, except for the continuation coverage required under Section 4980B of the Code.

         (h) Neither UNB nor UNB Bank, nor any UNB Subsidiary participates in, or has ever been obligated to contribute to, any multi-employer plan as such term is defined in Section 3(37) of ERISA.

         (i) None of UNB, UNB Bank, a UNB Subsidiary nor any UNB Benefit Plan maintained by any of UNB, UNB Bank, or a UNB Subsidiary, nor any fiduciary of any such UNB Benefit Plan, has incurred any material liability to the PBGC, the United States Department of Labor or to the IRS with respect to a UNB Benefit Plan.

         (j) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any "employee benefit plan" (as defined above) maintained by either UNB, UNB Bank or any UNB Subsidiary;

             (i) Which would result in the imposition, directly or indirectly, of an excise tax under Section 4975 of the Code; or

             (ii) The correction of which would have a material adverse effect on the financial condition, results of operations or business of UNB. No "reportable event," within the meaning of Section 4043 of ERISA, and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any UNB Benefit Plan.

         (k) Each employee pension plan (as defined above) which is intended to be an employee stock ownership plan, as defined in Section 4975(e)(7) of the Code, is and has been administered in substantial compliance with the applicable provisions of Sections 4975 and 409 of the Code and the regulations promulgated by the Internal Revenue Service (hereinafter referred to as the "IRS") thereunder and, any outstanding loan to which any such employee stock ownership plan is a party constitutes an "exempt loan," as described in Section 54.4975-7 of the regulations promulgated by the IRS.

         (l) There has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under, any UNB Benefit Plan, which would increase the expense of maintaining such UNB Benefit Plan above the level of the expense incurred in respect thereof for the plan year ended immediately prior to the date hereof.

         (m) Except as set forth in the UNB Disclosure Schedule or as expressly provided in this Agreement, the consummation of the transactions contemplated by this Agreement will not (A) entitle any current or former employee or officer of UNB or any affiliate to severance pay, unemployment compensation or any other payment, or (B) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due any such employee or officer.

         (n) With respect to each UNB Benefit Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to
Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred.

         (o) No amounts payable under the UNB Benefit Plans will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

    5.21 ENVIRONMENTAL PROTECTION.

         (a) Except as set forth in Section 5.21 of the UNB Disclosure Schedule:

             (i) To the knowledge of UNB, each of UNB, UNB Bank, and the UNB Property is, and has been at all times, in material compliance with all applicable Environmental Laws;

             (ii) No investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or governmental agency have been issued, are pending or, to the knowledge of UNB or UNB Bank, threatened against either UNB or UNB Bank, or in connection with the UNB Property;

             (iii) No claims have been made or, to the knowledge of UNB or UNB
                   Bank, threatened at any time against either UNB or UNB Bank, with respect to the UNB Property, relating to actual or alleged violation of any Environmental Law with respect to the UNB Property or relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Substance with respect to the UNB Property;

             (iv) To the knowledge of UNB, no Hazardous Substances have been integrated into any UNB Property or any component thereof in violation of Environmental Laws;

             (v)   [INTENTIONALLY LEFT BLANK];

             (vi) The UNB Property has not been used by UNB or UNB Bank for the storage, disposal or treatment of Hazardous Substances, except as allowed by applicable law, has not been contaminated by Hazardous Substances, in material violation of any applicable Environmental Laws, nor has been used for the storage or use of any underground or aboveground storage tanks in material violation of any applicable Environmental Laws; and

             (vii) Material permits, registrations and other authorizations necessary for either UNB or UNB Bank, or the UNB Property to operate in material compliance with all Environmental Laws are currently in force and are identified in Section 5.21 of the UNB Disclosure Schedule.

         (b) As used in this Agreement, "UNB Property" means all real and personal property now or previously owned, leased, occupied or managed by either UNB or UNB Bank or any Subsidiary of either or any person or entity whose liability for any matter has or may have been related or assumed by UNB either contractually or are by operation of law.

    5.22 EMPLOYMENT MATTERS. Each of UNB and UNB Bank is in material compliance with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours. No unfair labor practice complaint against either UNB or UNB Bank is pending before any governmental agency or court and there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of either UNB or UNB Bank, threatened against or involving either UNB or UNB Bank. No representation question exists in respect of the employees of either UNB or UNB Bank and no labor grievance which might have a material adverse effect upon either UNB or UNB Bank, or the conduct of its businesses is pending or, to the knowledge of UNB, threatened. No arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefore has been asserted against either UNB or UNB Bank. No collective bargaining agreement is currently in effect or is currently being negotiated by either UNB or UNB Bank.

    5.23 BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person, other than Stifel Nicolaus, acting solely on behalf of UNB and UNB Bank pursuant to an agreement disclosed in the UNB Disclosure Schedule, or in such manner as to give rise to any valid claim against BancFirst or BancFirst Bank for any broker's or finder's fee or similar compensation. 5.24 STOCK OWNERSHIP. Except as set forth in Section 5.24 of the UNB Disclosure Schedule, neither UNB nor any of its "affiliates" or "associates," as the terms "affiliates" and "associates" are defined in Section 1704.01(C)(1) of the ORC, are "beneficial owners," as the term "beneficial owners" is defined in Section 1704.01(C)(4) of the ORC, of any of the BancFirst Shares.

    5.25 REGULATORY MATTERS. Except as set forth in Section 5.25 of the UNB Disclosure Schedule, neither UNB nor UNB Bank, nor any UNB Subsidiary, is subject or is party to, or has received any notice or advice that it may become subject or party to, any investigation with respect to, any Regulatory Agreement, or is a party to, or is subject to, or has been a recipient of, or has adopted any board resolutions at the request of, any Regulatory Agreement, nor has UNB, UNB Bank, or any UNB Subsidiary been advised by any regulatory agency that it is considering issuing or requesting any such Regulatory Agreement. Except as set forth in Section 5.25 of the UNB Disclosure Schedule, there is no unresolved violation, with respect to any report or statement relating to any examinations of UNB, UNB Bank, or any UNB Subsidiary. UNB, UNB Bank and each UNB Subsidiary has paid all assessments made or imposed by any Governmental Entity.

    5.26 NON-BANKING ACTIVITIES. UNB is not engaged in any activity, either directly or indirectly through one or more of the UNB Subsidiaries or other equity investments, which is not permitted to be engaged in by a financial holding company or by a subsidiary or other enterprise through which such activity is conducted. UNB Bank is not engaged in any activity, either directly or indirectly through one or more of the UNB Subsidiaries or other equity investments, which is not permitted to be engaged in by a national banking association or by a subsidiary or other enterprise through which such activity is conducted.

    5.27 FIDUCIARY RESPONSIBILITY. During the applicable statute of limitations period:

         (a) UNB Bank has properly administered all accounts for which it acts as a fiduciary or agent, including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the Governing Documents and applicable state and federal law and regulations and common law; and

         (b) Neither UNB Bank, nor any director, officer or employee of UNB Bank acting on behalf of UNB Bank, has committed any breach of trust with respect to any such fiduciary or agency account, and the accountings for each such fiduciary or agency account are true and correct and accurately reflect the assets of such fiduciary or agency account.

         (c) To the knowledge of UNB or UNB Bank, there is no investigation or inquiry by any regulatory agency pending or threatened against or affecting UNB Bank relating to the compliance by UNB Bank with sound fiduciary principles and applicable regulations.

    5.28 EMPLOYMENT AGREEMENTS. Section 5.16 of the UNB Disclosure Schedule lists each agreement, arrangement, commitment or contract (whether written or oral) for the employment, retention or engagement, or with respect to the severance, of any present or former officer, director, employee, agent, consultant or other person or entity to which UNB or UNB Bank, or any UNB Subsidiary, is a party to or bound by and which, by its terms, is not terminable by UNB or UNB Bank, or a UNB Subsidiary, on thirty (30) days written notice or less without the payment of any amount by reason of such termination. Copies of each written agreement, arrangement, commitment or contract listed in Section
5.16 of the UNB Disclosure Schedule have been previously made available to BancFirst.

    5.29 CERTAIN OPERATIONAL MATTERS.

         (a) Neither UNB nor UNB Bank is a party to any agreement or subject to any arrangement which would prevent, limit or restrict it from the sale, lease or other disposition of its main offices or any branch office.

         (b) Except as set forth in Section 5.29 of the UNB Disclosure Schedule, the consummation of the Merger or the Bank Merger shall not result in the termination or cancellation before its stated expiration of any contract to which UNB or UNB Bank is a party or cause them to incur any financial penalty, liquidated damages, assessment or other costs solely by reason of such mergers.

         (c) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of UNB or for the account of a customer of UNB or one of its Subsidiaries, were entered into in the ordinary course of business and, to UNB's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any regulatory authority having jurisdiction over the same and with counter parties believed to be financially responsible at the time and are legal, valid and binding obligations of UNB or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. UNB and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to UNB's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

    5.30 INTELLECTUAL PROPERTY. UNB, UNB Bank and each UNB Subsidiary owns or possesses valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks and trademarks and software used in its businesses, all of which are set forth in Section 5.30 of the UNB

Disclosure Schedule, and none of UNB, UNB Bank or any UNB Subsidiary has received any notice of conflict with respect thereto that asserts the right of others.

    5.31 TRANSACTIONS WITH AFFILIATES. All "covered transactions" between
UNB Bank and an "affiliate" thereof within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in compliance with such provisions. All "covered transactions" between the Trust Company and an "affiliate" thereof within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in compliance with such provisions.

    5.32 STATEMENTS. None of the information supplied or to be supplied by UNB and UNB Bank for inclusion in this Agreement or in any documents filed with any regulatory agency in connection with the transactions contemplated by this Agreement shall, at the respective times such documents are filed, and at the time of the UNB shareholders' meeting to consider the Merger, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

    5.33 BROKERED DEPOSITS. UNB Bank holds no brokered deposits.

                             ARTICLE VI. COVENANTS

    6.1 CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME. Each of BancFirst, BancFirst Bank, UNB, and UNB Bank agrees as to itself and the BancFirst Subsidiaries and the UNB Subsidiaries, as applicable, that, from and after the date hereof until the Effective Time, except insofar as the other party shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed) or except as otherwise expressly contemplated by this Agreement, the Bank Merger Agreement or the Option Agreements:

         (a) The business of it and the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, will be conducted only in the ordinary and usual course and, to the extent consistent therewith, it and the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, will use all reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates and to take no action that would:

             (i) Adversely affect the ability of any of them to obtain any necessary approvals of Governmental Entities required for the transactions contemplated hereby;

             (ii) Adversely affect its ability to perform its obligations under this Agreement, the Bank Merger Agreement or the Option Agreements; or

             (iii) Be reasonably likely to result in a Material Adverse Effect.

         (b) It will not:

             (i) Sell or pledge or agree to sell or pledge or permit any Lien to exist on any stock owned by it of any of the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable;

             (ii) Amend its Articles of Incorporation or Code of Regulations or By-laws;

             (iii) Split, combine or reclassify any outstanding capital stock;

             (iv) Other than as permitted by Section 6.2, declare, set aside or pay any dividend payable in cash, stock or other property with respect to any of its capital stock; or

             (v) Repurchase, redeem or otherwise acquire, or permit any BancFirst Subsidiary or UNB Subsidiary to purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

         (c) Neither it nor any of the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, will:


             (i) Issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class, with the exception of BancFirst Shares or UNB Shares issuable as of the date hereof pursuant to the BancFirst Option Plan or UNB Plan I and UNB Plan II, respectively, consistent with past practice, and the Option Agreements;

             (ii) Transfer, lease, license, guarantee, sell, mortgage, pledge or dispose of any other material property or assets or encumber any property or assets other than to a direct or indirect wholly owned Subsidiary of it;

             (iii) Cancel, release, assign or modify any material amount of indebtedness of any other individual, corporation or other entity (collectively, a "Person") other than in the ordinary and usual course of business; or

             (iv) Authorize capital expenditures other than in the ordinary and usual course of business.

         (d) Except as expressly contemplated in this Agreement and except for internal reorganizations involving existing Subsidiaries, as applicable, neither it nor any of the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, will make any material acquisition of, or investment in, assets or stock of any other Person not in the ordinary and usual course of business.

         (e) Other than in the ordinary course of business consistent with past practice, it will not incur or permit any of the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, to incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person or make any loan or advance.

         (f) Except as required by agreements or arrangements Previously Disclosed or as provided in Section 6.1(k) or as contemplated by Article II and
Section 7.7, neither it nor any of the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, will:

             (i) Grant any increase in compensation or benefits to its Employees or to its officers, except for normal increases consistent with past practice or as required by law;

             (ii)  Pay any bonus except as consistent with past practice;

             (iii) Grant any severance or termination pay to any director, officer or other of its Employees except as consistent with past practice;

             (iv) Enter into or amend any employment or severance agreement with any director, officer or other of its Employees (provided that this clause 6.1(f)(iv) shall not prohibit either party from approving a renewal or other extension of an existing employment or severance agreement in accordance with its terms and in the ordinary course of business);

             (v) Grant any increase in fees or other increases in compensation or other benefits to any of its present or former directors; or

             (vi) Effect any change in retirement benefits for any class of its Employees or officers (unless such change is required by applicable law or, in the written opinion of counsel, is necessary or advisable to maintain the tax qualification of any plan under which the retirement benefits are provided).

         (g) Except as provided in Section 6.1(k) and as may be required to satisfy contractual obligations existing as of the date hereof and the requirements of applicable law, neither it nor any of the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, will establish, adopt, enter into or make any new, or amend any existing, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, employee stock ownership, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees.

         (h) Neither it nor any of the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, will implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

         (i) Neither it nor any of the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, shall make any tax election, other than in the ordinary course of business.

         (j) Neither it nor any of the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, will authorize or enter into an agreement to take any of the actions referred to in paragraphs 6.1(a) through 6.1(i) above.

         (k) Notwithstanding the provisions of Sections 6.1(f) and 6.1(g) herein, each party hereto shall be permitted to take, or authorize or agree to take, any of the actions contemplated in such Sections without the consent of the other party, if such action:

             (i) Is reasonably necessary to qualify for, or preserve, an exemption of certain transactions from the operation of
                   Section 16(b) of the Exchange Act in accordance with the provisions of SEC Rule 16b-3, as amended, or

             (ii)  Is Previously Disclosed.

    6.2 DIVIDENDS. After the date of this Agreement, each of BancFirst and UNB shall coordinate with the other the declaration of any dividends in respect of BancFirst Shares and UNB Shares and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of BancFirst Shares or UNB Shares shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of BancFirst Shares and/or UNB Shares and any Surviving Corporation Shares any such holder receives in exchange therefor in the Merger.

    Unless BancFirst and UNB otherwise agree in writing, neither BancFirst nor UNB will declare or pay any dividend or distribution on shares of their capital stock, whether payable in cash, stock or other property, other than:

         (a) Dividends from Subsidiaries to BancFirst or UNB or to another Subsidiary of BancFirst or UNB consistent with past practice; or (b) Regular quarterly dividends or distributions, provided that:

             (i) Such dividends or distributions, and their corresponding record dates and payment dates, are coordinated between the parties and are in the ordinary course consistent with past practice; and

             (ii) Such dividends or distributions are not in amounts exceeding $.145 per quarter in the case of UNB and $.125 per quarter in the case of BancFirst, subject to and consistent with each party's normal practice for scheduled increases in the rate of dividends paid on its common stock.

         6.3 ACQUISITION PROPOSALS; NO SOLICITATION.

             (a) Each of BancFirst and UNB ("Such Company") will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for a Competing Transaction and request the return of all confidential information regarding Such Company provided to any such parties prior to the date hereof pursuant to the terms of any confidentiality agreement or otherwise.

             (b) Such Company agrees that during the term of this Agreement it will not, and will use its reasonable best efforts to ensure that its officers, directors, employees, investment bankers, attorneys, accountants and other agents and representatives do not, directly or indirectly:

                  (i) Initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Competing Transaction;

                  (ii) Enter into any agreement with respect to any Competing Transaction; or

                  (iii) In the event of an unsolicited written Competing
                        Transaction for Such Company, engage in negotiations or discussions with, or provide any information or data (except for information which has been previously publicly disseminated by Such Company) to, any Person relating to any Competing Transaction; provided, however, that if at any time prior to the approval of the Merger by the shareholders of Such Company, the Board of Directors of Such Company determines in good faith, after consultation with its outside counsel (who may be its regularly engaged outside counsel) and its financial advisors that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Such Company's shareholders under the OGCL, Such Company may, in response to a Superior Proposal and pursuant to a customary confidentiality agreement with terms not substantially more favorable to such third party than the Confidentiality Agreement, furnish information to and negotiate or otherwise engage in discussions with any third party who delivers a written proposal for a superior proposal which was not solicited, initiated, knowingly facilitated or encouraged after the date of this Agreement.

             (c) In the event that prior to the approval of the Merger by the Shareholders of Such Company:

                  (i) The Board of Directors of Such Company receives a Superior Proposal that was not solicited, initiated, knowingly facilitated or encouraged after the date of this Agreement (except as otherwise permitted pursuant to the proviso contained in the first sentence of Section 6.3(a)); and

                  (ii) The Board of Directors of Such Company (subject to this and the following sentences) determines in the exercise of its fiduciary obligations under the OGCL in good faith, after consultation with its outside counsel (who may be its regularly engaged outside counsel) and its financial advisors, to withdraw, modify or change, in a manner adverse to the other of Such Companies not receiving such proposal (the "Other Company"), the recommendation of the Board of Directors of Such Company of this Agreement or recommend a Superior Proposal to the shareholders of Such Company, then the Board of Directors of Such Company may provide such information or access or engage in such discussions or negotiations with respect to a Competing Transaction; provided, however, that the foregoing shall in no way limit or otherwise affect the Other Company's right to terminate this Agreement pursuant to Section 9.1(f) at such time as the requirements of such subsection have been met. Any such withdrawal, modification or change in the recommendation of the Board of Directors of Such Company of this Agreement shall not change the approval of the Board of Directors of Such Company for purposes of causing any Anti-Takeover Statute or other state law to be inapplicable to the Merger.

                  (iii) From and after the execution of this Agreement, Such
                        Company will notify the Other Company if any proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with Such Company or its officers, directors, employees, investment bankers, attorneys, accountants or other agents or representatives, in each case in connection with any Competing Transaction indicating, in connection with such notice the name of the Person initiating such Competing Transaction and the terms and conditions of any proposals or offers. In addition, Such Company shall notify the Other Company in writing, if the Board of Directors of Such Company shall make any determination as to a Competing Transaction as contemplated by the provision to the first sentence of Section 6.3(a).

             (d) As used in this Agreement, "Competing Transaction" means any proposal for a merger, consolidation or other business combination involving either BancFirst or UNB, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, either BancFirst or UNB, any proposal or offer with respect to any recapitalization or restructuring with respect to either BancFirst or UNB or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to either BancFirst or UNB, other than pursuant to the Merger. As used in this Agreement, "Superior

Proposal" means a Competing Transaction regarding which the Board of Directors of Such Company determines in good faith after consultation with its outside counsel (who may be its regularly engaged outside counsel) and its financial advisors that:

                  (i) Is necessary for the Board of Directors of Such Company to consider in order to act in a manner consistent with its fiduciary duties to Such Company's shareholders under the OGCL;

                  (ii) Is more favorable to the shareholders of Such Company than the Merger; and

                  (iii) It is reasonable to expect a transaction pursuant to such proposal could be consummated.

             (e) Nothing contained in this Section 6.3. shall prohibit any Such Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act.

                       ARTICLE VII ADDITIONAL AGREEMENTS

         7.1 REGULATORY MATTERS.

             (a) BancFirst and UNB shall promptly prepare and file with the SEC the Joint Proxy Statement and UNB shall promptly prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. BancFirst and UNB shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and BancFirst and UNB shall thereafter mail or deliver the Joint Proxy Statement to their respective shareholders. UNB shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and BancFirst shall furnish all information concerning BancFirst and the holders of BancFirst Shares as may be reasonably requested in connection with any such action.

             (b) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. BancFirst and UNB shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to BancFirst or UNB, as the case may be, and BancFirst Bank, UNB Bank or any of the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement; and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

             (c) BancFirst and UNB shall, upon request, furnish each other with all information concerning themselves, BancFirst Bank, UNB Bank, the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the Form S-4 or any other statement, filing, notice or application made by or on behalf of BancFirst, UNB, BancFirst Bank, UNB Bank or any of the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, to any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

             (d) BancFirst and UNB shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

         7.2 ACCESS TO INFORMATION.

             (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of BancFirst and UNB, for the purposes of verifying the representations and warranties of the other and preparing for the Merger, the Bank Merger and the other matters contemplated by this Agreement, shall, and shall cause each of BancFirst Bank, UNB Bank, the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records; and during such period each of BancFirst and UNB shall, and shall cause BancFirst Bank, UNB Bank, the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, to, make available to the other party:

                  (i) A copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws, savings and loan or savings association laws (other than reports or documents which BancFirst, BancFirst Bank, UNB or UNB Bank, as the case may be, is not permitted to disclose under applicable law); and

                  (ii) All other information concerning its business, properties and personnel as such party may reasonably request.

             (b) Neither BancFirst, UNB, BancFirst Bank, UNB Bank, nor any of the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of BancFirst's or UNB's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

             (c) Each of BancFirst and UNB shall hold all information furnished by or on behalf of the other party or any of such party's Subsidiaries or representatives pursuant to Section 7.2(a) in confidence the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated June 27, 2001, between BancFirst and UNB (the "Confidentiality Agreement").

             (d) No investigation by either BancFirst or UNB or their respective representatives shall affect the representations and warranties of the other set forth herein.

         7.3 SHAREHOLDERS' APPROVALS. Each of BancFirst and UNB shall call a meeting of its shareholders to be held as soon as reasonably practicable for the purpose of voting upon the requisite shareholder approvals required in connection with this Agreement and the Merger; and each shall use its best efforts to cause such meetings to occur on the same date. The Board of Directors of each of BancFirst and UNB shall recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby.

         7.4 LEGAL CONDITIONS TO MERGER. Each of BancFirst and UNB shall, and shall cause BancFirst Bank, UNB Bank, the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, to, use its best efforts:

             (a) To take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or BancFirst Bank, UNB Bank, the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, with respect to the Merger and the Bank Merger and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement; and

             (b) To obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by UNB or BancFirst or any of BancFirst Bank, UNB Bank, the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, in connection with the Merger or the Bank Merger and the other transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreements.

         7.5 [INTENTIONALLY LEFT BLANK].

         7.6 NASDAQ QUOTATION. UNB shall cause the Surviving Corporation Shares issued in the Merger to be authorized for quotation on NASDAQ, subject to official notice of issuance, prior to the Effective Time.

         7.7 EMPLOYMENT AND COMPENSATION PROVISIONS. Following the Closing Date, the Board of Directors of the Surviving Corporation shall use its best efforts to resolve any material differences in terms and conditions of employment and compensation, including but not limited to benefits, if any, payable because of the occurrence of a Change of Control, taking into account

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

that the Merger is to be a merger-of-equals transaction that treats each party's directors and executive officers who are similarly situated on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities, and does not discriminate in favor of or against directors and executives solely because they are directors or executives of one party and not the other. This shall be accomplished as soon as reasonably practicable without impairing vested rights or causing the Surviving Corporation to implement short-term arrangements which are inconsistent with orderly development of a policy consistent with this
Section 7.7.

         7.8 EMPLOYEE BENEFIT PLANS; CERTAIN INSURANCE.

             (a) From and after the Effective Time, unless otherwise mutually determined, the UNB Benefit Plans and BancFirst Benefit Plans in effect as of the date of this Agreement shall remain in effect with respect to employees of UNB or BancFirst (or BancFirst Bank, UNB Bank, the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable), respectively, covered by such plans at the Effective Time until such time as the Surviving Corporation shall, subject to applicable law, the terms of this Agreement and the terms of such plans, adopt new benefit plans with respect to employees of the Surviving Corporation and its Subsidiaries (the "New Benefit Plans"). Prior to the Closing Date, UNB and BancFirst shall cooperate in reviewing, evaluating and analyzing the BancFirst Benefit Plans and UNB Benefit Plans with a view toward developing appropriate New Benefit Plans for the employees covered thereby subsequent to the Merger. It is the intention of UNB and BancFirst to develop New Benefit Plans, as soon as reasonably practicable after the Effective Time, which, among other things:

                  (i) Treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities; and

                  (ii) Do not discriminate between employees of the Surviving Corporation who were covered by UNB Benefit Plans, on the one hand, and those covered by BancFirst Benefit Plans, on the other, at the Effective Time.

             (b) The foregoing notwithstanding, the Surviving Corporation agrees to honor in accordance with their terms all benefits vested as of the date hereof under the BancFirst Benefit Plans or the UNB Benefit Plans or under other contracts, arrangements, commitments, or understandings described in the BancFirst Disclosure Schedule and the UNB Disclosure Schedule.

             (c) Nothing in this Section 7.8 shall be interpreted as preventing the Surviving Corporation from amending, modifying or terminating any BancFirst Benefit Plans, UNB Benefit Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.


             (d) From and after the Effective Time, the Surviving Corporation shall purchase an extended reporting period endorsement ("Reporting Tail Coverage") under

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

BancFirst's and BancFirst Bank's existing directors' and officers' liability insurance coverage for all persons who served as directors and officers of BancFirst or BancFirst Bank or any of BancFirst Bank, UNB Bank, the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, prior to the Effective Time in a form acceptable to BancFirst (which acceptance shall not be unreasonably withheld) which shall provide such directors and officers with coverage for six years following the Effective Time of not less than the existing coverage under, and have other terms not materially less favorable to the insured persons than, the directors' and officers' liability insurance coverage presently maintained by BancFirst and BancFirst Bank.

             (e) Certain additional agreements of BancFirst and UNB with respect to compensation and benefits matters are set forth on Schedule 7.8(e) hereto.

         7.9 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

             (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of BancFirst, UNB, any of BancFirst Bank, UNB Bank, the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, including any entity specified in the BancFirst Disclosure Schedule or the UNB Disclosure Schedule (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to:

                  (i) The fact that he is or was a director, officer or employee of BancFirst, UNB, any of BancFirst Bank, UNB Bank, the BancFirst Subsidiaries or the UNB Subsidiaries, or any entity specified in the BancFirst Disclosure Schedule or the UNB Disclosure Schedule or any of their respective predecessors; or

                  (ii) This Agreement, the Option Agreements or any of the transactions contemplated hereby or thereby,

whether in any case asserted or arising before or after the Effective Time, and the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

             (b) It is understood and agreed that after the Effective Time, the Surviving Corporation shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted of arising before or after the Effective Time); and the Surviving Corporation, after consultation with an Indemnified Party, shall retain counsel and direct the defense thereof; provided, however, that by virtue of the obligations herein set forth, the Surviving Corporation shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses incurred by any Indemnified Party in connection with the defense thereof, except that, if the Surviving Corporation fails or elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties,

                  (i) The Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Surviving Corporation, and the Surviving Corporation shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties;

                  (ii) The Surviving Corporation shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded, based on the advice of counsel and after consultation with the Surviving Corporation, that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case, the Surviving Corporation shall be obligated to pay for such separate counsel;

                  (iii) The Surviving Corporation shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and

                  (iv) The Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 7.9, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Surviving Corporation thereof, provided that the failure to so notify shall not affect the obligations of the Surviving Corporation under this Section 7.9 except to the extent such failure to notify materially prejudices the Surviving Corporation. The Surviving Corporation's obligations under this Section 7.9 continue in full force and effect for a period of six years from the Effective Time (or the period of the applicable statute of limitations, if longer); provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

             (c) BancFirst (and the Surviving Corporation, from and after the Effective Time) shall use its best efforts to cause the individuals serving as officers and directors of BancFirst, BancFirst Bank, the BancFirst Subsidiaries or any entity specified in the BancFirst

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


Disclosure Schedule immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by BancFirst (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall the Surviving Corporation be required to expend more than three hundred percent (300%) of the current amount expended by BancFirst (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto and provided further that if the Surviving Corporation is unable to maintain or obtain the insurance called for by this Section 7.9(b), the Surviving Corporation shall use its best efforts to obtain as much comparable insurance as available for the Insurance Amount.

             (d) In the event the Surviving Corporation or any of its successors or assigns:

                  (i) Consolidates with or merges into any other person and shall not be the continuing or Surviving Corporation or entity of such consolidation or merger; or

                  (ii) Transfers or conveys all or substantially all of its properties and assets to any Person,

then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this section.

             (e) The provisions of this Section 7.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         7.10 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, the Bank Merger or any other merger between a Subsidiary of UNB, on the one hand, and a Subsidiary of BancFirst on the other) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, shall take all such necessary action as may be reasonably requested by, and at the sole expense of, the Surviving Corporation.

         7.11 ADVICE OF CHANGES. BancFirst and UNB shall each promptly advise the other party of any change or event:

             (a) Having a Material Adverse Effect on it; or

             (b) Which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

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

                     ARTICLE VIII CONDITIONS PRECEDENT

         8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

             (a) SHAREHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the respective requisite affirmative votes of the holders of UNB Shares and BancFirst Shares entitled to vote thereon.

             (b) NASDAQ QUOTATION. The Surviving Corporation's Shares which shall be issued to the shareholders of BancFirst upon consummation of the Merger shall have been authorized for quotation on NASDAQ as contemplated by Section 7.6, subject to official notice of issuance.

             (c) OTHER APPROVALS. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

             (d) FORM S-4 REGISTRATION STATEMENT. The Form S-4 Registration Statement for filing with the SEC under the Securities Act shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

             (e) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger, the Bank Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the Merger or the Bank Merger.

             (f) FEDERAL TAX OPINION. UNB shall have received an opinion of Black, McCuskey, Souers & Arbaugh, in form and substance reasonably satisfactory to UNB and BancFirst shall have received an opinion of Bricker & Eckler LLP in form and substance reasonably satisfactory to BancFirst, in each case and dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time:

                  (i)   The Merger will constitute a reorganization under
                        Section 368(a) of the Code; BancFirst and UNB will each be a party to the reorganization in respect of the Merger;

                  (ii) No gain or loss will be recognized by BancFirst or UNB as a result of the Merger; and

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

                  (iii) No gain or loss will be recognized by shareholders of
                        BancFirst who receive solely UNB Shares for their BancFirst Shares pursuant to the Merger.

In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of BancFirst, UNB and others.

         8.2 CONDITIONS TO OBLIGATIONS OF BANCFIRST. The obligations of BancFirst to effect the Merger are also subject to the satisfaction or waiver by BancFirst, at or prior to the Effective Time, of the following conditions:

             (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of UNB and UNB Bank set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, would have a Material Adverse Effect on UNB. BancFirst shall have received a certificate signed on behalf of UNB by the Chief Executive Officer and the Chief Financial Officer of UNB to the foregoing effect.

             (b) PERFORMANCE OF OBLIGATIONS OF UNB. UNB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and BancFirst shall have received a certificate signed on behalf of UNB by the Chief Executive Officer and the Chief Financial Officer of UNB to such effect.

         8.3 CONDITIONS TO OBLIGATIONS OF UNB. The obligation of UNB to effect the Merger is also subject to the satisfaction or waiver by UNB at or prior to the Effective Time of the following conditions:

             (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of BancFirst and BancFirst Bank set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, would have a Material Adverse Effect on BancFirst. UNB shall have received a certificate signed on behalf of BancFirst by the Chief Executive Officer and the Chief Financial Officer of BancFirst to the foregoing effect.

             (b) PERFORMANCE OF OBLIGATIONS OF BANCFIRST. BancFirst shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and UNB shall have received a certificate signed on behalf of

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


BancFirst by the Chief Executive Officer and the Chief Financial Officer of BancFirst to such effect.

                      ARTICLE IX TERMINATION AND AMENDMENT

         9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of BancFirst or UNB:

             (a) By mutual consent of BancFirst and UNB in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

             (b) By either the Board of Directors of BancFirst or the Board of Directors of UNB if any Governmental Entity which must grant a Requisite Regulatory Approval has denied approval of the Merger or any Governmental Entity of competent jurisdiction shall have issued an order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

             (c) By either the Board of Directors of BancFirst or the Board of Directors of UNB if the Merger shall not have been consummated on or before September 30, 2002, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

             (d) By either the Board of Directors of BancFirst or the Board of Directors of UNB (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of UNB, in the case of a termination by BancFirst or, on the part of BancFirst, in the case of a termination by UNB, which breach, individually or together with other such breaches, would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.2 or 8.3, as the case may be, and which is not cured within forty-five (45) days following written notice to the party committing such breach or by its nature or timing cannot be cured prior to the Closing Date; or

             (e) By either BancFirst or UNB if any approval of the shareholders of BancFirst or UNB required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof.

             (f) By either BancFirst or UNB if the Other Company makes the determination described in Section 6.3(c)(ii).

         9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either BancFirst or UNB as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of BancFirst, UNB, any of their respective Subsidiaries or any of the

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


officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that:

                  (i) Sections 7.2(c) 9.2 and 10.3 shall survive any termination of this Agreement,

                  (ii) The Option Agreements remain in full force and effect until terminated as provided therein; and

                  (iii) Notwithstanding anything to the contrary contained in this Agreement, neither BancFirst nor UNB shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

         9.3 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of BancFirst and UNB; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective shareholders of BancFirst or UNB, there may not be, without further approval of such shareholders, any amendment of this Agreement which changes the amount or the form of the consideration to be delivered hereunder to the holders of UNB Shares, or into which BancFirst Shares shall be converted pursuant to the Merger, other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed:

             (a) Extend the time for the performance of any of the obligations or other acts of the other parties hereto;

             (b) Waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and

             (c) Waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective shareholders of BancFirst or UNB, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of BancFirst Shares hereunder, or into which BancFirst Shares shall be converted pursuant to the Merger, other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

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

                          ARTICLE X GENERAL PROVISIONS

         10.1 CLOSING. Subject to the terms and conditions of this Agreement and the Option Agreements, the Closing will take place at 10:00 a.m. on the date specified in Section 1.4 (the "Closing Date") and at a place to be specified by the parties.

         10.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Option Agreements and the Confidentiality Agreement, which shall each terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

         10.3 EXPENSES.

             (a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Joint Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by BancFirst and UNB.

             (b) Notwithstanding the provisions of Section 10.3(a), in the event that BancFirst or UNB makes the determination described in Section 6.3(c)(ii), then Such Company shall within ten (10) days pay to the Other Company the sum of $1,000,000 as liquidated damages.

         10.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (a) If to BancFirst:

                   BancFirst Ohio Corp.
                   422 Main Street
                   P.O. Box 4658
                   Zanesville, OH 43702-46588
                   Attention:  Gary N. Fields

                  With a copy to:

                   Michael F. Sullivan, Esq.
                   Bricker & Eckler LLP
                   100 South Third Street
                   Columbus, Ohio 43215-4291

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

             (b) If to UNB:

                    UNB Corp.
                    220 Market Avenue South
                    Canton, Ohio  44701
                    Attention:  Roger L. Mann

                   With a copy to:

                    Ronald K. Bennington, Esq.
                    Black, McCuskey, Souers & Arbaugh
                    1000 United Bank Plaza
                    220 Market Avenue South
                    Canton, Ohio  44702-2116

         10.5 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require UNB, BancFirst or any of BancFirst Bank, UNB Bank, the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, or affiliates to take any action which would violate any applicable law, rule or regulation.

         10.6 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         10.7 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Bank Merger Agreement, Option Agreements and the Confidentiality Agreement.

         10.8 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Ohio, without regard to any applicable conflicts of law (except to the extent that mandatory provisions of federal law or of the OGCL are applicable).

         10.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

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

         10.10 PUBLICITY. Except as otherwise required by applicable law, neither of BancFirst nor UNB shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of UNB, in the case of a proposed announcement or statement by BancFirst, or without the consent of BancFirst, in the case of a proposed announcement or statement by UNB, which consent shall not be unreasonably withheld.

         10.11 ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Article II and Section 7.7, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         IN WITNESS WHEREOF, BancFirst, BancFirst Bank, UNB and UNB Bank have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                               UNB CORP

                               By:     /s/ Roger L. Mann
                                       ---------------------------------------

                               Its:    Chairman and CEO
                                       ---------------------------------------



                               THE UNITED NATIONAL BANK & TRUST COMPANY



                               By:     /s/ Roger L. Mann
                                       ---------------------------------------

                               Its:    Chairman and CEO
                                       ---------------------------------------



                               BANCFIRST OHIO CORP.



                               By:     /s/ Gary N. Fields
                                       ---------------------------------------

                               Its:    President and CEO
                                       ---------------------------------------



                               THE FIRST NATIONAL BANK OF ZANESVILLE, N.A.



                               By:     /s/ James H. Nicholson
                                       ---------------------------------------

                               Its:    President and CEO
                                       ---------------------------------------

                                     ANNEX A

DEFINED TERMS

"Agreement" is defined in the Preamble.

"Anti-Takeover Statute" shall mean any of OGCL Section 1701.831, Chapter 1704 or
      Section 1707.043, or any other provision in the OGCL that delays or prevents unsolicited third party takeover attempts.

"Awarded Bonus Plan Shares" is defined in Section 4.8(a)(ii).

"BancFirst" is defined in the Preamble.

"BancFirst Audited Financials" is defined in Section 4.9(a).

"BancFirst Bank" is defined in the Preamble.

"BancFirst Benefit Plans" is defined in Section 4.20(a).

"BancFirst Consolidated Statements" is defined in Section 4.9(c).

"BancFirst Contracts" is defined in Section 4.16(a)(xii).

"BancFirst Disclosure Schedule" is defined in the preamble to Article IV.

"BancFirst Interim Financials" is defined in Section 4.9(b).

"BancFirst Investments" is defined in Section 4.13(a).

"BancFirst Leased Real Property" is defined in Section 4.11(c).

"BancFirst Loan Assets" is defined in Section 4.11(e).

"BancFirst Loan Documentation" is defined in Section 4.11(e).

"BancFirst Option Plan" is defined in Section 1.3(a).

"BancFirst Parcel" is defined in Section 4.11(b).

"BancFirst Personal Property" is defined in Section 4.11(a).

"BancFirst Property" is defined in Section 4.21(b)(i).

"BancFirst Real Properties" is defined in Section 4.11(b).

                                   ANNEX A-1

"BancFirst SEC Filings" is defined in Section 4.14(b).

"BancFirst Shares" is defined in Section 1.2.

"BancFirst Subsidiaries" is defined in Section 4.2(a).

"Bank Merger" is defined in the Recitals.

"Bank Merger Agreement" is defined in Section 1.1(b).

"BHCA" is defined in Section 4.1(a).

"BIF" is defined in Section 4.1(b).

"Bonus Plan" is defined in Section 4.8(a)(ii).

"Capital Trust" is defined in Section 4.2(a).

"Certificates" is defined in Section 3.1(a).

"Chornyak" is defined in Section 4.2(a).

"Claim" is defined in Section 7.9(b)(iv).

"Closing" is defined in Section 1.4.

"Closing Date" is defined in Section 10.1.

"Code" is defined in Section 1.6.

"Competing Transaction" is defined in Section 6.3(d).

"Confidentiality Agreement" is defined in Section 7.2(c).

"Disqualified Individual" is defined in Section 4.15(c).

"Dissenting Shareholder" is defined in Section 3.4(a).

"Effective Time" is defined in Section 1.4.

"Employees" shall mean current or former employees, directors or independent contractors (and their spouses, dependents or beneficiaries) of BancFirst, UNB or their Subsidiaries.

"Environmental Laws" is defined in Section 4.21(b)(ii).

"ERISA" is defined in Section 4.20(a).

                                   ANNEX A-2

"ExchangeAct" shall mean the Securities Exchange Act of 1934, as amended
      (including the rules and regulations thereunder).

"FDIC" shall mean the Federal Deposit Insurance Corporation.

"FHLB" shall mean Federal Home Loan Bank.

"Former BancFirst Directors" is defined in Section 2.2(a).

"Former UNB Directors" is defined in Section 2.2(a).

"Form S-4" shall mean the registration statement to be filed with the SEC in connection with the issuance of Surviving Corporation Shares.

"FRB" is defined in Section 4.6(e).

"Governing Documents" shall mean the Articles of Incorporation, Articles of Association, Code of Regulations or Bylaws of an entity.

"Governmental Entity" shall mean any governmental or regulatory authority, agency, court, commission or other entity, domestic or foreign.

"Hazardous Substances" is defined in Section 4.21(b)(iii).

"Indemnified Parties" is defined in Section 7.9(a).

"Injunction" is defined in Section 8.1(e).

"Insurance Amount" is defined in Section 7.9(c).

"IRS" shall mean the Internal Revenue Service.

"Joint Proxy Statement" shall mean the joint proxy statement and prospectus and other proxy solicitation materials of BancFirst and UNB constituting a part of the Form S-4.

"Lien" shall include any lien, pledge, security interest, claim, proxy, preemptive or subscriptive right or other encumbrance or restriction of any kind.

"Material Adverse Effect" shall mean with respect to BancFirst, UNB or the Surviving Corporation any effect that (1) is material and adverse to the financial position, results of operations or business of BancFirst and its Subsidiaries taken as a whole, UNB and its Subsidiaries taken as a whole or the Surviving Corporation and its Subsidiaries taken as a whole, respectively, or (2) would materially impair the ability of either BancFirst or UNB to perform its obligations under this Agreement or otherwise materially threaten or

                                   ANNEX A-3
      materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (A) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (B) changes in generally accepted accounting principles or regulatory accounting requirements applicable to depository institutions and their holding companies generally, (C) actions or omissions of BancFirst or UNB taken with the prior written consent of UNB or BancFirst, as applicable, in contemplation of the transactions contemplated hereby, (D) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles and (E) the effects of any change attributable to or resulting from changes in economic conditions applicable to depository institutions or their holding companies generally or in general levels of interest rates, except to the extent that the effect of such change is materially more severe for BancFirst, UNB or the Surviving Corporation, as the case may be, than for depository institutions or their holding companies generally.

"Merger" is defined in the Recitals.

"NASDAQ" is defined in Section 1.2(a)(ii).

"NBA" is defined in Section 4.1(b).

"New Benefit Plans" is defined in Section 7.8(a).

"Nominating Committee" is defined in Section 2.2(c)(i).

"OCC" shall mean the Office of the Comptroller of the Currency.

"OGCL" is defined in Section 1.1(a).

"Option Agreements" is defined in the Recitals.

"ORC" shall mean the Ohio Revised Code.

"Other Company" is defined in Section 6.3(c)(ii).

"OTS" shall mean the Office of Thrift Supervision.

"PBGC" is defined in Section 4.20(f).

"Per Share Merger Consideration" is defined in Section 1.2(a).

"Person" is defined in Section 6.1(c)(iii).

                                   ANNEX A-4

"Previously Disclosed" by a party shall mean information set forth on its Disclosure Schedule corresponding to the provision of this Agreement to which such information relates; provided that information which, on its face, reasonably should indicate to the reader that it relates to another provision of this Agreement shall also be deemed to be Previously Disclosed with respect to such other provision.

"Real Property Leases" shall mean all leases for BancFirst or UNB Leased Real
      Property.

"Regulatory Agreement" is defined in Section 4.25.

"Regulatory Applications" shall mean such applications, notices or other instruments as may be required for approval of the Merger.

"Reporting Tail Coverage" is defined in Section 7.8(d).

"Requisite Regulatory Approvals" is defined in Section 8.1(c).

"SEC" shall mean the Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933, as amended (including the rules and regulations thereunder).

"Special Majority" is defined in Section 2.4(a).

"Subsidiary" shall mean UNB Bank or BancFirst Bank or any other organization or entity which is consolidated or is eligible to be consolidated with a party to this Agreement for financial reporting purposes.

"Such Company" is defined in Section 6.3(a).

"Superior Proposal" is defined in Section 6.3(d).

"Surviving Bank" shall mean the surviving bank of the Bank Merger.

"Surviving Corporation" is defined in Section 1.1(a).

"Termination Date" is defined in Section 2.1.

"Title Agency" is defined in Section 4.2(a).

"Transmittal Letter" is defined in Section 3.1(a).

"Trust Company" is defined in Section 4.2(a).

"UNB" is defined in the Preamble.

"UNB Audited Financials" is defined in Section 5.9(a).

"UNB Bank" is defined in the Preamble.

                                   ANNEX A-5

"UNB Benefit Plans" is defined in Section 5.20(a).

"UNB Consolidated Statements" is defined in Section 5.9(c).

"UNB Contracts" is defined in Section 5.16(a)(xii).

"UNB Disclosure Schedule" is defined in preamble to Article V.

"UNB Interim Financials" is defined in Section 5.9(b).

"UNB Investments" is defined in Section 5.13(a).

"UNB Leased Real Property" is defined in Section 5.11(c).

"UNB Loan Assets" is defined in Section 5.11(e).

"UNB Loan Documentation" is defined in Section 5.11(e).

"UNB Market Value" is defined in Section 1.2(a)(ii).

"UNB Plan I" is defined in Section 1.3.

"UNB Plan II" is defined in Section 1.3.

"UNB Parcel" is defined in Section 5.11(b).

"UNB Personal Property" is defined in Section 5.11(a).

"UNB Property" is defined in Section 5.21(b).

"UNB Real Properties" is defined in Section 5.11(b).

"UNB SEC Filings" is defined in Section 5.14(b).

"UNB Shares" is defined in Section 1.2(a).

"UNB Subsidiaries" is defined in Section 5.2(a).

"Unvested Bonus Plan Shares" is defined in Section 4.8(a)(ii).

                                   ANNEX A-6

                                                                     Exhibit 1.5


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                             UNIZAN FINANCIAL CORP.

                                    ARTICLE I

          The name of the Corporation shall be UNIZAN FINANCIAL CORP.

                                   ARTICLE II

         The place in the State of Ohio where the principal office of the Corporation is to be located is in the City of Canton, County of Stark.

                                   ARTICLE III

         The purpose for which the Corporation is formed is to engage in business as a "bank holding company" in accordance with, and to the extent permitted by, the Bank Holding Company Act of 1956 as amended, and consistent therewith to engage in any other lawful act or activity for which corporations may be formed under Chapter 1701 of the Ohio Revised Code, to the extent that such act or activity is not then prohibited by the Bank Holding Company Act of 1956, as amended. The Corporation may from time to time, pursuant to authorization by the Board of Directors and without action by the shareholders, purchase, redeem or otherwise acquire and hold, retire, reissue or sell shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Board of Directors shall determine; subject, however, to such limitation or restriction, if any, as is contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question.

                                   ARTICLE IV

         The maximum number of shares which the Corporation is authorized to have outstanding is 100,000,000, all of which shall be common shares without par value.

                                    ARTICLE V

         In the absence of fraud, no contract or other transaction between the Corporation and any other person, corporation, firm, syndicate, association, partnership, or joint venture shall be wholly or partially invalidated or otherwise affected by reason of the fact that one or more of the directors of the Corporation are or become directors or officers of such other corporation, firm, syndicate or association, or members of such partnership or joint venture, provided that the fact such director or directors of the Corporation are so situated or so interested or both, shall be disclosed or shall have been known to the Board of Directors of the Corporation. Any director of the Corporation who is also a director or officer of such corporation, firm, syndicate or association or member of such partnership or joint venture, or is pecuniarily or otherwise interested in such contract or transaction, may be counted for the purpose of determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction and, in the absence of fraud, and as long as he acts in good faith, any such director may vote thereat to authorize any such contract or transaction with like force and effect as if he were not a director or officer of such corporation, firm, syndicate or association, or a member of such partnership or joint venture, or pecuniarily or otherwise interested in such contract or transaction.

                                   ARTICLE VI

         (A) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation (including a subsidiary of this Corporation), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, against all expenses, liability, and loss including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         (B) The Corporation shall indemnify any person who was or is a party, or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation (including a subsidiary of this Corporation), domestic or foreign, nonprofit, or for profit, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court of common pleas, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper.

         (C) To the extent that a person has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections
(A) and (B) of this Article VI or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

         (D) Any indemnification under Sections (A) and (B) of this Article, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that such indemnification is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections (A) and (B) of this Article VI. Such determination shall be made (i) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit, or proceeding, or (ii) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation, or any person to be indemnified within the past five years, or (iii) by the shareholders, or (iv) by a court of common pleas or the court in which such action, suit or proceeding was brought.

         (E) Expenses, including attorneys' fees, incurred in defending any action, suit, or proceeding referred to in Sections (A) or (B) of this Article shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding.

         (F) If a claim under Sections (A), (B) or (C) is not paid in full by the Corporation within thirty days after a written claim therefor has been received by the Corporation, the claimant may any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. Except in the case of claims made under Section (C) of this Article, it shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending action, suit or any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the applicable law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.

Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (G) The right to be indemnified or to the reimbursement or advancement of expenses pursuant thereto (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in separate written contract between the

Corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with the respect to events occurring prior thereto.

         (H) Any director or officer of the Corporation serving, in any capacity, (i) another company of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, or (ii) any employee benefit plan of the Corporation or of any company referred to in clause
(i), or (iii) any not-for-profit organization designated for such service by a person who is an "executive officer" of the Corporation's principal banking subsidiary, within the meaning of Regulation 12 C.F.R. Section 215, or (iv) any trust officer who serves as a director of a corporation a significant portion of whose stock is owned in trust by the Corporation, shall be deemed to be doing so at the request of the Corporation.

         (I) The rights conferred on any person by Sections (A), (B) and (C) of this Article VI shall not be exclusive of and are in addition to any other right which such person may have or may hereafter acquire under any statute, provision of the Articles of Incorporation, Code of Regulations or bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

         (J) The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, at its expense, to protect itself and any director or officer of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against expenses, liabilities or losses, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Ohio general corporation law.

         (J) As used in this article, references to "the Corporation" include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director or officer of such a constituent corporation as a director, trustee or officer of another corporation (including a subsidiary of this Corporation), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise shall stand in the same position under this Article with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

         (L) Notwithstanding the foregoing, the Corporation shall not indemnify any institution affiliated party, as defined at 12 USC 1813(u), for an administrative proceeding or action instituted by an appropriate bank regulatory agency except where such indemnification is reasonable and consistent with the requirements of 12 USC 1828(k) and the implementing regulations thereunder.

                                   ARTICLE VII

         No holders of any class of shares of the Corporation shall have any pre-emptive rights to purchase or have offered to them for purchase any shares or other securities of the Corporation.

                                  ARTICLE VIII

         (A)      In addition to any affirmative vote required by law:

         (1) any merger or consolidation of the Corporation or any subsidiary (as hereinafter defined) with (a) any Related Person (as hereinafter defined) or (b) any other corporation (whether or not itself a Related Person) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of a Related Person; or

         (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Related Person or any Affiliate of any Related Person of any assets of the Corporation or any subsidiary having an aggregate Fair Market Value (as hereinafter defined) equal to 10% or more of the consolidated net worth of the Corporation; or

         (3) the issuance or transfer by the Corporation or any subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any subsidiary to any Related Person or any Affiliate of any Related Person in exchange for cash, securities or other property (or combination thereof) having an aggregate Fair Market Avenue equal to 10% or more of the consolidated net worth of the Corporation or the acquisition by the Corporation or any of its subsidiaries of any securities of a Related Person; or

         (4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person; or

         (5) any reclassification of securities (including any reverse share split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving a Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Security (as hereinafter defined) of the Corporation or any subsidiary which is directly or indirectly owned by any Related Person or any Affiliate of any Related Person,

shall require the affirmative vote of the holders of at least (a) 75% of the outstanding Voting Shares (as hereinafter defined) of the Corporation voting as a single class and (b) 66 2/3% of the outstanding Voting Shares of the Corporation excluding the Voting Shares beneficially owned by the Related Person. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified, by law or otherwise.

         The term "Business Combination" used in this Article VIII shall mean any transaction which is referred to in any one or more of clauses (1) through
(5) of Section (A) of this Article VIII.

         (B) The provisions of Section (A) of this Article VIII shall not be applicable to any particular Business Combination, and such Business Combination shall require such affirmative vote, if any, as is required by law or by any other provision of these Amended and Restated Articles of Incorporation, if the conditions specified in either of the following paragraphs (i) or (ii) are met:

         (i) The Business Combination shall have been approved by two-thirds of the Continuing Directors (as hereinafter defined).

         (ii)     All of the following conditions shall have been met:

         (a) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Busi-ness Combination of consideration other than cash to be received per share by holders of any class of Equity Security in such Business Combination shall be at least equal to the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealer's fees) paid by the Related Person for any shares of the same class of Equity Security previously acquired by it, plus interest on such amount compounded annually from the date that the Related Person became a Related Person (the "Determination Date") through the date of consummation of the Business Combination (the "Consummation Date") at the rate publicly announced as the "Prime Rate" of interest (announced by such major bank as may be selected by a majority of the Continuing Directors), from time to time in effect, less the aggregate amount of any cash dividends paid and the Fair Market Value of any dividends paid in other than cash on each share from the Determination Date through the Consummation Date, up to, but not exceeding, the amount of interest payable per share.

         (b) The consideration to be received by holders of a particular class of Equity Security shall, except to the extent a shareholder agrees otherwise, be in cash or in the same form as the Related Person has previously paid for shares of such class of Equity Security. If the Related Person has paid for shares of any class of Equity Security with varying forms of consideration, the form of consideration for such class of Equity Security shall be either cash or in the form used to acquire the largest number of shares of such class of Equity Security previously acquired by it. The price determined in accordance with paragraph (ii)(a) of this Section B shall be subject to appropriate adjustment in the event of any share dividend, share split, combination of shares or similar event.

         C.       For the purpose of Article VIII:

         (1) "Person" shall mean any individual, firm, corporation or other entity.

         (2)      "Related Person" shall mean any Person who or which:

                  (a) is the beneficial owner, directly or indirectly, of 10% or more of the outstanding Voting Shares; or

                  (b) is an Affiliate or Associate (as hereinafter defined) of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Shares; or

                  (c) is an assignee of or has otherwise succeeded to any Voting Shares which were at any time within the two-year periods immediately prior to the date in question beneficially owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

                  Provided, however, that the term "Related Person" shall not include (i) the Corporation or any subsidiary, (ii) any one or any group of the Continuing Directors, or (iii) any employee stock ownership or other employee benefit plan of the Corporation or any subsidiary of the Corporation or any trustee of or other fiduciary with respect to any such plan when acting in that capacity.

         (3)      A Person shall be a "beneficial owner" of any Voting Shares:

                  (a) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                  (b) which such Person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

                  (c) which is beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any shares of Voting Shares.

                  (d) For the purpose of determining whether a Person is a Related Person, the number of shares of Voting Shares deemed to be outstanding shall not include any other shares of Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

        (4) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

        (5) "Subsidiary" means any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation; however, that for the purposes of the definition of Related Person set forth in Section (C)(2), the term "Subsidiary" shall mean only a corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the Corporation.

        (6) "Continuing Director" means any member of the Board of Directors who is unaffiliated with the "Related Person" and was a member of the Board of Directors prior to the time that the Related Person became a Related Person, and any successor to a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by two-thirds of the Continuing Directors then on the Board of Directors.

         (7) "Fair Market Value" means: (a) in the case of stock, the highest closing sales price during the 30-day period immediately preceding the date in question of a share of such stock quoted on the Composite Tape for New York Stock Exchange
                  - Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation systems or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a two-thirds vote of the Continuing Directors; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a two-thirds vote of the Continuing Directors.

         (8) In the event of any Business Combination in which the Company survives, the phrase "consideration other than cash to be received" as used in paragraph B of this Article shall include the shares of any class of Equity Security retained by the holders of such shares.

         (9) "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Securities Exchange Act of 1934.

         (10) "Voting Shares" means shares of any Equity Security of a corporation which are entitled to vote in the election of directors of such corporation.

         (11) The phrase "series of related transactions" shall be deemed to include not only a series of transactions with the same Related Person but also a series of separate transactions with a Related Person or any Affiliate or Associate of such Related Person.

         (D) The Continuing Directors shall, by two-thirds vote, have the power and duty to determine for the purposes of this Article VIII on the basis of information known to them after reasonable inquiry, (i) whether a Person is a Related Person, (ii) the number of shares of Voting Shares beneficially owned by any Person, (iii) whether a Person is an Affiliate or Associate of another, (iv) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any subsidiary in any Business Combination has, an aggregate Fair Market Value equal to 10% or more of the consolidated net worth of the Corporation. The Continuing Directors shall, by two-thirds vote, have the further power to interpret all other terms and provisions of this Article VIII.

         (E) Nothing contained in this Article VIII shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

                                   ARTICLE IX

         Each of Articles VI, VIII and IX of these Articles of Incorporation may be amended at any regular or special meeting of the shareholders only by the affirmative vote of the holders of at least 75% of the outstanding shares of the Corporation entitled to vote generally in the election of directors.

                                    ARTICLE X

         These Amended and Restated Articles of Incorporation supersede the Amended Articles of Incorporation of the Corporation as heretofore amended.



ADOPTED:  _______________, 2002

                           AMENDED CODE OF REGULATIONS

                                       OF

                             UNIZAN FINANCIAL CORP.




                                   ARTICLE I.

                             MEETING OF SHAREHOLDERS

Section 1 - Annual Meeting:

         The annual meeting of the shareholders of this Corporation for the purpose of electing directors and transacting such other business as may come before the meeting, shall be held on the second Tuesday of April each year or on such other date as may be fixed by the Board of Directors.

Section 2 - Special Meetings:

         Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors, the Secretary or by a majority of the Board of Directors acting with or without a meeting, and shall be called by the President or Secretary when requested in writing by the holders of fifty percent (50%) of all shares outstanding and entitled to vote thereat.

Section 3 - Place of Meetings:

         Meetings of shareholders shall be held at the office of the Corporation in the City of Canton, Ohio, unless the Board of Directors decides that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.

Section 4 - Notice of Meetings:

         A written, printed or typewritten notice of each annual or special meeting stating the day, hour, and place and the purpose thereof shall be served upon or mailed to each shareholder of record at the record date fixed by the Board of Directors for the determination of shareholders entitled to notice of and to vote at any such meeting. Such notice shall be given not more than sixty
(60) days, nor less than ten (10) days before any such meeting. If mailed, it shall be directed to a shareholder at his address as such address appears upon the records of the Corporation. If any annual or special meeting shall be adjourned to another time or place after having been duly convened, no further notice of such adjourned meeting need be given other than an announcement made at which such adjournment is taken.

         All notices, with respect to any shares of record in the names of two or more persons, may be given to whomever of such persons is named first on the books of the Corporation, and notice so given shall be effective as to all the holders of record of such shares.

         Every person, who by operation of law, transfer, or otherwise shall become entitled to any share or right or interest therein, shall be bound by every notice in respect of such share which, prior to his name and address being entered upon the books of the Corporation as the registered holder of such share, shall have been given to the person in whose name such share appeared of record.

Section 5 - Quorum:

         The shareholders present in person or by proxy at any meeting for the election of directors shall constitute a quorum; provided, however, that in no event shall a quorum constitute less than one-third (1/3rd ) of the outstanding shares of the Corporation

         At any meeting called for any other purpose, the holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or by proxy, shall constitute a quorum.

         At any meeting, whether a quorum is present or not, the holders of a majority of the voting shares represented by shareholders present in person or by proxy may adjourn such meeting from time to time and from place to place. At any such adjourned meeting at which a quorum is present, any business may be transacted which might be transacted at the meeting as originally notified or held.

Section 6 - Proxies:

         Any shareholder of record who is entitled to attend a meeting of shareholders or to vote thereat or to give consents in writing, shall be entitled to be represented at such meetings or to vote thereat or to give consents in writing, as the case may be, or to exercise any other of his or her rights, by proxy or proxies appointed by a writing signed by such shareholder, which need not be sealed, witnessed, or acknowledged. Such writing must be filed with the Secretary of the Corporation before the person or persons authorized thereby can vote or give consents thereunder.

         A telegram, cablegram, wireless message or photogram appearing to have been transmitted by a shareholder, or a photograph, photostatic, or equivalent reproduction of a writing appointing a proxy or proxies shall be a sufficient writing.

         No appointment of a proxy shall be valid after the expiration of eleven
(11) months after it is made, unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.

         Unless the writing appointing a proxy or proxies otherwise provides:

         (a) Each and every proxy shall have the power of substitution, and when three (3) or more persons are appointed, a majority of them or their respective substitutes may appoint a substitute or substitutes to act for all;

         (b) If more than one proxy is appointed, then (a) with respect to voting at a shareholders' meeting, a majority of such proxies as attend the meeting, or if only one attends, then that one may exercise all the voting authority thereat; and if an even number and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such authority with respect to an equal number of shares; (b) with respect to exercising any other authority, a majority may act for all;

         (c) The appointment of a proxy shall not be revoked by the death or incapacity of the shareholder appointing such proxy unless before the vote is taken or the authority granted is otherwise exercised, written notice of such death or incapacity is given to the Corporation by the executor or the administrator of the estate of such maker or by the fiduciary having control of the shares in respect of which the proxy was appointed;

         (d) The presence of a shareholder at a meeting shall not operate to revoke a writing appointment a proxy. A shareholder, without affecting any vote previously taken, may revoke such appointment not previously revoked by giving notice to the Corporation in writing or in open meeting.

Section 7 - Record Date:

         The Board of Directors may fix a record date for any lawful purpose, including without limitation the determination of shareholders entitled to: (a) receive notice of or to vote at any meeting, (b) receive payment of any dividend or other distribution, (c) receive or exercise rights of purchase of, subscription for, or exchange or conversion of, shares of other securities, subject to any contract right with respect thereto, or (d) participate in the execution of written consents, waivers, or releases. Any such record date shall not be more than sixty days preceding the date of such meeting, the date fixed for the payment of any dividend or other distribution or the date fixed for the receipt or the exercise of rights, as the case may be.

                                   ARTICLE II.

                                    DIRECTORS

Section 1 - Number of Directors:

         The Board of Directors shall consist of fourteen (14) members. Prior to December 31, 2005 (the "Termination Date"), the number of members of the Board of Directors may be increased or decreased by the affirmative vote of three-fourths of the directors then in office, and after the Termination Date by the affirmative vote of a majority of directors then in office or by the affirmative vote of the holders of a majority of the shares present in person or by proxy at a meeting of shareholders called for the purpose of electing directors.

Section 2 - Classification and Term of Directors:

         (1) The directors shall be divided into three classes designated Class I, Class II and Class III, with Class I and Class II each consisting of five directors and Class III consisting of four directors. Directors of each class shall be elected to hold office for three years except as hereinafter provided.

         (2) The term of office of the Class I directors designated pursuant to the Agreement of Merger and Plan of Reorganization between the Corporation and BancFirst Ohio Corp. shall expire at the Annual Meeting of Shareholders in 2003, the term of office of the Class II directors so designated shall expire at the Annual Meeting of Shareholders in 2004 and the term of office of the Class III directors so designated shall expire at the Annual Meeting of Shareholders in 2005, or thereafter in each case when their respective successors are elected. At each annual election of directors commencing with the Annual Meeting of Shareholders in 2003, the successors to the directors of the class whose term shall expire in that year shall be elected to hold office of a term of three years from the dates of their election and until the election of their successors. Pursuant to the terms of the Agreement of Merger and Plan of Reorganization dated September 5, 2001, by and between UNB Corp., The United National Bank & Trust Company, BancFirst Ohio Corp. and The First National Bank of Zanesville, N.A. (the "Merger Agreement"), Gary N. Fields and Roger L. Mann will serve as Class III directors.

         (3) If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible. Any director elected to fill a vacancy resulting from an increase in the size of a class shall hold office for a term coinciding with the remaining term of that class. A decrease in the number of directors shall not shorten the term of any incumbent director, or have the effect of removing any director prior to the expiration of his term of office.

Section 3 - Eligibility:

         No person shall be eligible to serve as a director who is 70 years of age or older. Members of the Board of Directors who attain age 70 shall be removed from the Board of Directors immediately upon such age, and such removal shall be automatic, requiring no special action by the Board of Directors.

Section 4 - Nominations:

         (a) Nominees for election to the Board of Directors will be recommended to the Board of Directors (a) for election to the Board of Directors by the shareholders, (b) to fill vacancies on the Board of Directors occurring between meetings of shareholders, and (c) to fill a vacancy in the office of Chairman. Until the Termination Date, for any position on the Board of Directors (not including the Chairman) occupied, or vacated, as the case may be, by a former director of BancFirst Ohio Corp. ("Former BancFirst Director"), the Nominating Committee shall consist of two Former BancFirst Directors and one director of the Corporation who was serving in office immediately prior to the consummation of the merger of BancFirst Ohio Corp. with and into the Corporation ("Former UNB Director"); for any position on the Board of Directors occupied, or vacated, as the case may be, by a Former UNB Director, the Nominating Committee shall consist of two Former UNB Directors and one Former BancFirst Director. For a nominee to be recommended for a position on the Board of Directors will require the affirmative vote of two-thirds of the Nominating Committee.

         (b) Former BancFirst Directors on the Nominating Committee will be appointed at the recommendation of Gary N. Fields; Former UNB Directors on the Nominating Committee will be appointed at the recommendation of Roger L. Mann; provided that should either of them be otherwise unable to appoint such members, the Former BancFirst Directors will be appointed at the recommendation of the most senior (in service) Former BancFirst Director then on the Board of Directors and the Former UNB Directors will be appointed at the recommendation of the most senior (in service) Former UNB Director then on the Board of Directors.

         (c) Any person filling a membership position on the Board of Directors previously occupied or vacated by a Former BancFirst Director and nominated in accordance with this Section 4 shall be considered a "Former BancFirst Director" and any person filling a membership position on the Board of Directors previously occupied or vacated by a former UNB Director and nominated in accordance with this Section 4 shall be considered a "Former UNB Director."

         (d) After the Termination Date, nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for election of directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the President and Chief Executive Officer of the Corporation and to the Chairman, Federal Reserve Board, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the President and Chief Executive Officer of the Corporation and to the Chairman, Federal Reserve Board, Washington, D.C., not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholders:

                  (a)      the name and address of each proposed nominee;
                  (b)      the principal occupation of each proposed nominee;
                  (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee;
                  (d) the name and residence address of the notifying shareholder; and
                  (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder

         Nominations not made in accordance with the foregoing procedures may be disregarded by the Chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

Section 5 - Removal of Directors:

         Subject to the provisions of Section 1701.58(c) of the Ohio Revised Code, a Director shall only be removed from the Board of Directors by the affirmative vote of the holders of 75% of the outstanding voting stock entitled to vote at a meeting for the election of directors.

Section 6 - Vacancies:

         Subject to the provisions of Section 4 of this Article II, any vacancy or vacancies in the Board of Directors may be filled by the directors then in office, though less than a quorum, by the majority vote of the directors then in office. Any director elected to fill a vacancy shall be elected for the term remaining for the directors of the class to which he is elected.

Section 7 - Meetings:

         Meetings of the directors may be held at such times as the directors may from time to time determine, by resolution or otherwise, and may be held without notice when the time and place for such meeting have been fixed by resolution. Additional meetings of directors may be called by the Chairman of the Board, the President, the Secretary, or by a majority of the directors then in office. Meetings of the directors may be held at any place within or without the State of Ohio. Notice of the time and place of such meetings shall be personally served upon, telegraphed, telefaxed or telephoned to each director at least twenty-four hours, or mailed, or cabled to each director at least forty-eight hours, before the time of the meeting. Such notice may be waived by any director, either before or after the meeting. Attendance at the meeting by a director without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall constitute waiver of such notice by such director. The Board of Directors may hold a meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. A majority of the Board of Directors shall constitute a quorum for the transaction of business.

         Any action which may be authorized or taken at any meeting of Directors may be authorized or taken without a meeting in a writing or writings by all of the Directors. Such writing or writings shall be filed with or entered upon the records of the Corporation.

Section 8 - Committees:

         The directors may from time to time create a committee or committees of directors, define their powers and functions and delegate to such committee or committees such authority as the Board of Directors may determine, except as limited by statute.

         The directors shall create an Audit Committee consisting of not less than four members, none of whom shall be an employee of the Corporation or any of its subsidiaries. The functions of the Audit Committee are to review the plan and results of the annual audit of the Corporation's financial statements by the Corporation's independent accountants, review the adequacy of the Corporation's systems of internal controls and to monitor related party transactions.

         The directors may create from its membership an Executive Committee of not less than four members, and define the powers and duties thereof. Except to the extent that its powers are limited by the directors or by statute, the Executive Committee, during the intervals between meetings of the directors, shall possess and may exercise under the control and direction of the directors all of the powers of the directors in the management and control of the business of the Corporation regardless of whether such powers are specifically conferred by these Regulations. All action taken by the Executive Committee shall be reported to the directors at their first meeting thereafter.

         Until the Termination Date, the members of any committee created by the directors shall be composed of an equal number of Former BancFirst Directors and Former UNB Directors and, except as otherwise agreed to by Messrs. Fields and Mann, there shall be an equal division and equitable allocation of committee chairmanships as between the Former BancFirst Directors and Former UNB Directors.

         Unless otherwise provided by the directors, a majority of the members of any committee appointed by the directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing signed by all its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the directors, and shall keep a written record of all action take by it. Any vacancy occurring on any committee shall be filled by the directors.

Section 9 - Compensation:

         Directors and members of any committee of the directors shall receive such compensation as shall be determined by the directors. The compensation of officers may be fixed from time to time by the directors, and the compensation of other employees may be fixed from time to time by the directors or by any officer so authorized by the directors.

                                  ARTICLE III.

                                    OFFICERS

Section 1 - General Provisions:

         The Board of Directors shall elect a Chairman of the Board of Directors, a President, such number of Vice Presidents as the Board may from time to time determine, including one or more Executive Vice Presidents, a Secretary and a Treasurer and/or Chief Financial Officer, and, in its discretion, may elect a Vice Chairman of the Board of Directors. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The President and the Chairman of the Board shall be, but the other officers need not be, chosen from among the members of the Board of Directors. Upon consummation of the merger of BancFirst Ohio Corp. with and into the Corporation, Gary L. Fields shall be elected Chairman of the Board, Roger L. Mann shall be elected President and Chief Executive Officer, James H. Nicholson shall be elected Executive Vice President and Chief

Operating Officer and James J. Pennetti shall be elected Executive Vice President and Chief Financial Officer of the Corporation.

Section 2 - Term of Office:

         The officers of the Corporation shall hold office at the pleasure of the Board of Directors and, unless sooner removed by the Board of Directors, the Board of Directors may remove any officer at any time, with or without cause, by a majority vote, except that the removal of any of the above named officers prior to the Termination Date shall require the affirmative vote of three-fourths of the directors then in office.

         A vacancy in any office, however created, shall be filled by the Board of Directors

                                   ARTICLE IV.

                               DUTIES OF OFFICERS

Section 1 - Chairman of the Board:

         The Chairman of the Board shall preside at all meetings of the shareholders and Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors.

Section 2 - Vice Chairman of the Board:

         The Vice Chairman of the Board, if one be elected, shall preside at all meetings of the shareholders and the Board of Directors in the absence of the Chairman of the Board. The Vice Chairman shall have such powers and duties as may be prescribed by the Board of Directors or by the Chairman of the Board.

Section 3 - President:

         The President shall be the Chief Executive Officer of the Corporation and shall exercise supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. In the absence of the Chairman of the Board and if a Vice Chairman shall not have been elected, he shall preside at meetings of the shareholders and Board of Directors.

Section 4 - Vice Presidents:

         The Vice Presidents shall perform such duties as are conferred upon them by these regulations or as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board, or the President. At the request of the President, or in his absence or disability, the Executive Vice President and Chief Operating Officer shall perform all the duties of the President, and when so acting, shall have all the powers of the President.

Section 5 - Secretary:

         The Secretary shall keep minutes of all the proceedings of the shareholders and Board of Directors, and shall make proper record of the same, which shall be attested by him; sign all certificates for shares, and all deeds, mortgages, bonds, contracts, notes, and other instruments executed by the Corporation requiring his signature; give notice of meetings of shareholders and directors; produce on request at each meeting of shareholders for the election of directors, a certified list of shareholders arranged in alphabetical order; keep such books as may be required by the Board of Directors and file all reports to States, to the Federal Government, and to foreign countries; and perform such other and further duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board, or by the President.

Section 6 - Treasurer:

         The Treasurer shall be the Chief Financial Officer and shall have general supervision of all finances; he shall receive and have in charge all money, bills, notes, deeds, leases, mortgages, and similar property belonging to the Corporation, and shall do with the same as may from time to time be required by the Board of Directors. He shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital, and shares, together with such other accounts as may be required, and upon the expiration of his term of office, shall turn over to his successor or to the Board of Directors all property, books, papers and money of the Corporation in his possession; and he shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 7 - Assistant and Subordinate Officers:

         The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office at the pleasure of the Board of Directors and perform such duties as the Board of Directors may prescribe.

         The Board of Directors may, from time to time, authorize any officer to appoint and remove assistant and subordinate officers, to prescribe their authority and duties, and to fix their compensation.

Section 8 - Duties of Officers May Be Delegated:

         In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the interim, the powers or duties, or any of them, of such officer to any other officer, or to any director.

                                   ARTICLE V.

                             CERTIFICATES FOR SHARES

Section 1 - Form and Execution:

         Certificates for shares shall be issued to each shareholder in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the Chairman of the Board of Directors or the President or a Vice President or by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, which certificates shall certify the number and class of shares held by the shareholder in the Corporation, but no certificates for shares shall be delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Corporation may be facsimile, engraved, stamped or printed. Although any officer of the Corporation whose manual or facsimile signature is affixed to a share certificate shall cease to be such officer before the certificate is delivered, such certificate, nevertheless, shall be effective in all respects when delivered.

         Such certificate for shares shall be transferable in person or by attorney, but, except as hereinafter provided in the case of lost, mutilated, or destroyed certificates, no transfer or shares shall be entered upon the records of the Corporation until the previous certificates, if any, given for the same shall have been surrendered and canceled.

Section 2 - Lost, Mutilated or Destroyed Certificates:

         If any certificate for shares is lost, mutilated, or destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof upon such terms and conditions as it may deem advisable. The Board of Directors, in its discretion, may refuse to issue such new certificates until the Corporation has been indemnified by a final order or decree of a court of competent jurisdiction.

Section 3 - Registered Shareholders:

         A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

Section 4 - Registrar and Transfer Agent:

         The Board of Directors may at any time, by resolution, provide for the opening of transfer books, for the making and registration of transfers of shares of this Corporation in any state of the United States or in any foreign country, and may employ and appoint and remove, at its discretion, any agent, or agents, to keep the records of its shares or to transfer or to register shares, or to perform all of such functions, at any place that the Board of Directors may deem advisable.

                                   ARTICLE VI.

                                   FISCAL YEAR

         The fiscal year of the Corporation shall end on the 31st day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.

                                  ARTICLE VII.

                                   AMENDMENTS

         These Regulations may be amended or repealed at any meeting of shareholders called for that purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal, provided, however, that prior to the Termination Date, no proposed amendment that would be inconsistent or conflict with Sections 1, 2, 4 or 8 of Article II, Section 2 of Article III, or this
Article VII shall be effective unless such proposed amendment has been approved by the affirmative vote of (a) three-fourths of the directors then in office and
(b) the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal.

                                  ARTICLE VIII.

         This Amended Code of Regulations shall supersede the Code of Regulations of the Corporation, as heretofore amended.

                                                                   Appendix B-1

                             STOCK OPTION AGREEMENT

         Stock Option Agreement, dated as of September 5, 2001, (the "Agreement "), between BancFirst Ohio Corporation, an Ohio corporation ("Grantee"), and UNB Corp., an Ohio corporation ("Issuer").

                                   WITNESSETH:

         WHEREAS, Issuer and Grantee have entered into an Agreement of Merger and Plan of Reorganization, dated as of September 5, 2001 (the "Plan"), providing for, among other things, the merger of Grantee with and into Issuer (the "Merger"), with Issuer as the surviving corporation; and

         WHEREAS, as a condition and inducement to Grantee's execution of the Plan, Grantee has required that Issuer agree, and Issuer has agreed, to grant to Grantee the Option (as hereinafter defined);

         NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

         1. DEFINED TERMS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

         2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 1,561,064 shares (as adjusted as set forth herein) (the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares) of Common Stock, without par value ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (as adjusted as set forth herein, the "Purchase Price") of $18.50, provided, however, that in no event shall the number of Option Shares for which the Option may be exercisable, when added to aggregate of all Issuer voting securities (as hereinafter defined) in respect of which the Grantee and each Holder (as hereinafter defined) may then exercise or direct the exercise of voting power in the election of Issuer's directors, exceed 19.9% of the aggregate such voting power then exercisable by the holders of all Issuer voting securities then issued and outstanding as determined without giving effect to any shares subject to or issued pursuant to the Option.

         3. EXERCISE OF OPTION.

         (a) Provided that:

         (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan; and

         (ii) No preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time of the Merger, (B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event, other than a termination of the Plan by Grantee pursuant to Section 9.1(d) thereof (a "Default Termination"), (C) 12 months after the termination of the Plan by Grantee pursuant to a Default Termination, and (D) 12 months after termination of the Plan (other than pursuant to a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable laws, including without limitation the Bank Holding Company Act of 1956, as amended (the "BHCA"). The term "Holder" shall mean the holder or holders of the Option from time to time, and which is initially Grantee. The rights set forth in Section 8 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth above.

                  (b) As used herein, a "Purchase Event" means any of the following events:

                  (i) Without Grantee's prior written consent, Issuer shall have authorized, recommended or publicly-proposed, or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its Subsidiaries, (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its Subsidiaries representing in either case 25% or more of the consolidated assets of Issuer and its Subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of Issuer or any of its Subsidiaries (any of the foregoing an "Acquisition Transaction"); or

                  (ii) Any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 131-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the then outstanding shares of Issuer Common Stock.

         (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

                  (i) Any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively); or

                  (ii) (A) the holders of Issuer Common Stock shall not have approved the Plan at the meeting of such stockholders held for the purpose of voting on the Plan, (B) such meeting shall not have been held or shall have been canceled prior to termination of the Plan or
         (C) Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan; in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (x) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (z) filed an application (or given notice), whether in draft or final form, under the BHCA, the Home Owners Loan Act, as amended, the Bank Merger Act, as amended, the Change in Bank Control Act of 1978, as amended or any similar state banking law, for approval to engage in (or notice with respect to) an Acquisition Transaction; or

                  (iii) Issuer shall have breached any representation, warranty, covenant or obligation contained in the Plan and such breach would entitle Grantee to terminate the Plan under Section 9.1(d) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Plan) after (x) a bona fide proposal is made by any person (other than Grantee or any subsidiary of Grantee) to Issuer or its stockholders to engage in an Acquisition Transaction, (y) any person (other than Grantee or any subsidiary of Grantee) states its intention to Issuer or its stockholders to make a proposal to engage in an Acquisition Transaction if the Plan terminates or (z) any person (other than Grantee or any subsidiary of Grantee) shall have filed an application or notice with any Governmental Entity to engage in an Acquisition Transaction.

         As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

         (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

         (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise, and (ii) a date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"), provided that the first notice of exercise shall be sent to Issuer within 180 days after the first Purchase Event of which Grantee has been notified and, provided further, that if prior notification to or approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Office of the Comptroller of the Currency ("OCC") or any other Governmental Entity is required in connection with such purchase, Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the three business day and 15 business day period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

         4. PAYMENT AND DELIVERY OF CERTIFICATES.

         (a) On each Closing Date, Holder shall:

                  (i) Pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date; and

                  (ii) Present and surrender this Agreement to Issuer at the address of Issuer specified in Section 13(f) hereof.

         (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a),

                  (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder; and

                  (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

         (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

                  THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF SEPTEMBER ___, 2001. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY ISSUER OF A WRITTEN REQUEST THEREFOR.

         It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

         (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable Purchase Price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder.

         (e) Issuer agrees:

                  (i) That it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock;

                  (ii) That it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;

                  (iii) Promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and (B) in the event prior approval of or notice to any Governmental Entity is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Governmental Entity as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto; and

                  (iv) Promptly to take all action provided herein to protect the rights of Holder against dilution.

         5. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

         (a) DUE AUTHORIZATION. Issuer has all requisite corporate power and authority to enter into this Agreement, and subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer, and this Agreement has been duly executed and delivered by Issuer.

         (b) NO VIOLATIONS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Issuer with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Articles of Incorporation or Code of Regulations or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Issuer is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Issuer or any of its properties or assets.

         (c) AUTHORIZED STOCK. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance upon exercise of the Option that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever and not subject to any preemptive rights.

         6. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer as follows:

         (a) DUE AUTHORIZATION. Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee, and this Agreement has been duly executed and delivered by Grantee.

         (b) NO VIOLATIONS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Grantee with any of the provisions hereof will not:

                  (i) Conflict with or result in a breach of any provision of its Articles of Incorporation or Code of Regulations or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Grantee is a party, or by which it or any of its properties or assets may be bound; or

                  (ii) Violate any order, writ, injunction, decree, statute, rule or regulation applicable to Grantee or any of its properties or assets.

         7. ADJUSTMENT UPON CHANGES IN ISSUER CAPITALIZATION, ETC.

         (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transactions so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this

Section 7(a)), the number of shares of Issuer Common Stock for which the Option may be exercisable shall be adjusted so that, after such adjustment, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, would entitle the holders thereof after full exercise of the Option to exercise 14.9% of the aggregate voting power then exercisable in the election of the Issuer's directors by the holders of all Issuer voting securities then issued and outstanding as determined without giving effect to any shares subject to or issued pursuant to the Option.

         (b) In the event that Issuer shall enter in an agreement:

                  (i) To consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger;

                  (ii) To permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or

                  (iii) To sell or otherwise transfer assets representing more than 50% of the consolidated assets of Issuer and its Subsidiaries to any person, other than Grantee or one of its Subsidiaries, then, and in each such case (but at the election of the Holder in the case of clause
         (iii)), the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of any of (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").

         (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer also shall enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

         (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction of which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

         (e) The following terms have the meanings indicated:

                  (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of assets representing more than 50% of the consolidated assets of Issuer and its Subsidiaries.

                  (2) "Issuer voting securities" means at any time any class of securities, including any shares of capital stock, issued by the Issuer entitling the holder thereof at such time to exercise voting power in the election of the Issuer's directors.

                  (3) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

                  (4) "Assigned Value" shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger or sale in question and (z) in the event of a sale of assets representing more than 50% of the consolidated assets of Issuer and its Subsidiaries or deposits, an amount equal to (i) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally-recognized investment banking firm selected by Holder, divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally-recognized investment banking firm selected by Holder.

                  (5) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

         (f) In no event, pursuant to any of the foregoing paragraphs, shall the number of shares of Substitute Common Stock or other Issuer voting securities subject to the Substitute

Option, when added to aggregate of all Issuer voting securities in respect of which the Grantee and each Holder may exercise or direct the exercise of voting power in the election of Issuer's directors, exceed 19.9% of the aggregate of such voting power then exercisable by the holders of all Issuer voting securities then issued and outstanding, as determined without giving effect to any shares subject to or issued pursuant to the Substitute Option.

         (g) Issuer shall not enter into any transaction described in Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the shares of Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

         8. REPURCHASE AT THE OPTION OF HOLDER.

         (a) Subject to the last sentence of Section 3(a), at the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this
Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                  (i) The aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

                  (ii) The excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                  (iii) The excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

         (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve Board, the OCC or any other Governmental Entity is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval), in which case the ten-day period referred to in the first sentence of this Section 8(b) shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. If the Federal Reserve Board, the OCC or any other Governmental Entity disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If the Federal Reserve Board, the OCC or any other Governmental Entity prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by the Federal Reserve Board, the OCC or other Governmental Entity, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

         Notwithstanding anything herein to the contrary, all of Grantee's and any Holder's rights under this Section 8 shall terminate on the date of termination of the Option pursuant to Section 3(a).

         (c) For purposes of this Agreement, the "Applicable Price" means the highest of:

                  (i) The highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i);

                  (ii) The price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Sections 7(b)(i), 7(b)(ii) or 7(b)(iii); or

                  (iii) The highest closing sales price per share of Issuer Common Stock quoted on the NASDAQ Stock Market's National Market ("NASDAQ/NMS") (or if Issuer Common Stock is not quoted on NASDAQ/NMS, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded, as reported by a recognized source chosen by Holder) during the 60 business days preceding the Request Date;

provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized investment banking firm selected by Holder, divided by the number of shares of Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally-recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

         (d) As used herein, a "Repurchase Event" shall occur if:

                  (i) Any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock; or

                  (ii) Any of the transactions described in Section 7(b)(i),
         Section 7(b)(ii) or Section 7(b)(iii) shall be consummated.

         9. REGISTRATION RIGHTS.

         (a) DEMAND REGISTRATION RIGHTS. Issuer shall, subject to the conditions of Section 9(c), if requested by any Holder, as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

         (b) ADDITIONAL REGISTRATION RIGHTS. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Holder of its intention to do so and, upon the written request of Holder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Holder), Issuer will cause all such shares for which a Holder shall have requested participation in such registration to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 under the Securities Act or any successor form; provided, further, however, that such election pursuant to clause (i) may only be made one time. If some but not all the shares of Issuer Common Stock with respect to which Issuer shall have received requests for registration pursuant to this
Section 9(b) shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Holders permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each such Holder bears to the total number of shares requested to be registered by all such Holders then desiring to have Issuer Common Stock registered for sale.

         (c) CONDITIONS TO REQUIRED REGISTRATION. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 9(a) to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) for a period not exceeding 90 days if Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 9(a):

                  (i) Prior to the earliest of (A) termination of the Plan pursuant to Article VII thereof, and (B) a Purchase Event or a Preliminary Purchase Event;

                  (ii) On more than one occasion during any calendar year and on more than two occasions in total;

                  (iii) Within 90 days after the effective date of a registration referred to in Section 9(b) pursuant to which the Holder or Holders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

                  (iv) Unless a request therefor is made to Issuer by the Holder or Holders of at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

         In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, however, that Issuer shall not be required to consent to general jurisdiction or to qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

         (d) EXPENSES. Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses, accounting expenses, legal expenses and printing expenses incurred by it) in connection with each registration pursuant to Section 9(a) or

(b) and all other qualifications, notifications or exemptions pursuant to
Section 9(a) or (b); provided, however, that underwriting discounts and commissions relating to Option Shares, fees and disbursements of counsel to the Holder(s) of Option Shares being registered and any other expenses incurred by such Holder(s) in connection with any such registration shall be borne by such Holder(s)

         (e) Indemnification. In connection with any registration under Section 9(a) or (b), Issuer hereby indemnifies each Holder, and each underwriter thereof, including each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Holder, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such Holder or such underwriter, as the case may be, expressly fort such use.

         Promptly upon receipt by a party indemnified under this Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be I sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but, except to the extent of any actual prejudice to the indemnifying party, the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 9(e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it my wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

         If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of Issuer, the selling Holders and the underwriters in connection with the statement or omissions which results in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall the selling Holders be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(g) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Holder to indemnify shall be several and not joint with other Holders.

         In connection with any registration pursuant to Section 9(a) or (b) above, Issuer and each selling Holder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 9(e).

         (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Holder(s) in accordance with and to the extent permitted by any rule or regulation permitting nonregistered sales of securities promulgated by the Commission from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Holder with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

         (g) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save any Holder harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

         10. QUOTATION; LISTING. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on NASDAQ/NMS or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on NASDAQ/NMS or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

         11. DIVISION OF OPTION. Upon the occurrence of a Purchase Event or a Preliminary Purchase Event, this Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of the Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         12. LIMITATION OF GRANTEE PROFIT; MINIMUM PROFIT.

         (a) Notwithstanding any other provision herein, in no event shall Grantee's Total Profit (as defined below) exceed $11,000,000 (the "Maximum Profit") and, if it otherwise would exceed such amount, Grantee, at its sole discretion, shall either:

                  (i) Reduce the number of Option Shares;

                  (ii) Deliver to Issuer for cancellation shares of Issuer common stock (or other securities) into which such Option Shares are converted or exchanged;

                  (iii) Pay cash to Issuer; or

                  (iv) Any combination of the foregoing, so that Grantee's actually realized Total Profit shall not exceed the Maximum Profit after taking into account the foregoing actions.

         (b) If a Repurchase Event occurs, notwithstanding any other provision herein, in no event shall Grantee's Total Profit be less than $8,000,000 (the "Minimum Profit") and, if it otherwise would be less than such amount, Issuer shall pay cash to Grantee in an amount equal to the excess of Minimum Profit over Total Profit.

         (c) For purposes of this Agreement, "Total Profit" shall mean: The aggregate amount of (A) any excess of (x) the net cash amounts received by Grantee pursuant to a sale of Option Shares (or securities into which such shares are converted or exchanged) (including amounts paid to Grantee in respect of Option Shares repurchased by Issuer pursuant to Section 8) over (y) the Grantee's aggregate purchase price for such Option Shares (or other securities), plus (B) any amounts received by Grantee on the repurchase of the Option by Issuer pursuant to Section 8, plus (C) any cash previously paid by Grantee to Issuer pursuant to this Section 12 and the value of the Option Shares (or other securities) previously delivered by Grantee to Issuer for cancellation pursuant to this Section 12.

         (d) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of Grantee to receive, nor relieve Issuer's obligation to pay, the liquidated damages provided for in Section 10.3(b) of the Plan.

         13. MISCELLANEOUS.

         (a) EXPENSES. Except as otherwise provided in Section 9, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         (b) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision by written instrument signed by a duly authorized executive officer of such party. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         (c) ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; SEVERABILITY. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) and any transferee of the Option Shares or any permitted transferee of this Agreement pursuant to Section 13(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

         (d) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Ohio without regard to any applicable conflicts of law rules.

         (e) DESCRIPTIVE HEADINGS. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight mail service or mailed by registered or certified mail (return receipt requested) postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice).

         If to Issuer:

                                    UNB Corp..
                                    220 Market Avenue South
                                    Canton, Ohio  44701
                                    Attention:  Roger L. Mann

         With a required copy to:

                                    Ronald K. Bennington, Esq.
                                    Black, McCuskey, Souers & Arbaugh
                                    1000 United Bank Plaza
                                    220 Market Avenue South
                                    Canton, Ohio  44702-2116

         If to Grantee:

                                    BancFirst Ohio Corp.
                                    422 Main Street
                                    P.O. Box 4658
                                    Zanesville, OH 43702-4658
                                    Attention:  Gary Fields
                                    President and Chief Executive Officer
                                    Fax:  (740) 455-5705

         With a required copy to:

                                    Michael F. Sullivan
                                    Bricker & Eckler LLP
                                    100 South Third Street
                                    Columbus, Ohio 43215-4291
                                    Fax:  (614) 227-2390

         (g) COUNTERPARTS. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

         (h) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         (i) FURTHER ASSURANCES. In the event of any exercise of the Holder, Issuer and Holder shall execute and deliver all other and instruments and take all other action that may be reasonably in order to consummate the transactions provided for by such

         (j) SPECIFIC PERFORMANCE. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                                  GRANTEE:

ATTEST:                                    BANCFIRST OHIO CORP.



By:        /s/ James H. Nicholson          By:        /s/ Gary N. Fields
           -----------------------                    -------------------------

Name:      James H. Nicholson              Name:      Gary N. Fields
           -----------------------                    -------------------------

Title:     EVP & Secretary                 Title:     President & CEO
           -----------------------                    -------------------------



                                           ISSUER:

ATTEST:                                    UNB CORP.



By:        /s/ James J. Pennetti           By:        /s/ Roger L. Mann
           -----------------------                    -------------------------

Name:      James J. Pennetti               Name:      Roger L. Mann
           -----------------------                    -------------------------

Title:     EVP & CFO                       Title:     Chairman & CEO
           -----------------------                    -------------------------

                                                                   Appendix B-2


                             STOCK OPTION AGREEMENT


         Stock Option Agreement, dated as of September 5, 2001, (the "Agreement"), between BancFirst Ohio Corporation, an Ohio corporation ("Issuer"), and UNB Corp., an Ohio corporation ("Grantee").

                                   WITNESSETH:

         WHEREAS, Issuer and Grantee have entered into an Agreement of Merger and Plan of Reorganization, dated as of September 5, 2001 (the "Plan"), providing for, among other things, the merger of Issuer with and into Grantee (the "Merger"), with Grantee as the surviving corporation; and

         WHEREAS, as a condition and inducement to Grantee's execution of the Plan, Grantee has required that Issuer agree, and Issuer has agreed, to grant to Grantee the Option (as hereinafter defined);

         NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

         1. DEFINED TERMS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

         2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 1,302,533 shares (as adjusted as set forth herein) (the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares) of Common Stock, without par value ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (as adjusted as set forth herein, the "Purchase Price") of $20.95, provided, however, that in no event shall the number of Option Shares for which the Option may be exercisable, when added to aggregate of all Issuer voting securities (as hereinafter defined) in respect of which the Grantee and each Holder (as hereinafter defined) may then exercise or direct the exercise of voting power in the election of Issuer's directors, exceed 19.9% of the aggregate such voting power then exercisable by the holders of all Issuer voting securities then issued and outstanding as determined without giving effect to any shares subject to or issued pursuant to the Option.

         3. EXERCISE OF OPTION.

         (a) Provided that:

             (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan; and (ii) No preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time of the Merger, (B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event, other than a termination of the Plan by Grantee pursuant to Section 9.1(d) thereof (a "Default Termination"), (C) 12 months after the termination of the Plan by Grantee pursuant to a Default Termination, and (D) 12 months after termination of the Plan (other than pursuant to a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable laws, including without limitation the Bank Holding Company Act of 1956, as amended (the "BHCA"). The term "Holder" shall mean the holder or holders of the Option from time to time, and which is initially Grantee. The rights set forth in Section 8 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth above.

         (b) As used herein, a "Purchase Event" means any of the following events:

             (i) Without Grantee's prior written consent, Issuer shall have authorized, recommended or publicly-proposed, or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its Subsidiaries, (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its Subsidiaries representing in either case 25% or more of the consolidated assets of Issuer and its Subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of Issuer or any of its Subsidiaries (any of the foregoing an "Acquisition Transaction"); or

             (ii) Any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 131-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the then outstanding shares of Issuer Common Stock.

         (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

             (i) Any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively); or

             (ii) (A) the holders of Issuer Common Stock shall not have approved the Plan at the meeting of such stockholders held for the purpose of voting on the Plan, (B) such meeting shall not have been held or shall have been canceled prior to termination of the Plan or
         (C) Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan; in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (x) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (z) filed an application (or given notice), whether in draft or final form, under the BHCA, the Home Owners Loan Act, as amended, the Bank Merger Act, as amended, the Change in Bank Control Act of 1978, as amended or any similar state banking law, for approval to engage in (or notice with respect to) an Acquisition Transaction; or

             (iii) Issuer shall have breached any representation, warranty, covenant or obligation contained in the Plan and such breach would entitle Grantee to terminate the Plan under Section 9.1(d) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Plan) after (x) a bona fide proposal is made by any person (other than Grantee or any subsidiary of Grantee) to Issuer or its stockholders to engage in an Acquisition Transaction, (y) any person (other than Grantee or any subsidiary of Grantee) states its intention to Issuer or its stockholders to make a proposal to engage in an Acquisition Transaction if the Plan terminates or (z) any person (other than Grantee or any subsidiary of Grantee) shall have filed an application or notice with any Governmental Entity to engage in an Acquisition Transaction.

         As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

         (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

         (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise, and (ii) a date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"), provided that the first notice of exercise shall be sent to Issuer within 180 days after the first Purchase Event of which Grantee has been notified and, provided further, that if prior notification to or approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Office of the Comptroller of the Currency ("OCC") or any other Governmental Entity is required in connection with such purchase, Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the three business day and 15 business day period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

         4. PAYMENT AND DELIVERY OF CERTIFICATES.

         (a) On each Closing Date, Holder shall:

             (i) Pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date; and

             (ii) Present and surrender this Agreement to Issuer at the address of Issuer specified in Section 13(f) hereof.

         (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a),

             (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder; and

             (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

         (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

             THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF SEPTEMBER ___, 2001. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY ISSUER OF A WRITTEN REQUEST THEREFOR.

         It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

         (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable Purchase Price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder.

         (e) Issuer agrees:

             (i) That it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock;

             (ii) That it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;

             (iii) Promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and (B) in the event prior approval of or notice to any Governmental Entity is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Governmental Entity as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto; and

             (iv) Promptly to take all action provided herein to protect the rights of Holder against dilution.

         5. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

         (a) DUE AUTHORIZATION. Issuer has all requisite corporate power and authority to enter into this Agreement, and subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer, and this Agreement has been duly executed and delivered by Issuer.

         (b) NO VIOLATIONS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Issuer with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Articles of Incorporation or Code of Regulations or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Issuer is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Issuer or any of its properties or assets.

         (c) AUTHORIZED STOCK. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance upon exercise of the Option that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever and not subject to any preemptive rights.

         6. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer as follows:

         (a) DUE AUTHORIZATION. Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee, and this Agreement has been duly executed and delivered by Grantee.

         (b) NO VIOLATIONS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Grantee with any of the provisions hereof will not:

             (i) Conflict with or result in a breach of any provision of its Articles of Incorporation or Code of Regulations or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Grantee is a party, or by which it or any of its properties or assets may be bound; or

             (ii) Violate any order, writ, injunction, decree, statute, rule or regulation applicable to Grantee or any of its properties or assets.

         7. ADJUSTMENT UPON CHANGES IN ISSUER CAPITALIZATION, ETC.

         (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transactions so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this

Section 7(a)), the number of shares of Issuer Common Stock for which the Option may be exercisable shall be adjusted so that, after such adjustment, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, would entitle the holders thereof after full exercise of the Option to exercise 14.9% of the aggregate voting power then exercisable in the election of the Issuer's directors by the holders of all Issuer voting securities then issued and outstanding as determined without giving effect to any shares subject to or issued pursuant to the Option.

         (b) In the event that Issuer shall enter in an agreement:

             (i) To consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger;

             (ii) To permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or

             (iii) To sell or otherwise transfer assets representing more than 50% of the consolidated assets of Issuer and its Subsidiaries to any person, other than Grantee or one of its Subsidiaries, then, and in each such case (but at the election of the Holder in the case of clause
         (iii)), the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of any of (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").

         (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer also shall enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

         (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction of which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

         (e) The following terms have the meanings indicated:

             (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of assets representing more than 50% of the consolidated assets of Issuer and its Subsidiaries.

             (2) "Issuer voting securities" means at any time any class of securities, including any shares of capital stock, issued by the Issuer entitling the holder thereof at such time to exercise voting power in the election of the Issuer's directors.

             (3) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

             (4) "Assigned Value" shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger or sale in question and (z) in the event of a sale of assets representing more than 50% of the consolidated assets of Issuer and its Subsidiaries or deposits, an amount equal to (i) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally-recognized investment banking firm selected by Holder, divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally-recognized investment banking firm selected by Holder.

             (5) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

         (f) In no event, pursuant to any of the foregoing paragraphs, shall the number of shares of Substitute Common Stock or other Issuer voting securities subject to the Substitute

Option, when added to aggregate of all Issuer voting securities in respect of which the Grantee and each Holder may exercise or direct the exercise of voting power in the election of Issuer's directors, exceed 19.9% of the aggregate of such voting power then exercisable by the holders of all Issuer voting securities then issued and outstanding, as determined without giving effect to any shares subject to or issued pursuant to the Substitute Option.

         (g) Issuer shall not enter into any transaction described in Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the shares of Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

         8. REPURCHASE AT THE OPTION OF HOLDER.

         (a) Subject to the last sentence of Section 3(a), at the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this
Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

             (i) The aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

             (ii) The excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

             (iii) The excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

         (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve Board, the OCC or any other Governmental Entity is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval), in which case the ten-day period referred to in the first sentence of this Section 8(b) shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. If the Federal Reserve Board, the OCC or any other Governmental Entity disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If the Federal Reserve Board, the OCC or any other Governmental Entity prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by the Federal Reserve Board, the OCC or other Governmental Entity, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

         Notwithstanding anything herein to the contrary, all of Grantee's and any Holder's rights under this Section 8 shall terminate on the date of termination of the Option pursuant to Section 3(a).

         (c) For purposes of this Agreement, the "Applicable Price" means the highest of:

             (i) The highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i);

             (ii) The price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Sections 7(b)(i), 7(b)(ii) or 7(b)(iii); or

             (iii) The highest closing sales price per share of Issuer
         Common Stock quoted on the NASDAQ Stock Market's National Market ("NASDAQ/NMS") (or if Issuer Common Stock is not quoted on NASDAQ/NMS, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded, as reported by a recognized source chosen by Holder) during the 60 business days preceding the Request Date;

provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized investment banking firm selected by Holder, divided by the number of shares of Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally-recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

         (d) As used herein, a "Repurchase Event" shall occur if:

             (i) Any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock; or

             (ii) Any of the transactions described in Section 7(b)(i),
         Section 7(b)(ii) or Section 7(b)(iii) shall be consummated.

         9. REGISTRATION RIGHTS.

         (a) DEMAND REGISTRATION RIGHTS. Issuer shall, subject to the conditions of Section 9(c), if requested by any Holder, as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

         (b) ADDITIONAL REGISTRATION RIGHTS. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Holder of its intention to do so and, upon the written request of Holder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Holder), Issuer will cause all such shares for which a Holder shall have requested participation in such registration to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 under the Securities Act or any successor form; provided, further, however, that such election pursuant to clause (i) may only be made one time. If some but not all the shares of Issuer Common Stock with respect to which Issuer shall have received requests for registration pursuant to this
Section 9(b) shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Holders permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each such Holder bears to the total number of shares requested to be registered by all such Holders then desiring to have Issuer Common Stock registered for sale.

         (c) CONDITIONS TO REQUIRED REGISTRATION. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 9(a) to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) for a period not exceeding 90 days if Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 9(a):

             (i) Prior to the earliest of (A) termination of the Plan pursuant to Article VII thereof, and (B) a Purchase Event or a Preliminary Purchase Event;

             (ii) On more than one occasion during any calendar year and on more than two occasions in total;

             (iii) Within 90 days after the effective date of a registration referred to in Section 9(b) pursuant to which the Holder or Holders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

             (iv) Unless a request therefor is made to Issuer by the Holder or Holders of at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

         In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, however, that Issuer shall not be required to consent to general jurisdiction or to qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

         (d) EXPENSES. Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses, accounting expenses, legal expenses and printing expenses incurred by it) in connection with each registration pursuant to Section 9(a) or

(b) and all other qualifications, notifications or exemptions pursuant to
Section 9(a) or (b); provided, however, that underwriting discounts and commissions relating to Option Shares, fees and disbursements of counsel to the Holder(s) of Option Shares being registered and any other expenses incurred by such Holder(s) in connection with any such registration shall be borne by such Holder(s)

         (e) Indemnification. In connection with any registration under Section 9(a) or (b), Issuer hereby indemnifies each Holder, and each underwriter thereof, including each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Holder, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such Holder or such underwriter, as the case may be, expressly fort such use.

         Promptly upon receipt by a party indemnified under this Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be I sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but, except to the extent of any actual prejudice to the indemnifying party, the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 9(e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it my wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

         If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of Issuer, the selling Holders and the underwriters in connection with the statement or omissions which results in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall the selling Holders be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(g) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Holder to indemnify shall be several and not joint with other Holders.

         In connection with any registration pursuant to Section 9(a) or (b) above, Issuer and each selling Holder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 9(e).

         (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Holder(s) in accordance with and to the extent permitted by any rule or regulation permitting nonregistered sales of securities promulgated by the Commission from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Holder with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

         (g) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save any Holder harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

         10. QUOTATION; LISTING. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on NASDAQ/NMS or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on NASDAQ/NMS or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

         11. DIVISION OF OPTION. Upon the occurrence of a Purchase Event or a Preliminary Purchase Event, this Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of the Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         12. LIMITATION OF GRANTEE PROFIT; MINIMUM PROFIT.


         (a) Notwithstanding any other provision herein, in no event shall Grantee's Total Profit (as defined below) exceed $11,000,000 (the "Maximum Profit") and, if it otherwise would exceed such amount, Grantee, at its sole discretion, shall either:

             (i) Reduce the number of Option Shares;

             (ii) Deliver to Issuer for cancellation shares of Issuer common stock (or other securities) into which such Option Shares are converted or exchanged;

             (iii) Pay cash to Issuer; or

             (iv) Any combination of the foregoing, so that Grantee's actually realized Total Profit shall not exceed the Maximum Profit after taking into account the foregoing actions.

         (b) If a Repurchase Event occurs, notwithstanding any other provision herein, in no event shall Grantee's Total Profit be less than $8,000,000 (the "Minimum Profit") and, if it otherwise would be less than such amount, Issuer shall pay cash to Grantee in an amount equal to the excess of Minimum Profit over Total Profit.

         (c) For purposes of this Agreement, "Total Profit" shall mean: The aggregate amount of (A) any excess of (x) the net cash amounts received by Grantee pursuant to a sale of Option Shares (or securities into which such shares are converted or exchanged) (including amounts paid to Grantee in respect of Option Shares repurchased by Issuer pursuant to Section 8) over (y) the Grantee's aggregate purchase price for such Option Shares (or other securities), plus (B) any amounts received by Grantee on the repurchase of the Option by Issuer pursuant to Section 8, plus (C) any cash previously paid by Grantee to Issuer pursuant to this Section 12 and the value of the Option Shares (or other securities) previously delivered by Grantee to Issuer for cancellation pursuant to this Section 12.

         (d) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of Grantee to receive, nor relieve Issuer's obligation to pay, the liquidated damages provided for in Section 10.3(b) of the Plan.

         13. MISCELLANEOUS.

         (a) EXPENSES. Except as otherwise provided in Section 9, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         (b) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision by written instrument signed by a duly authorized executive officer of such party. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         (c) ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; SEVERABILITY. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) and any transferee of the Option Shares or any permitted transferee of this Agreement pursuant to Section 13(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

         (d) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Ohio without regard to any applicable conflicts of law rules.

         (e) DESCRIPTIVE HEADINGS. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight mail service or mailed by registered or certified mail (return receipt requested) postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice).

         If to Grantee:

                                    UNB Corp..
                                    220 Market Avenue South
                                    Canton, Ohio  44701
                                    Attention:  Roger L. Mann

         With a required copy to:

                                    Ronald K. Bennington, Esq.
                                    Black, McCuskey, Souers & Arbaugh
                                    1000 United Bank Plaza
                                    220 Market Avenue South
                                    Canton, Ohio  44702-2116

         If to Issuer:

                                    BancFirst Ohio Corp.
                                    422 Main Street
                                    P.O. Box 4658
                                    Zanesville, OH 43702-4658
                                    Attention:  Gary Fields
                                    President and Chief Executive Officer
                                    Fax:  (740) 455-5705

         With a required copy to:

                                    Michael F. Sullivan
                                    Bricker & Eckler LLP
                                    100 South Third Street
                                    Columbus, Ohio 43215-4291
                                    Fax:  (614) 227-2390

         (g) COUNTERPARTS. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

         (h) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         (i) FURTHER ASSURANCES. In the event of any exercise of the Holder, Issuer and Holder shall execute and deliver all other and instruments and take all other action that may be reasonably in order to consummate the transactions provided for by such

         (j) SPECIFIC PERFORMANCE. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.


                                       ISSUER:

ATTEST:                                BANCFIRST OHIO CORP.


By: /s/ James H. Nicholson             By: /s/ Gary N. Fields
   -----------------------------          --------------------------------

Name:   James H. Nicholson             Name:   Gary N. Fields
     ---------------------------            ------------------------------

Title:  EVP & Secretary                Title: President & CEO
      --------------------------             -----------------------------



                                       GRANTEE:

ATTEST:                                UNB CORP.


By: /s/ James J. Pennetti              By: /s/ Roger L. Mann
   -----------------------------          --------------------------------

Name:   James J. Pennetti              Name:   Roger L. Mann
     ---------------------------            ------------------------------

Title:  EVP & CFO                      Title: Chairman & CEO
      --------------------------             -----------------------------

                                                                      Appendix C



                   [STIFEL, NICOLAUS & COMPANY, INCORPORATED]



November 28, 2001


Board of Directors
UNB Corp.
220 Market Avenue, South
Canton, OH 44702

Members of the Board:

You have requested our opinion as to the fairness from a financial point of view to the shareholders of UNB Corp. ("UNB") of the exchange ratio (the "Exchange Ratio") of 1.325 shares of common stock, without par value per share, of UNB (the "UNB Common Stock") to be exchanged for each share of common stock, without par value per share, of BancFirst Ohio Corp. ("BancFirst") pursuant to the terms of the Agreement of Merger and Plan of Reorganization by and between UNB and BancFirst, dated as of September 5, 2001 (the "Agreement"). The Agreement provides for the merger (the "Merger") of BancFirst with and into UNB, with UNB as the surviving corporation. For the purposes of our opinion, we have assumed that the Merger will be consummated pursuant to the terms of the Agreement and will constitute a tax-free reorganization.

Stifel, Nicolaus & Company, Incorporated ("Stifel"), as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We have been retained by UNB to render a fairness opinion to the Board in connection with the Agreement. We will receive a fee for our services under the terms of our engagement letter with UNB dated August 13, 2001, as previously provided to and approved by UNB's Board of Directors, a significant portion of which fees is contingent upon consummation of the transaction. However, the portion of such fees which is payable upon delivery of this opinion to UNB's Board of Directors is not contingent upon the approval or consummation of the transaction. In addition, UNB has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion and to reimburse us for our reasonable expenses incurred in connection with the performance of our services. In the ordinary course of its business, Stifel actively trades equity securities of UNB for its own account and for the accounts of its

Board of Directors - UNB Corp.
November 28, 2001
Page 2



customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Stifel may trade equity securities of BancFirst for the accounts of its customers.

In rendering our opinion, we have reviewed, among other things: the form of the Agreement; the financial statements of UNB and BancFirst included in their respective 10-Ks for the 5 years ended December 31, 2000 and their respective 10-Qs for the quarter ended September 30, 2001; and certain internal financial analyses and forecasts for UNB and BancFirst prepared by their respective management. We have conducted conversations with UNB's and BancFirst's senior management regarding their business plans and financial forecasts. We have also compared certain financial and securities data of UNB and BancFirst with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of UNB and BancFirst, reviewed the financial terms of certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We also took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the commercial banking industry generally.

In rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to us or that was otherwise reviewed by us and have not assumed any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to us (including without limitation, projected cost savings and operating synergies resulting from the Merger), we have assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of UNB and BancFirst as to the future operating and financial performance of UNB and BancFirst, that they would be realized in the amounts and time periods estimated and that they provided a reasonable basis upon which we could form our opinion. We assume no responsibility for, and express no view as to such financial forecasts or the assumptions on which they are based. We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either UNB or BancFirst since the date of the last financial statements made available to us. We have also assumed, without independent verification and with your consent, that the aggregate allowances for loan losses set forth in the financial statements of UNB and BancFirst are in the aggregate adequate to cover all such losses. We did not make or obtain any independent evaluation, appraisal or physical inspection of UNB's or BancFirst's assets or liabilities, the collateral securing any of such assets or liabilities, or the collectibility of any such assets nor did we review loan or credit files of UNB or BancFirst. We relied on advice of UNB's counsel and accountants as to certain legal and accounting matters with respect to UNB, the Agreement and the transactions and other matters contained or contemplated therein. We have assumed, with your consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the Merger will be satisfied and not waived.

Board of Directors - UNB Corp.
November 28, 2001
Page 3



Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. Our opinion is directed to the Board of Directors of UNB for its information and assistance in connection with its consideration of the financial terms of the Merger and does not in any manner address UNB's underlying business decision to proceed with or consummate the Merger. Furthermore, our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed transaction, nor have we expressed any opinion as to the prices at which any securities of UNB or BancFirst might trade in the future. Except as required by applicable law, including without limitation federal securities laws, our opinion may not be published or otherwise used or referred to, nor shall any public reference to Stifel be made, without our prior written consent.

Based upon the foregoing and such other factors as we deem relevant, we are of the opinion, as of the date hereof, that the Exchange Ratio pursuant to the Agreement is fair to the holders of UNB Common Stock from a financial point of view.

Very truly yours,


/s/ Stifel, Nicolaus  &  Company, Incorporated

STIFEL, NICOLAUS & COMPANY, INCORPORATED

                                                                     Appendix D

                       [Sandler O'Neill & Partners, L.P.]

November 28, 2001



Board of Directors
BancFirst Ohio Corp.
422 Main Street
Zanesville, OH 43702-4658


Ladies and Gentlemen:

         BancFirst Ohio Corp. ("BancFirst") and its wholly-owned subsidiary, The First National Bank of Zanesville, N.A., and UNB Corp. ("UNB") and its wholly-owned subsidiary, The United National Bank & Trust Company, have entered into an Agreement of Merger and Plan of Reorganization, dated as of September 5, 2001 (the "Agreement"), pursuant to which BancFirst will be merged with and into UNB (the "Merger"). Upon consummation of the Merger, each share of BancFirst common stock, no par value, issued and outstanding immediately prior to the Merger (the "BancFirst Shares"), other than certain shares specified in the Agreement, will be converted into 1.325 shares (the "Exchange Ratio") of UNB common stock, stated value $1.00 per share. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of BancFirst Shares.

         Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement and certain of the exhibits thereto; (ii) the Stock Option Agreements dated September 5, 2001 by and between BancFirst and UNB;
(iii) certain publicly available financial statements and other historical financial information of BancFirst that we deemed relevant; (iv) certain publicly available financial statements and other historical financial information of UNB that we deemed relevant; (v) projected earnings per share estimates for BancFirst for the years ending December 31, 2001 and 2002 provided by BancFirst, earnings per share estimates for BancFirst for the years ending December 31, 2001 and 2002 published by I/B/E/S and the views of senior management of BancFirst, based on limited discussions with members of senior management, regarding BancFirst's past and present business, financial condition, results of operations and future prospects; (vi) projected earnings per share estimates for UNB for the years ending December 31, 2001 and 2002 provided by UNB, earnings per share estimates for UNB for the years ending December 31, 2001 and 2002 published by I/B/E/S and the views of senior management of UNB,

Board of Directors
BancFirst Ohio Corp.
November 28, 2001
Page 2


based on limited discussions with members of senior management, regarding UNB's past and present business, financial condition, results of operations and future prospects; (vii) the pro forma financial impact of the Merger, based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings determined by senior managements of BancFirst and UNB; (viii) the relative contributions of assets, liabilities, equity and earnings of BancFirst and UNB to the resulting institution; (ix) the publicly reported historical price and trading activity for BancFirst's and UNB's common stock, including a comparison of certain financial and stock market information for BancFirst and UNB with similar publicly available information for certain other companies the securities of which are publicly traded; (x) the terms of certain recent business combinations in the financial institutions industry, particularly with respect to business combinations structured as "mergers of equals," to the extent publicly available; (xi) the current market environment generally and the banking environment in particular; and (xii) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. In connection with our engagement, we were not asked to, and did not, solicit indications of interest in a potential transaction from other third parties.

         In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by BancFirst or UNB or their respective representatives or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of management of BancFirst and UNB that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of BancFirst or UNB or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of BancFirst or UNB nor have we reviewed any individual credit files relating to BancFirst or UNB. We have assumed, with your consent, that the respective allowances for loan losses for both BancFirst and UNB are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. We are not accountants and have relied upon the reports of the independent accountants for each of BancFirst and UNB for the accuracy and completeness of the audited financial statements made available to us. With your consent, the earnings projections for BancFirst and UNB used by Sandler O'Neill in its analyses were based on earnings estimates provided to us by the respective managements of BancFirst and UNB. With respect to such estimates and with respect to the timing and amounts of all projected transaction costs, purchase accounting adjustments and expected cost savings reviewed with the managements of BancFirst and UNB and used by Sandler O'Neill in its analyses, Sandler O'Neill assumed, with your consent, that they reflected the

Board of Directors
BancFirst Ohio Corp.
November 28, 2001
Page 3


best currently available estimates and judgments of the respective managements of the respective future financial performances of BancFirst and UNB and that such performances will be achieved. We express no opinion as to such estimates or projections or the assumptions on which they are based. We have also assumed that there has been no material change in BancFirst's or UNB's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that BancFirst and UNB will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements, that the conditions precedent in the Agreement are not waived and that the Merger will be accounted for using the purchase method of accounting and will qualify as a tax-free reorganization for federal income tax purposes.

         Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of UNB's common stock will be when issued to BancFirst's shareholders pursuant to the Agreement or the prices at which BancFirst's or UNB's common stock will trade at any time.

         We have acted as BancFirst's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We have also received a fee for rendering this opinion. In the past, we have also provided certain other investment banking services for BancFirst and have received compensation for such services.

         In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to BancFirst and UNB. We may also actively trade the debt and/or equity securities of BancFirst and UNB for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

         Our opinion is directed to the Board of Directors of BancFirst in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of BancFirst as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger. Our opinion is directed only to the fairness of the Exchange Ratio to BancFirst shareholders from a financial point of view and does not address the underlying business decision of BancFirst to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for BancFirst or the effect of any other

Board of Directors
BancFirst Ohio Corp.
November 28, 2001
Page 4

transaction in which BancFirst might engage. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent consent; provided, however, that we hereby consent to the inclusion of this opinion as an appendix to the Joint Proxy Statement/Prospectus of BancFirst and UNB dated the date hereof and to the references to this opinion therein.

         Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Exchange Ratio is fair, from a financial point of view, to the holders of BancFirst Shares.


                                         Very truly yours,

                                         /s/ Sandler O'Neil & Partners, L.P.

                                                                 APPENDIX E

1701.85 QUALIFICATIONS OF AND PROCEDURES FOR DISSENTING SHAREHOLDERS


        (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

        (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

        (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

        (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

        (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court or good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a

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dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a compliant in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a compliant, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment.
The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the *28641 case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

    (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the
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directors or to the shareholders shall be excluded.

  (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

  (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

  (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

  (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

  (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

  (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

  (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.
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                                    UNB CORP.
                                 REVOCABLE PROXY

         The undersigned hereby appoints the Board of Directors of UNB Corp. as proxies to vote all shares of Common Stock of UNB Corp. which the undersigned is entitled to vote at the Special Meeting of Shareholders of UNB Corp. to be held on __________, 2002 and at any adjournments and postponements thereof, with all the powers the undersigned would possess if personally present, as follows:

1.       To adopt the merger agreement

         FOR                        AGAINST                   ABSTAIN
         [ ]                          [ ]                      [ ]

2. To vote, in their discretion, upon such other business as may properly come before the meeting, including adjournment of the meeting to permit further solicitation of proxies.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

                  (Continued, and to be signed on the other side)
         ----------------------------------------------------------------------
                  (Continued from other side)

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED.

         The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Joint Proxy Statement and Prospectus accompanying this proxy, and hereby revokes any proxy or proxies heretofore given.

         Please sign exactly as name(s) appears below: Date:
                                                            --------------------

                                    --------------------------------------------
                                    Signature

                                    --------------------------------------------
                                    Signature

                                    Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please add your full title to the signature. If a corporation or partnership, please sign in the corporation's or partnership's name by an authorized officer or partner.

                               PLEASE ACT PROMPTLY
                    SIGN, DATE AND MAIL YOUR PROXY CARD TODAY
                           USING THE ENCLOSED ENVELOPE

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                              BANCFIRST OHIO CORP.
                                 REVOCABLE PROXY

         The undersigned hereby appoints Edward N. Cohn and James H. Nicholson, and each of them with full power of substitution as proxies to vote all shares of Common Stock of BancFirst Ohio Corp. which the undersigned is entitled to vote at the Special Meeting of Shareholders of BancFirst Ohio Corp. to be held on January 15, 2002 and at any adjournments and postponements thereof, with all the powers the undersigned would possess if personally present, as follows:

1.       To adopt the merger agreement

         FOR                        AGAINST                   ABSTAIN
         [ ]                          [ ]                      [ ]

2. To vote, in their discretion, upon such other business as may properly come before the meeting, and any adjournment thereof, including adjournment of the meeting to permit further solicitation of proxies.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

                  (Continued, and to be signed on the other side)
         ---------------------------------------------------------------------
                  (Continued from other side)

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED.

         The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Joint Proxy Statement and Prospectus accompanying this proxy, and hereby revokes any proxy or proxies heretofore given.

         Please sign exactly as name(s) appears below: Date:
                                                            --------------------

                                    --------------------------------------------
                                    Signature

                                    --------------------------------------------
                                    Signature

                                    Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please add your full title to the signature. If a corporation or partnership, please sign in the corporation's or partnership's name by an authorized officer or partner.

                               PLEASE ACT PROMPTLY
                    SIGN, DATE AND MAIL YOUR PROXY CARD TODAY
                           USING THE ENCLOSED ENVELOPE